Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

AND REORGANIZATION

among:

CEMPRA, INC.,

a Delaware corporation;

CASTLE ACQUISITION CORP.,

a Delaware corporation; and

MELINTA THERAPEUTICS, INC.,

a Delaware corporation

Dated as of August 8, 2017

Section 10.11	Other Remedies; Specific Performance	78
Section 10.12	Press Releases and Communications	78
Section 10.13	No Recourse	79
Section 10.14	Privilege	79
Section 10.15	Construction	79

EXHIBITS AND SCHEDULES

Exhibit A	Certain Definitions
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Amended and Restated Certificate of Incorporation of the Surviving Corporation
Exhibit D	Company Stockholder Written Consent
Exhibit E	Company Officer’s Certificate
Exhibit F	Castle Officer’s Certificate
Exhibit G	Amended and Restated Certificate of Incorporation of Castle
Exhibit H	Amended and Restated Bylaws of the Surviving Company
Exhibit I	Amended and Restated Bylaws of Castle
Exhibit J	Consent and Waiver Agreement

Company Disclosure Schedule

Castle Disclosure Schedule

Schedule A-1	Castle Key Stockholders
Schedule A-2	Company Key Stockholders
Schedule B-1	Castle Voting and Lock-Up Agreement
Schedule B-2	Company Voting and Lock-Up Agreement
Schedule C-1	Directors of Castle
Schedule C-2	Committees of the Board of Directors of Castle
Schedule D	Unaccredited Company Stockholders
Schedule E	Company Bridge Notes

v

INDEX OF DEFINED TERMS

Acquisition Inquiry	A-1
Acquisition Proposal	A-1
Acquisition Transaction	A-1
Agreement	1
Anticipated Closing Date	65
Antitrust Laws	59
Antitrust Proceedings	59
Bridge Notes	A-1
Business Day	A-1
Castle	1
Castle Associate	A-1
Castle Board Recommendation	57
Castle Cash Balance	A-1
Castle Cash Dispute Notice	65
Castle Cash Response Date	65
Castle Common Stock	A-2
Castle Contract	A-2
Castle Disclosure Schedule	28
Castle Employee Plan	41
Castle Funded Indebtedness	A-2
Castle Intellectual Property	34
Castle IP Rights	A-2
Castle Material Adverse Effect	A-2
Castle Material Contract	37
Castle Net Cash Calculation	65
Castle Officer’s Certificate	64
Castle Options	A-3
Castle Preferred Stock	A-3
Castle RSU	A-3
Castle SEC Documents	31
Castle Stock Plans	30
Castle Stockholder Approval	46
Castle Stockholders’ Meeting	57
Castle Tax Opinion	64
Castle Third Party Intellectual Property	34
Castle Transaction Expenses	A-3
Castle Triggering Event	A-3
Castle Voting and Lock-Up Agreements	2
Castle Warrants	A-3
Certifications	31
Closing	2
Closing Date	2
COBRA	A-3
Code	A-3
Communications Plan	78

Company	1
Company Associate	A-4
Company Board Recommendation	57
Company Capital Stock	A-4
Company Common Stock	A-4
Company Contract	A-4
Company Disclosure Schedule	8
Company Employee Plan	22
Company Financials	11
Company Intellectual Property	14
Company IP Rights	A-4
Company Loan Agreement	67
Company Material Adverse Effect	A-4
Company Material Contract	17
Company Most Recent Balance Sheet	11
Company Officer’s Certificate	64
Company Options	A-5
Company Preferred Stock	A-5
Company Products	18
Company Public Company Financials	A-5
Company Stock Certificate	5
Company Stock Option Plans	10
Company Stockholder Approval	27
Company Stockholder Written Consent	56
Company Tax Opinion	65
Company Third Party Intellectual Property	15
Company Transaction Expenses	A-5
Company Triggering Event	A-5
Company Voting and Lock-Up Agreements	2
Company Warrants	A-5
Confidentiality Agreement	A-5
Consent	A-5
Contemplated Transactions	A-5
Contract	A-5
Credit Facility	67
D&O Indemnified Parties	62
DGCL	A-6
Dissenting Shares	7
Effect	A-2
Effective Time	3
Encumbrance	A-6
Entity	A-6
Environmental Law	A-6

ERISA	A-6
ERISA Affiliate	A-6
Excess Shares	5
Exchange Act	A-6
Exchange Agent	6
Exchange Fund	6
Exchange Ratio	A-6
Exchange Ratio Calculation Spreadsheet	A-6
Existing Castle D&O Policies	45
Existing Company D&O Policies	26
FDA	18
GAAP	11
Governmental Authority	A-6
Governmental Authorization	A-6
Governmental Body	A-7
Grant Date	23
Hazardous Materials	A-7
HSR Act	59
Intellectual Property	A-7
IRS	A-7
Key Employee	A-7
Knowledge	A-7
Legal Proceeding	A-7
Legal Requirement	A-7
Liability	18
Liens	27
Merger	1
Merger Shares	A-8
Merger Sub	1
Multiemployer Plan	A-8
Multiple Employer Plan	A-8
Non-Recourse Party	A-8

Ordinary Course of Business	A-8
Parties	A-8
Party	A-8
Person	A-8
Pre-Closing Period	48
Proxy Statement	A-8
Registration Rights Agreement	A-8
Representatives	A-8
Required Castle Stockholder Vote	46
Required Company Stockholder Vote	27
Reviewing Accounting Firm	66
Sarbanes-Oxley Act	A-8
SEC	A-8
Section 16	68
Securities Act	A-8
Selection Committee	67
Series 1 Preferred Stock	A-9
Series 2 Preferred Stock	A-9
Series 3 Preferred Stock	A-9
Series 4 Preferred Stock	A-9
Shareholder	A-9
Subsidiary	A-9
Successor CEO	68
Superior Offer	A-9
Surviving Corporation	2
Tax	A-10
Tax Return	A-10
Transfer Taxes	65
Treasury Regulations	A-10
Vatera	79
WARN Act	24
WF&G	79

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Agreement And Plan Of Merger And Reorganization (this “Agreement”) is entered into as of August 8, 2017, among Cempra, Inc., a Delaware corporation (“Castle”), Castle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Castle (“Merger Sub”), and Melinta Therapeutics, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

(A)	Castle and the Company intend to merge Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Castle.

(B)	For U.S. federal income tax purposes, Castle, Merger Sub and the Company intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, that this Agreement will constitute a “plan of reorganization” within the meaning of Treasury Regulations section 1.368-2(g), and that Castle, Merger Sub and the Company will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

(C)	The Board of Directors of Castle (i) has determined that the Merger is advisable, fair to, and in the best interests of, Castle and its stockholders, (ii) has approved this Agreement, the Merger, the issuance of shares of Castle Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and the other actions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has determined to recommend that the stockholders of Castle vote to approve the issuance of shares of Castle Common Stock to the stockholders of the Company pursuant to the terms of this Agreement, and such other actions as contemplated by this Agreement.

(D)	The Board of Directors of Merger Sub (i) has determined that the Merger is advisable, fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) has approved this Agreement, the Merger and the other actions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has determined to recommend the approval and adoption of this Agreement and the approval of the Merger to Castle as the sole stockholder of Merger Sub.

(E)	The Board of Directors of the Company (i) has determined that the Merger is advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, the Merger and the other actions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has approved and determined to recommend the approval and adoption of this Agreement and the approval of the Merger to the stockholders of the Company.

(F)	In order to induce the Company to enter into this Agreement and to cause the Merger to be consummated, certain officers, directors and stockholders of Castle listed

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on Schedule A-1 hereto, are executing voting and lock-up agreements in favor of the Company concurrently with the execution and delivery of this Agreement in substantially the form attached hereto as Schedule B-1 (the “Castle Voting and Lock-Up Agreements”).

(G)	In order to induce Castle and Merger Sub to enter into this Agreement and to cause the Merger to be consummated, certain officers, directors and stockholders of the Company listed on Schedule A-2 hereto, are executing voting and lock-up agreements in favor of Castle concurrently with the execution and delivery of this Agreement in substantially the form attached hereto as Schedule B-2 (the “Company Voting and Lock-Up Agreements”).

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

ARTICLE I

DESCRIPTION OF TRANSACTION

Section 1.1 Structure of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly-owned subsidiary of Castle.

Section 1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1 of this Agreement, and subject to the satisfaction or waiver of the conditions set forth in Articles VI, VII and VIII of this Agreement, the consummation of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 500 Boylston Street, Boston, Massachusetts 02116, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last of the conditions set forth in Articles VI, VII and VIII to be satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Castle and the Company may mutually agree in writing, provided that if all the conditions set forth in Articles VI, VII and VIII shall not have been satisfied or waived on such second Business Day, then the Closing shall take place on the first subsequent Business Day on which all such conditions shall have been satisfied or waived. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a Certificate of Merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in a form reasonably acceptable to Castle and the Company. The

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Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger as mutually agreed between Castle and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

Section 1.4 Certificate of Incorporation and Bylaws; Directors and Officers.

(a) At the Effective Time,

(i) the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth on Exhibit C, until thereafter amended as provided by the DGCL and such Certificate of Incorporation;

(ii) the Certificate of Incorporation of Castle shall be amended in its entirety to read as set forth on Exhibit G (which shall provide for, among other things, the changing of the name of Castle to “Melinta Therapeutics, Inc.”) (the “Amended and Restated Castle Certificate of Incorporation”), until thereafter amended as provided by the DGCL and such Certificate of Incorporation;

(iii) the bylaws of the Surviving Corporation shall be amended and restated in its entirety to read as set forth on Exhibit H, until thereafter amended as provided by the DGCL and such bylaws; and

(iv) the bylaws of Castle shall be amended and restated in its entirety to read as set forth on Exhibit I, until thereafter amended as provided by the DGCL and such bylaws.

(b) Prior to the Closing, but to be effective at the Closing, the Board of Directors of Castle shall (i) increase the size of the Board of Directors of Castle to nine (9) directors, (ii) take such action (including securing resignations of the existing members of the Board of Directors other than those designated by Castle as set forth in Schedule C-1 hereto) necessary to cause the Board of Directors of Castle to be constituted as set forth on Schedule C-1 hereto and (iii) secure the resignations of the existing members of the committees of the Board of Directors of Castle. Promptly following the Closing, the Board of Directors of Castle, as re-constituted in accordance with this Section 1.4(b), shall take such action necessary to cause the committees of the Board of Directors of Castle to be constituted as set forth on Schedule C-2 hereto.

(c) Immediately after the Effective Time, Castle shall terminate the employment of its Chief Executive Officer as an officer of Castle and its subsidiaries, to be replaced by the Successor CEO (or Interim CEO, as applicable) in accordance with Section 5.17.

(d) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. If requested by the Company, the directors of the Surviving Corporation shall be the same as the directors of Castle as re-constituted immediately after the Effective Time.

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(e) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until their respective successors are duly appointed.

Section 1.5 Conversion of Shares and Issuance of Warrants.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Castle, Merger Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock or Company Preferred Stock held as treasury stock or held or owned by the Company, Merger Sub or any Subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.5(c), each share of Company Common Stock outstanding immediately prior to the Effective Time, including shares of Company Common Stock issued upon the conversions contemplated by Section 5.12 (excluding shares to be canceled pursuant to Section 1.5(a)(i) and excluding Dissenting Shares), shall be converted solely into the right to receive a number of shares of Castle Common Stock equal to the Exchange Ratio; provided, however, that notwithstanding anything to the contrary herein, each stockholder of the Company set forth on Schedule D hereto shall, in lieu of such portion of the Merger Shares that such stockholder would otherwise be entitled to receive under this Section 1.5(a)(ii), be paid a cash payment per share equal to the product obtained by multiplying the closing price of Castle Common Stock on the NASDAQ Global Market on the Closing Date by the Exchange Ratio.

(b) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or the risk of forfeiture under any applicable restricted stock purchase agreement or other agreement with the Company (other than those shares (if any) which, as a result of the Merger, shall, by the terms of the agreements applicable thereto, vest or for which any such repurchase options or other such restrictions or risks of forfeiture shall lapse), then the shares of Castle Common Stock issued in exchange for such shares of Company Common Stock will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and the book-entry entitlements representing such shares of Castle Common Stock shall accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Castle is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement in accordance with its terms.

(c) No fractional shares of Castle Common Stock shall be issued in connection with the Merger as a result of the conversion provided for in Section 1.5(a)(ii), and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Castle Common Stock (after aggregating all fractional shares of Castle Common Stock issuable to such holder) shall, in lieu thereof and upon surrender of such holder’s Company Stock Certificate(s) (as defined in Section 1.6),

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be entitled to receive, from the Exchange Agent (as defined in Section 1.7(a)) in accordance with the provisions of this Section 1.5, a cash payment (rounded to the nearest whole cent) representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by any fees of the Exchange Agent attributable to such sale) in one or more transactions, of the number of shares of Castle Common Stock equal to the excess of (i) the aggregate number of shares of Castle Common Stock to be delivered to the Exchange Agent by Castle pursuant to Section 1.7(a) over (ii) the aggregate number of whole shares of Castle Common Stock to be distributed to holders of Company Stock Certificates pursuant to Section 1.7(b) (such excess being the “Excess Shares”). The Parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Castle that would otherwise be caused by the issuance of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of shares of Castle Common Stock that would otherwise receive fractional shares, shall sell the Excess Shares at then prevailing prices on the NASDAQ Global Market (or such other NASDAQ market on which the Castle Common Stock then trades).

(d) All Company Options outstanding immediately prior to the Effective Time under the Company Stock Option Plans and all Company Warrants outstanding immediately prior to the Effective Time shall be exchanged for options to purchase Castle Common Stock or warrants to purchase Castle Common Stock, as applicable, in accordance with Section 5.5(a).

(e) Each share of Common Stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

Section 1.6 Closing of the Company’s Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock or Company Preferred Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent (as defined in Section 1.7(a)) or to the Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.5 and Section 1.7.

Section 1.7 Surrender of Certificates.

(a) Prior to the Closing Date, Castle and the Company shall agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At or promptly following the Effective Time, Castle shall deposit with or otherwise make available to the Exchange Agent in trust for the benefit of the holders of Company Common Stock (i) the Merger Shares issuable pursuant to Section 1.5 and (ii) cash

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sufficient to make the payments described in Section 1.5(a)(ii), in exchange for the outstanding shares of Company Common Stock pursuant to this Section 1.7. The shares of Castle Common Stock and any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

(b) Promptly, and in any event within three Business Days, after the Effective Time, the Parties shall cause the Exchange Agent to mail to Persons who were holders of record of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Castle may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for effecting the surrender of Company Stock Certificates (or affidavits of loss in lieu thereof) in exchange for shares of Castle Common Stock in uncertificated book-entry form (or, in the case of the stockholders of the Company set forth on Schedule D hereto, cash). Upon valid surrender of a Company Stock Certificate (or an affidavit of loss in lieu thereof) to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Castle: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor shares of Castle Common Stock in uncertificated book-entry form representing the number of whole shares of Castle Common Stock that such holder has the right to receive (and cash in lieu of any fractional share of Castle Common Stock) pursuant to the provisions of Section 1.5; and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Castle Common Stock (and cash in lieu of any fractional share of Castle Common Stock). If any Company Stock Certificate shall have been lost, stolen or destroyed, Castle may, in its discretion and as a condition precedent to the delivery of any shares of Castle Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an applicable affidavit with respect to such Company Stock Certificate in a form reasonably satisfactory to Castle and the Exchange Agent and post a bond indemnifying Castle against any claim suffered by Castle related to the lost, stolen or destroyed Company Stock Certificate or any Castle Common Stock issued in exchange therefor as Castle may reasonably request.

(c) No dividends or other distributions declared or made with respect to Castle Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Castle Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate (or complies with the lost stock certificate provisions) in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

(d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Closing Date shall be delivered to Castle upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter

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look only to Castle for satisfaction of their claims for Castle Common Stock, cash in lieu of fractional shares of Castle Common Stock and any dividends or distributions with respect to shares of Castle Common Stock.

(e) Each of Castle, Merger Sub, the Company, the Surviving Corporation and the Exchange Agent (without duplication) shall be entitled to deduct and withhold, from any consideration payable or otherwise deliverable under this Agreement to any holder of record of any Company Capital Stock immediately prior to the Effective Time or any other Person who is entitled to receive merger consideration pursuant to this Article I, such amounts as are reasonably determined to be required to be withheld or deducted under the Code or any other state, local or foreign Tax Legal Requirement with respect to the making of such payment and shall be entitled to request any reasonably appropriate Tax forms, including Form W-9 (or the appropriate Form W-8, as applicable) from any recipient of merger consideration hereunder. To the extent that amounts are so withheld or deducted, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Person(s) to whom such amounts would otherwise have been paid.

(f) No Party shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any shares of Castle Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

Section 1.8 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the per share amount of the merger consideration described in Section 1.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the DGCL shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the per share amount of the merger consideration attributable to such Dissenting Shares upon their surrender in the manner provided in Section 1.5.

(b) The Company shall give Castle prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands.

Section 1.9 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry

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out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of each of the Surviving Corporation and Castle shall be fully authorized, and shall use their commercially reasonable efforts (in the name of the Company, in the name of Merger Sub and otherwise) to take such action.

Section 1.10 Tax Consequences. For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Castle and Merger Sub as follows, except as set forth in the written disclosure schedule delivered by the Company to Castle (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in parts and subparts corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any part or subpart of the Company Disclosure Schedule shall qualify other sections and subsections in this Article II to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Company Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect, or is outside the Ordinary Course of Business.

Section 2.1 Subsidiaries; Due Organization; Etc.

(a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a) of the Company Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Company Disclosure Schedule. The Company has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, lease, license and use its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

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(c) The Company and each Subsidiary of the Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 2.2 Certificate of Incorporation; Bylaws; Charters and Codes of Conduct. The Company has delivered to Castle accurate and complete copies of the charter, bylaws and other organizational documents, including all currently effective amendments thereto, for the Company and each of its Subsidiaries. The Company has delivered to Castle accurate and complete copies of: (a) any committee charters of the Company’s and its Subsidiaries’ boards of directors; and (b) any code of conduct or similar policy adopted by the Company, Subsidiaries of the Company, or by their respective boards of directors, or any committees of their respective boards of directors. Neither the Company nor any Subsidiary of the Company has taken any action in breach or violation of any of the provisions of its charter, bylaws or other organizational documents nor is in breach or violation of any of the material provisions of their respective charters, bylaws or other organizational documents, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.3 Capitalization, Etc.

(a) As of the date hereof, the authorized capital stock of the Company consists of 350,000,000 shares of Company Common Stock and 256,369,840 shares of Company Preferred Stock; 9,363,187 shares of Company Preferred Stock have been designated Series 1 Preferred Stock, 20,781,845 shares of Company Preferred Stock have been designated as Series 2-A(1) Preferred Stock, 5,107,484 shares of Company Preferred Stock have been designated as Series 2-A(2) Preferred Stock, 27,709,127 shares of Company Preferred Stock have been designated as Series 2-B(1) Preferred Stock, 39,919,846 shares of Company Preferred Stock have been designated as Series 2-B(2) Preferred Stock, 80,225,978 shares of Company Preferred Stock have been designated as Series 3 Preferred Stock, 5,262,373 shares of Company Preferred Stock have been designated as Series 3-B Preferred Stock and 68,000,000 shares of Company Preferred Stock have been designated as Series 4 Preferred Stock. As of the date hereof, there are 1,291,526 shares of Company Common Stock validly issued and outstanding, 9,090,635 shares of Series 1 Preferred Stock validly issued and outstanding, 20,781,845 shares of Series 2-A(1) Preferred Stock validly issued and outstanding, 4,677,457 shares of Series 2-A(2) Preferred Stock validly issued and outstanding, 27,709,127 shares of Series 2-B(1) Preferred Stock validly issued and outstanding, 39,346,310 shares of Series 2-B(2) Preferred Stock validly issued and outstanding, 78,843,653 shares of Series 3 Preferred Stock validly issued and outstanding, 5,262,373 shares of Series 3-B Preferred Stock validly issued and outstanding and 67,603,974 shares of Series 4 Preferred Stock validly issued and outstanding. The Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

(b) None of the outstanding shares of Company Common Stock or Company Preferred Stock is entitled or subject to any preemptive right, right of participation, right of

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maintenance or any similar right and none of the outstanding shares of Company Common Stock or Company Preferred Stock is subject to any right of first refusal in favor of the Company. Except as contemplated herein, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. The Company is not under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Part 2.3(b) of the Company Disclosure Schedule accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options) and Company Preferred Stock, and specifies, with respect to such repurchase rights, each holder of Company Common Stock or Company Preferred Stock, the date of purchase of such Company Common Stock or Company Preferred Stock, the number of shares of Company Common Stock or Company Preferred Stock subject to such repurchase rights, the purchase price paid by such holder, the vesting schedule under which such repurchase rights lapse, and whether the holder of such Company Common Stock or Company Preferred Stock filed an election under Section 83(b) of the Code with respect to such Company Common Stock or Company Preferred Stock within 30 days of purchase. Part 2.3(b) of the Company Disclosure Schedule sets forth the number of shares of Company Common Stock received upon the conversion of one share of Company Preferred Stock.

(c) Except for the Company stock option plans identified in Part 2.3(c) of the Company Disclosure Schedule (the “Company Stock Option Plans”), the Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity or equity-based compensation for any Person. Part 2.3(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionholder; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted; (v) the applicable vesting schedule, including the number of vested and unvested shares; (vi) the date on which such Company Option expires; and (vii) whether such Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Castle accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. The Company has provided Castle with copies of any valuation reports, to the extent obtained, utilized for determining the exercise price of each Company Option for purposes of demonstrating compliance with Section 409A of the Code.

(d) Part 2.3(d) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the warrantholder; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted; and (v) the date on which such Company Warrant expires. The Company has delivered to Castle accurate and complete copies of all Company Warrants.

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(e) Except for the outstanding Company Options, Company Warrants, the Bridge Notes or as set forth on Part 2.3(e) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.

(f) All outstanding shares of Company Common Stock, Company Preferred Stock, options, warrants and other securities of the Company have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

Section 2.4 Financial Statements.

(a) Part 2.4(a) of the Company Disclosure Schedule includes true and complete copies of (i) the Company’s audited consolidated balance sheet at December 31, 2016, and the Company’s audited statements of operations, cash flow and shareholders’ equity for the years ended December 31, 2016, 2015 and 2014 and the notes thereto and (ii) the Company’s unaudited consolidated balance sheet as of June 30, 2017 (the “Company Most Recent Balance Sheet”), together with the related unaudited statements of operations, cash flow and shareholders’ equity for the three and six month periods then ended, and any notes thereto (collectively, the “Company Financials”). The Company Financials (and when delivered, the Company Public Company Financials) (i) were (or in the case of the Company Public Company Financials, will have been) prepared in accordance with United States general accepted accounting principles (“GAAP”) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (ii) fairly present the financial condition and operating results of the Company as of the dates and for the periods indicated therein.

(b) The Company and each Subsidiary of the Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each Subsidiary of the Company maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

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(c) Since January 1, 2014, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(d) As of July 31, 2017, the cash and cash equivalents of the Company were $15,700,733 and the indebtedness for borrowed money (including accrued interest) of the Company was $30,233,750, excluding convertible promissory notes (including accrued interest) of $72,240,704.

Section 2.5 Absence of Changes. Except as set forth on Part 2.5 of the Company Disclosure Schedule, since December 31, 2016, there has not been any Company Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. After December 31, 2016 and on or before the date hereof:

(a) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets or business of the Company or any Subsidiary of the Company (whether or not covered by insurance);

(b) neither the Company nor any Subsidiary of the Company has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, other than from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of services to the Company or any of its Subsidiaries;

(c) neither the Company nor any Subsidiary of the Company has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options or the conversions contemplated by Section 5.12); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(c) of the Company Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security except for the repurchase or reacquisition of shares pursuant to the Company’s rights arising upon an individual’s termination as an employee, director or consultant;

(d) there has been no amendment to the charter, bylaws or other organizational documents of the Company or any Subsidiary of the Company and neither the Company nor any Subsidiary of the Company has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(e) neither the Company nor any Subsidiary of the Company has amended or waived any of its rights under, or exercised its discretion to permit the acceleration of vesting under any

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provision of: (i) any Company Stock Option Plan; (ii) any Company Option or any Contract evidencing or relating to any Company Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(f) neither the Company nor any Subsidiary of the Company has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(g) neither the Company nor any Subsidiary of the Company has: (i) lent money to any Person; (ii) incurred or guaranteed any indebtedness; (iii) issued or sold any debt securities or options, warrants, calls or other rights to acquire any debt securities; (iv) guaranteed any debt securities of others; or (v) made capital expenditures or commitments in excess of $100,000 individually or $250,000 in the aggregate;

(h) neither the Company nor any Subsidiary of the Company has changed any of its accounting methods, principles or practices;

(i) neither the Company nor any Subsidiary of the Company has made, changed or revoked any material Tax election, filed any material amendment to any Tax Return, adopted or changed any accounting method in respect of Taxes, changed any annual Tax accounting period, entered into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, entered into any closing agreement with respect to any Tax, settled or compromised any claim, notice, audit report or assessment in respect of material Taxes, applied for or entered into any ruling from any Tax authority with respect to Taxes, surrendered any right to claim a material Tax refund, or consented to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(j) neither the Company nor any Subsidiary of the Company has commenced or settled any Legal Proceeding;

(k) neither the Company nor any Subsidiary of the Company has entered into any material transaction outside the Ordinary Course of Business;

(l) neither the Company nor any Subsidiary of the Company has acquired any material assets nor sold, leased, licensed or otherwise irrevocably disposed of any of its material assets or properties, including material Intellectual Property, nor has any Encumbrance been granted with respect to such assets or properties, except for Encumbrances of immaterial assets in the Ordinary Course of Business;

(m) there has been no entry into, amendment or termination of any Company Material Contract; and

(n) neither the Company nor any Subsidiary of the Company has negotiated, agreed or committed to take any of the actions referred to in clauses “(b)” through “(m)” above (other than negotiations between the Parties to enter into this Agreement).

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Section 2.6 Title to Assets. The Company and each Subsidiary of the Company owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it. All of said assets are owned by the Company or a Subsidiary of the Company free and clear of any Encumbrances, except for: (a) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company’s audited consolidated balance sheet at December 31, 2016; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company and its Subsidiaries taken as a whole; and (c) liens described in Part 2.6 of the Company Disclosure Schedule. No affiliate of the Company has title to or any right to any asset, equipment or right used by the Company or any of its Subsidiaries in its business or operations.

Section 2.7 Real Property; Leasehold. Neither the Company nor any Subsidiary of the Company owns any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.7 of the Company Disclosure Schedule (a) which are in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (b) in respect of which the Company or such applicable Subsidiary is not in default.

Section 2.8 Intellectual Property.

(a) To the Company’s Knowledge, the Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all material Intellectual Property used in or necessary to conduct the business of the Company and its Subsidiaries as currently conducted (in each case excluding generally commercially available, off-the-shelf software programs).

(b) The execution and delivery of this Agreement by the Company and the Closing will not result in the breach of or loss of rights under, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by and material to the Company or any Subsidiary of the Company (the “Company Intellectual Property”) that conveys an exclusive license or is otherwise material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted or (ii) any license, sublicense or other agreement to which the Company or any Subsidiary of the Company is a party and pursuant to which the Company or any Subsidiary of the Company is authorized to use any third party’s Intellectual Property on an exclusive basis or that is otherwise material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, excluding generally commercially available, off-the-shelf software programs (the “Company Third Party Intellectual Property”). The execution and delivery of this Agreement by the Company and the Closing will not, as a result of any Company Contract, result in Castle, the Company or its Subsidiaries granting to any third party any rights or licenses to any Intellectual Property or the release or disclosure of any trade secrets that would not have been granted or released absent such execution or consummation.

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(c) Part 2.8(c)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all material U.S. and foreign issued patents and pending patent applications and registered trademarks, service marks, copyrights and domain names owned or co-owned by the Company or any Subsidiary of the Company. Part 2.8(c)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all material U.S. and foreign issued patents and pending patent applications and registered trademarks, service marks, copyrights and domain names material to the business of the Company and its Subsidiaries as currently conducted, licensed to the Company or any Subsidiary of the Company. Subject to the limitations therein, Parts 2.9(j) and (k) of the Company Disclosure Schedule set forth complete and accurate lists of licenses in respect of Company Third Party Intellectual Property and Company Intellectual Property, respectively.

(d) All items of Intellectual Property set forth in Part 2.8(c)(i) of the Company Disclosure Schedule are subsisting and have not expired or been cancelled, all maintenance and renewal fees necessary to preserve such rights have been paid, and to the Company’s Knowledge, all such rights are valid and enforceable. To the Company’s Knowledge all items of Intellectual Property set forth in Part 2.8(c)(ii) of the Company Disclosure Schedule are subsisting and have not expired or been cancelled, all maintenance and renewal fees necessary to preserve such rights have been paid, and all such rights are valid and enforceable. To the Company’s Knowledge, the Company and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of the Company Intellectual Property of a nature that the Company intends to keep confidential. To the Company’s Knowledge, no third party is infringing, violating or misappropriating any of the Company Intellectual Property, except for infringements, violations or misappropriations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

(e) To the Company’s Knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate, conflict with or constitute a misappropriation of any Intellectual Property of any third party. Since January 1, 2014, neither the Company nor any Subsidiary of the Company has received any written claim or notice alleging any such infringement, violation or misappropriation.

(f) All former and current employees, consultants and contractors of the Company or its Subsidiaries who contribute or have contributed to the creation of any Company Intellectual Property have executed written instruments that assign to the Company or the relevant Subsidiary all right, title and interest in and to any such Company Intellectual Property, subject to any retained rights therein or encumbrances thereon set forth in any applicable Company Contracts under which such Company Intellectual Property was created.

(g) The Company’s and each of its Subsidiaries’ collection, storage, use and dissemination of personally identifiable information is and since January 1, 2014, has been in compliance in all material respects with all applicable Legal Requirements, including laws relating to privacy, data security and data protection, and all applicable privacy policies and terms of use or other contractual obligations applicable thereto. Since January 1, 2014, there have been no written allegations or claims received by the Company or any Subsidiary of the Company from any Governmental Body or any person of a breach of any such laws, policies or obligations. To the Company’s Knowledge, since January 1, 2014, there have been no material losses or thefts of any such information.

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Section 2.9 Agreements, Contracts and Commitments. Part 2.9 of the Company Disclosure Schedule identifies, except for Company Contracts set forth in Part 2.13 of the Company Disclosure Schedule:

(a) each Company Contract relating to the retention of, or the performance of services by, any individual consultant or individual independent contractor, not terminable by the Company or its Subsidiaries on 90 or fewer days’ notice without liability;

(b) each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business other than indemnification agreements between the Company, its Subsidiaries or any of its or their officers or directors;

(c) each Company Contract containing (i) any covenant limiting the freedom of the Company, its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person or (ii) any exclusivity provisions binding on the Company or its applicable Subsidiary;

(d) each Company Contract relating to capital expenditures and involving obligations by the Company or its Subsidiaries after the date of this Agreement in excess of $100,000 and not cancelable without penalty;

(e) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(f) each Company Contract relating to the borrowing of money or extension of credit in excess of $150,000 or creating any material Encumbrances with respect to any assets of the Company or any Subsidiary of the Company or any loans or debt obligations with officers or directors of the Company;

(g) each Company Contract involving payment or receipt by the Company or any of its Subsidiaries in excess of $150,000 in the aggregate relating to (i) any distribution agreement or (ii) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company;

(h) each Company Contract involving (i) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, partnership, development or other agreement under which the Company or its Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company or its Subsidiaries has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company or such Subsidiary of the Company or (ii) any Contract to license any third party to manufacture or produce any Company product, service or technology or any Contract to sell or commercialize any Company products or service except agreements with sales representatives in the Ordinary Course of Business;

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(i) each Company Contract with any Person, including without limitation any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Contemplated Transactions;

(j) each Company Contract under which the Company or any of its Subsidiaries is a licensee of or is otherwise granted by a third party any rights to use any Company Third Party Intellectual Property (other than (i) non-exclusive licenses of commercially available software with an annual license fee of less than $25,000 for each such agreement and (ii) agreements in which grants of rights to Intellectual Property are incidental and not material to such agreements);

(k) each Company Contract under which the Company or any of its Subsidiaries is a licensor or otherwise grants to a third party any rights to use any Company Intellectual Property (other than agreements in which grants of rights to Intellectual Property are incidental and not material to such agreements); or

(l) any other Company Contract (i) which involves payment or receipt by the Company or its Subsidiaries under any such Contract of $250,000 or more in the aggregate or obligations after the date of this Agreement in excess of $250,000 in the aggregate or (ii) that is material to the business or operations of the Company and its Subsidiaries.

The Company has delivered to Castle accurate and complete (except for applicable redactions thereto) copies of all Company Material Contracts (as defined below), including all amendments thereto. There are no Company Material Contracts that are not in written form. Neither the Company nor any Subsidiary of the Company has, nor to the Company’s Knowledge, has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the Contracts to which the Company or its Subsidiaries is a party or by which it is bound of the type described in clauses (a) through (l) above or any Company Contract listed in Part 2.13 of the Company Disclosure Schedule (any such Contract, a “Company Material Contract”) in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages, in each case which has had or would reasonably be expected to have a Company Material Adverse Effect. As to the Company and its Subsidiaries, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has not received any written notice of termination or cancellation under any Company Material Contract.

Section 2.10 Liabilities. As of the date hereof, neither the Company nor any Subsidiary of the Company has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), individually or in the aggregate, except for: (a) Liabilities identified as such in the “liabilities” column of the Company Most Recent Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by the Company or its Subsidiaries since the date of the Company Most Recent Balance Sheet in the Ordinary Course

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of Business and which are not in excess of $250,000 in the aggregate; (c) Liabilities for performance of obligations of the Company or any Subsidiary of the Company under Contracts (other than for breach thereof); (d) Liabilities described in Part 2.10 of the Company Disclosure Schedule; and (e) Liabilities incurred in connection with the Contemplated Transactions.

Section 2.11 Compliance; Permits; Restrictions.

(a) The Company and each Subsidiary of the Company is and, since January 1, 2012, has been in compliance with all Legal Requirements applicable to the Company or any Subsidiary of the Company, and, since January 1, 2012, has not received any written notice alleging any violation with respect to any Legal Requirements, except as, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

(b) Each of the current product candidates and marketed products of the Company or any Subsidiary of the Company (the “Company Products”) is being, and at all times has been, developed, tested, manufactured, marketed, sold, labeled and stored, as applicable, in compliance in all material respects with the Federal Food, Drug and Cosmetic Act and applicable regulations enforced by the U.S. Food and Drug Administration (the “FDA”), including those requirements relating to current good manufacturing practices, good laboratory practices and good clinical practices, as applicable.

(c) Neither the Company, any Subsidiary of the Company, nor, to the Company’s Knowledge, any of their respective directors, officers, employees, agents or distributors has, at any time since January 1, 2012, violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any comparable foreign law relating to anti-bribery or corruption matters. Since January 1, 2012, neither the Company nor any Subsidiary of the Company nor, to the Company’s Knowledge, any of their respective directors, officers, employees, agents or distributors has paid or given, offered or promised to pay or give, or authorized or ratified the payment or giving, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or employee or any political party or agent or candidate for political office or Governmental Body for the direct or indirect purpose of influencing any act or decision of such Person or of the Governmental Body to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage that has or would be reasonably likely to result in a material violation of applicable Legal Requirements.

(d) To the Company’s Knowledge, the clinical trials conducted by the Company or its Subsidiaries were, and if still pending, are, being conducted in all material respects in accordance with all applicable clinical protocols, informed consents and applicable requirements of the FDA and equivalent regulatory authorities outside of the United States, including the applicable requirements of good clinical practice and all applicable requirements contained in Public Health Service Act § 402, 21 C.F.R. Parts 50 (Protection of Human Subjects), 54 (Financial Disclosure by Clinical Investigators), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application).

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(e) Neither the Company nor any Subsidiary of the Company is subject to any investigation that is pending and of which the Company has been notified in writing or, to the Company’s Knowledge, which has been threatened, in each case by (i) the FDA, (ii) the Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)) or the Federal False Claims Act (31 U.S.C. Section 3729), or (iii) any regulatory authority outside of the U.S. pursuant to any equivalent statute of such jurisdiction.

(f) Neither the Company nor any Subsidiary has either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notifications, field corrections, safety alert, warning, “dear doctor” letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product. The Company and its Subsidiaries are not aware of any facts that are reasonably likely to cause (i) the recall, market withdrawal or replacement of any Company Product; (ii) a change in the marketing classification or a material change in the labeling of any such Company Product; or (iii) a termination or suspension of the marketing of any such Company Product.

(g) Neither the Company, any Subsidiary of the Company, nor, to the Company’s Knowledge, any employee of the Company or any Subsidiary of the Company, has been convicted of any crime for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Legal Requirements or authorized by 21 U.S.C. Section 335a(b) or any similar Legal Requirements, nor has the Company, any Subsidiary of the Company or, to the Company’s Knowledge, any employee of the Company or any Subsidiary of the Company, been convicted of any crime for which exclusion from participation in Medicare or state health care programs is mandated or authorized under 42 U.S.C. § 1320a-7, 42 C.F.R. part 1001 or any similar Legal Requirements.

Section 2.12 Tax Matters.

(a) The Company and each of its Subsidiaries (i) has timely filed (taking into account any extension of time within which to file) all material Tax Returns required to have been filed by or with respect to the Company or any of its Subsidiaries, and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance with all applicable Legal Requirements; provided, however, that regardless of what may be reported on any such Tax Returns, the Company makes no representation regarding (A) the amount of any net operating losses, Tax credit, or charitable contribution carryovers that are available to it or have been reported by the Company or any of its Subsidiaries for any federal, state or other Tax purposes, or (B) any limitation on use by the Company or any of its Subsidiaries of any net operating losses, Tax credit, or charitable contribution carryovers that might apply either before or after the Effective Time under Code Section 382 or any other applicable limitations under any Tax laws, (ii) has timely paid all Taxes required to have been paid, whether or not shown as due on such Tax Returns, (iii) has adequate accruals and reserves, in accordance with GAAP, on the Company’s audited consolidated balance sheet at December 31, 2016, for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and (iv) has not received notice of any proposed or assessed deficiencies for any Tax from any taxing authority, against the Company or any of its Subsidiaries. Since December 31, 2016, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the Ordinary Course of Business.

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(b) Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing Tax audit or other proceeding with respect to Taxes nor has any Tax audit or other proceeding with respect to Taxes been proposed against any of them in writing. No issues relating to Taxes of the Company or any of its Subsidiaries were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business) in either case that is still outstanding. No claim has ever been made in writing by a taxing authority of a jurisdiction where the Company or any of its Subsidiaries has not filed Tax Returns claiming that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(c) The Company and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(d) There are no Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on the Company’s audited consolidated balance sheet, in accordance with GAAP) on any of the assets of the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries is a party to or bound by any written Tax allocation, indemnification (including indemnification of Taxes with respect to service-providers) or sharing agreement (other than an agreement with the Company or any of its Subsidiaries and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes). Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated U.S. federal income Tax Return. Neither the Company nor any of its Subsidiaries is liable under Treasury Regulations Section 1.1502-6 (or any similar provision of the Tax laws of any state, local or foreign jurisdiction), or as a transferee or successor, by contract, or otherwise, for any Tax of any Person other than the Company and its Subsidiaries.

(f) The Company has delivered or made available to Castle complete and accurate copies of all U.S. federal income Tax and all other material Tax Returns of the Company and each of its Subsidiaries (and predecessors of each) for all taxable years remaining open under the applicable statute of limitations, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Company and each of its Subsidiaries (and predecessors of each), with respect to U.S. federal income Tax and all other material Taxes.

(g) Neither the Company nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past two years or otherwise as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Merger.

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(h) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign law) for a taxable period ending on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) election by the Company or any of its Subsidiaries under Section 108(i) of the Code.

(i) Neither the Company nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” within the meaning of Sections 1.6011-4(b)(2) or 301.6111-2(b)(2) of the Treasury Regulations or any similar provision of state, local, or foreign law.

(j) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 2.13 Employee and Labor Matters; Benefit Plans.

(a) The employment of each of the Company and its Subsidiaries’ employees is terminable by the Company or the applicable Subsidiary of the Company at will. The Company has made available to Castle accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Company Associates to the extent currently effective and material.

(b) To the Knowledge of the Company, no officer or Key Employee of the Company or any Subsidiary of the Company intends to terminate his or her employment with the Company or the applicable Subsidiary of the Company, nor has any such officer or Key Employee threatened or expressed in writing any intention to do so.

(c) Neither the Company nor any Subsidiary of the Company is a party to, bound by, nor has a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employees of the Company or any Subsidiary of the Company.

(d) Part 2.13(d) of the Company Disclosure Schedule lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and all bonus, equity-based, incentive, deferred compensation, retention, pension, retirement or supplemental retirement, profit sharing, severance, change in control, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs and other similar compensation, fringe or employee benefit plans, programs or arrangements, including any employment or executive

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compensation or severance agreements, with or for the benefit of any present or former employee, director, or other individual acting as a service provider of the Company or any of its Subsidiaries which is maintained by, administered or contributed to by, or required to be contributed to by, the Company, or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any current or contingent liability (each, a “Company Employee Plan”).

(e) With respect to each Company Employee Plan, the Company has made available to Castle a true and complete copy of, to the extent applicable, (i) such Company Employee Plan, (ii) the three (3) most recent annual reports (Form 5500) as filed with the Internal Revenue Service, (iii) each currently effective trust agreement related to such Company Employee Plan, (iv) the most recent summary plan description for each Company Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto in the possession of the Company, and (v) the most recent Internal Revenue Service determination or opinion letter or analogous ruling under foreign law issued with respect to any Company Employee Plan.

(f) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or may rely upon a favorable opinion letter, from the Internal Revenue Service. To the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Employee Plan or the exempt status of any related trust.

(g) Each Company Employee Plan has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with all applicable Legal Requirements, including without limitation, the Code and ERISA. All payments required to be made by the Company or any of its Subsidiaries under any Company Employee Plan (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) with respect to all prior periods have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Company Employee Plans, applicable Legal Requirements and GAAP.

(h) No Company Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither the Company nor any Subsidiary of the Company or ERISA Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No Company Employee Plan is a Multiemployer Plan, and neither the Company nor any Subsidiary of the Company or ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No Company Employee Plan is a Multiple Employer Plan.

(i) No Company Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a Company Employee Plan qualified under Section 401(a) of the Code.

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(j) With respect to Company Options granted pursuant to any Company Stock Option Plans, (i) each Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each Company Option grant was made in accordance with the terms of any Company Stock Option Plans and all other applicable Legal Requirements, (iv) the per share exercise price of each Company Option was equal to or greater than the fair market value of a share of Company Common Stock on the applicable Grant Date and (v) each such Company Option grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(k) Except as set forth on Part 2.13(k) of the Company Disclosure Schedule, neither the negotiation or execution of this Agreement nor the consummation of the Contemplated Transactions will, either alone or in combination with another event, (i) entitle any current or former employee, officer or other individual acting as a service provider of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, officer or other individual acting as a service provider of the Company or any of its Subsidiaries. Except as set forth on Part 2.13(k) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (whether in connection with the consummation of the Contemplated Transactions, either alone or in combination with another event, or otherwise) (i) any “excess parachute payment” within the meaning of Section 280G of the Code and (ii) any amount the deduction for which would be disallowed under Section 162(m) of the Code.

(l) To the Knowledge of the Company, except as set forth on Part 2.13(l) of the Company Disclosure Schedule, no payment pursuant to any Company Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder) to the Company or any Subsidiary of the Company, including the grant, vesting or exercise of any stock option, would subject any Person to Tax pursuant to Section 409A(1) of the Code, whether pursuant to the transactions contemplated by this Agreement or otherwise.

(m) The Company and each Subsidiary of the Company is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, Tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case in all material respects, with respect to employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees; (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply

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with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). Neither the Company nor any Subsidiary is party to a conciliation agreement, consent decree or other agreement or order with any Governmental Body with respect to employment practices.

(n) There are no actions, suits, claims or administrative matters pending or threatened against the Company and its Subsidiaries, or any of their employees relating to any current or former Company employee or any Company Employee Plan (other than routine claims for benefits). There are no pending or threatened claims or actions against the Company, any Subsidiary of the Company, any Company trustee or any trustee of any Subsidiary under any worker’s compensation policy or long-term disability policy.

(o) Neither the Company nor any Subsidiary of the Company has any material liability with respect to any misclassification of: (i) any Person as an independent contractor rather than as an employee; (ii) any employee leased from another employer; or (iii) any employee currently or formerly classified as exempt from overtime wages.

(p) Neither the Company nor any Subsidiary of the Company has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under the WARN Act or any similar state or local law that remains unsatisfied. No planned terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(q) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar union activity or dispute, affecting the Company or any Subsidiary of the Company or any of their employees.

(r) Neither the Company nor any Subsidiary of the Company is or has been engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no material Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company, threatened relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company Associate, including charges of unfair labor practices or discrimination complaints.

(s) There is no contract, agreement, plan or arrangement to which Company or any of its Subsidiaries is a party or by which it is bound to compensate any employee for Taxes paid pursuant to Sections 4999 or 409A of the Code.

Section 2.14 Environmental Matters. The Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the

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possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company has received since January 1, 2014 any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company or any Subsidiary of the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance with any Environmental Law in the future. To the Knowledge of the Company: (a) no current or prior owner of any property leased or controlled by the Company has received since January 1, 2014 any written notice or other communication relating to property owned or leased at any time by the Company, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with or violated any Environmental Law relating to such property; and (b) it has no material liability under any Environmental Law.

Section 2.15 Insurance.

(a) The Company has made available to Castle accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and each of its Subsidiaries. Each of such insurance policies is in full force and effect and the Company and each of its Subsidiaries are in material compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2014, neither the Company nor any Subsidiary of the Company has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of the Company or any Subsidiary of the Company. All information provided to insurance carriers (in applications and otherwise) on behalf of the Company and each of its Subsidiaries was, as of the date of such provision, accurate and complete in all material respects. The Company and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against the Company or any Subsidiary of the Company, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company or any Subsidiary of the Company of its intent to do so.

(b) The Company has made available to Castle accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by the Company and each of its Subsidiaries as of the date of this Agreement (the “Existing Company D&O Policies”). Part 2.15(b) of the Company Disclosure Schedule accurately sets forth the most recent annual premiums paid by the Company and each of its Subsidiaries with respect to the Existing Company D&O Policies.

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Section 2.16 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened in writing to commence any Legal Proceeding: (i) that involves the Company or any Subsidiary of the Company, any Company Associate (in his or her capacity as such) or any of the material assets owned or used by the Company or its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Company has complied with the requirements of each applicable insurance policy or policies to obtain coverage with respect to such Legal Proceeding under such insurance policy or policies.

(b) There is no order, writ, injunction, judgment or decree to which the Company or any Subsidiary of the Company, or any of the material assets owned or used by the Company or any Subsidiary of the Company, is subject. To the Knowledge of the Company, no officer or other Key Employee of the Company or any Subsidiary of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any Subsidiary of the Company or to any material assets owned or used by the Company or any Subsidiary of the Company.

Section 2.17 Authority; Binding Nature of Agreement. The Company and each of its Subsidiaries has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company has: (a) determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; (b) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; and (c) recommended the adoption and approval of this Agreement by the holders of Company Common Stock and Company Preferred Stock and directed that this Agreement and the Merger be submitted for consideration by the Company’s stockholders in connection with the solicitation of the Company Stockholder Approval (as defined below). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Castle, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 2.18 Inapplicability of Anti-takeover Statutes. The Board of Directors of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar state Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the other Contemplated Transactions.

Section 2.19 Vote Required. The affirmative vote (or action by written consent) (the “Company Stockholder Approval”) of (a) the holders of a majority of the shares of

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Company Capital Stock outstanding and (b) a majority of the issued and outstanding shares of Series 2 Preferred Stock, Series 3 Preferred Stock and Series 4 Preferred Stock, voting together as a single class (the “Required Company Stockholder Vote”), is the only vote or consent of the holders of any class or series of Company Capital Stock necessary to adopt or approve this Agreement and approve the Merger and the other Contemplated Transactions and the matters set forth in Section 5.2(a) of this Agreement.

Section 2.20 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with, or result in any violation or breach of, any provision of the charter, bylaws or other organizational document of the Company or any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a material penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance of any nature (“Liens”) on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Company Stockholder Approval and subject to the consents, approvals and authorizations specified in clauses (i) through (v) of Section 2.20(b) having been obtained prior to the Effective Time and all filings and notifications described in Section 2.20(b) having been made, conflict with or violate any Legal Requirement applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 2.20(a) for any such conflicts, violations, breaches, rights of termination, Liens, penalties, defaults, terminations, cancellations, accelerations or losses that have not had, and would not reasonably be expected to result in, a Company Material Adverse Effect. Part 2.20(a) of the Company Disclosure Schedule lists all consents, waivers and approvals under any Company license or Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound required to be obtained in connection with the consummation of the Contemplated Transactions, and the absence of such consents, waivers and approvals has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect.

(b) Except as set forth on Part 2.20(b) of the Company Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Body is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Contemplated Transactions, except for (i) obtaining the Company Stockholder Approval, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) any filings required to be made with the SEC in connection with this Agreement and the Contemplated Transactions, (iv) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws, the rules and regulations of The NASDAQ Stock Market, the U.S. Federal Food, Drug, and

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Cosmetic Act, and Antitrust Laws and (v) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, have not had, and would not reasonably be expected to result in, a Company Material Adverse Effect.

Section 2.21 No Financial Advisor. Other than J.P. Morgan Securities LLC, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of the Company or any Subsidiary of the Company.

Section 2.22 Disclosure. The information supplied by the Company and each of its Subsidiaries for inclusion in the Proxy Statement (including any Company Public Company Financials) will not, as of the date of the Proxy Statement, (a) contain any statement that is inaccurate or misleading with respect to any material facts or (b) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information will be provided, not false or misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CASTLE AND MERGER SUB

Castle and Merger Sub represent and warrant to the Company as follows, except as set forth in (x) the Castle SEC Documents filed at least two Business Days prior to the date hereof (excluding disclosure contained in the “risk factors” section or constituting “forward-looking statements,” in each case, to the extent such disclosure is cautionary, predictive or speculative in nature) or (y) the written disclosure schedule delivered by Castle to the Company (the “Castle Disclosure Schedule”). The Castle Disclosure Schedule shall be arranged in parts and subparts corresponding to the numbered and lettered sections and subsections contained in this Article III. The disclosures in any part or subpart of the Castle Disclosure Schedule shall qualify other sections and subsections in this Article III to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Castle Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material (including for purposes of federal and state securities laws), has resulted in or would reasonably be expected to result in a Castle Material Adverse Effect, or is outside the Ordinary Course of Business.

Section 3.1 Subsidiaries; Due Organization; Etc.

(a) Castle has no Subsidiaries, except for Merger Sub and the Entities identified in Part 3.1(a) of the Castle Disclosure Schedule; and neither Castle nor any Subsidiary of Castle identified in Part 3.1(a) of the Castle Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Subsidiaries identified in Part 3.1(a) of the Castle Disclosure Schedule. Castle has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Castle has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

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(b) Castle, Merger Sub and each other Subsidiary of Castle is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, lease, license and use its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

(c) Castle, Merger Sub and each other Subsidiary of Castle is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate has not had and would not be reasonably expected to have a Castle Material Adverse Effect.

Section 3.2 Certificate of Incorporation; Bylaws; Charters and Codes of Conduct. Castle has delivered to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto, for Castle and each of its Subsidiaries. Part 3.2 of the Castle Disclosure Schedule lists, and Castle has delivered to the Company, accurate and complete copies of: (a) the charters of all committees of Castle’s and its Subsidiaries’ boards of directors; and (b) any code of conduct or similar policy adopted by Castle, Subsidiaries of Castle, or by their respective boards of directors, or any committee of their respective boards of directors. Neither Castle nor any Subsidiary of Castle has taken any action in breach or violation of any of the provisions of its certificate of incorporation, bylaws or other charter and organizational documents nor is in breach or violation of any of the material provisions of their respective certificates of incorporation, bylaws or other charter and organizational documents, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Castle Material Adverse Effect.

Section 3.3 Capitalization, Etc.

(a) As of August 7, 2017, the authorized capital stock of Castle consists of (i) 80,000,000 shares of Castle Common Stock, par value $0.001 per share, of which 52,509,281 shares have been issued and are outstanding and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share of which no shares have been issued and are outstanding. Castle does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Castle Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Castle Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Castle Common Stock is subject to any right of first refusal in favor of Castle. Except as contemplated herein, there is no Castle Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Castle Common Stock. Castle is not under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Castle Common Stock or other securities. Part 3.3(a) of the Castle Disclosure Schedule

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accurately and completely describes all repurchase rights held by Castle with respect to shares of Castle Common Stock (including shares issued pursuant to the exercise of stock options), and specifies, with respect to such repurchase rights, each holder of Castle Common Stock, the date of purchase of such Castle Common Stock, the number of shares of Castle Common Stock subject to such repurchase rights, the purchase price paid by such holder, the vesting schedule under which such repurchase rights lapse, and whether the holder of such Castle Common Stock filed an election under Section 83(b) of the Code with respect to such Castle Common Stock within 30 days of purchase.

(b) Except for the Sixth Amended and Restated 2006 Stock Plan of Castle and the 2011 Equity Incentive Plan of Castle (collectively, the “Castle Stock Plans”), Castle does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity or equity-based compensation for any Person. Part 3.3(b) of the Castle Disclosure Schedule sets forth the following information with respect to each Castle Option outstanding as of the date of this Agreement: (i) the name of the optionholder; (ii) the number of shares of Castle Common Stock subject to such Castle Option; (iii) the exercise price of such Castle Option; (iv) the date on which such Castle Option was granted; (v) the applicable vesting schedule, including the number of vested and unvested shares; (vi) the date on which such Castle Option expires; and (vii) whether such Castle Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. Castle has made available to the Company accurate and complete copies of all stock option plans pursuant to which Castle has ever granted stock options, and the forms of all stock option agreements evidencing such options. Castle has provided the Company with copies of any valuation reports, to the extent obtained, utilized for determining the exercise price of each Castle Option for purposes of demonstrating compliance with Section 409A of the Code.

(c) Part 3.3(c) of the Castle Disclosure Schedule sets forth the following information with respect to each Castle RSU outstanding as of the date of this Agreement: (i) the name of the holder of the Castle RSU; (ii) the number of shares of Castle Common Stock subject to such Castle RSU; (iii) the date on which such Castle RSU was granted; and (iv) the applicable vesting schedule. Castle has made available to the Company accurate and complete copies of all equity incentive plans pursuant to which Castle has ever granted restricted stock units, and the forms of all restricted stock unit award agreements evidencing such restricted stock units.

(d) Part 3.3(d) of the Castle Disclosure Schedule sets forth the following information with respect to each Castle Warrant outstanding as of the date of this Agreement: (i) the name of the warrantholder; (ii) the number of shares of Castle Common Stock subject to such Castle Warrant; (iii) the exercise price of such Castle Warrant; (iv) the date on which such Castle Warrant was granted; and (v) the date on which such Castle Warrant expires. Castle has delivered to the Company accurate and complete copies of all Castle Warrants.

(e) Except for the outstanding Castle Options, Castle RSUs, Castle Warrants or as set forth on Part 3.3(e) of the Castle Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Castle; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Castle; (iii) stockholder rights plan (or similar plan commonly referred to as a

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“poison pill”) or Contract under which Castle is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Castle. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Castle.

(f) All outstanding shares of Castle Common Stock and options, restricted stock units, warrants and other securities of Castle have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

Section 3.4 SEC Filings; Financial Statements.

(a) All material documents required to have been filed by Castle with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the registration statements, proxy statements, Certifications (as defined below) and other documents filed by Castle with the SEC since January 1, 2014 (the “Castle SEC Documents”) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as applicable) and, to Castle’s Knowledge, as of the time they were filed, none of the Castle SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Castle SEC Documents (collectively, the “Certifications”) are accurate and complete in all material respects and comply as to form and content in all material respects with all applicable Legal Requirements.

(b) Except to the extent updated, amended, restated or corrected by a subsequent Castle SEC Document, as of their respective dates of filing with the SEC, the consolidated financial statements (including any related notes) contained or incorporated by reference in the Castle SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of Castle as of the respective dates thereof and the consolidated results of operations and cash flows of Castle for the periods covered thereby.

(c) As of July 31, 2017, the cash and cash equivalents of Castle were $184,929,695 and the indebtedness for borrowed money of Castle was $11,666,667.

(d) Castle’s auditor has at all times since April 1, 2015 been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the

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Knowledge of Castle, “independent” with respect to Castle within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Castle, in compliance with subsections (G) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(e) From January 1, 2016, through the date hereof, Castle has not received any comment letter from the SEC or the staff thereof or any correspondence from The NASDAQ Stock Market or the staff thereof relating to the delisting or maintenance of listing of the Castle Common Stock on the NASDAQ Global Market, other than such documents that can be obtained on the SEC’s website at www.sec.gov.

Section 3.5 Absence of Changes. Since December 31, 2016, there has not been any Castle Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to have a Castle Material Adverse Effect. After December 31, 2016 and on or before the date hereof:

(a) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets or business of Castle or any Subsidiary of Castle (whether or not covered by insurance);

(b) neither Castle nor any of its Subsidiaries has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock (other than intercompany transfers or dividends paid or payable to Castle by its Subsidiaries); or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, other than from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of services to Castle or any of its Subsidiaries;

(c) neither Castle not any of its Subsidiaries has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Castle Common Stock issued upon the valid exercise of outstanding Castle Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Castle Options identified in Part 3.3(b) of the Castle Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security except for the repurchase or reacquisition of shares pursuant to Castle rights arising upon an individual’s termination as an employee, director or consultant;

(d) neither Castle nor any of its Subsidiaries has amended or waived any of its rights under, or exercised its discretion to permit the acceleration of vesting under any provision of: (i) any of the Castle Stock Plans; (ii) any Castle Option or any Contract evidencing or relating to any Castle Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(e) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of Castle or any Subsidiary of Castle and neither Castle nor any Subsidiary of Castle has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

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(f) neither Castle nor any Subsidiary of Castle has formed any Subsidiary other than Merger Sub or acquired any equity interest or other interest in any other Entity;

(g) neither Castle nor any Subsidiary of Castle has: (i) lent money to any Person; or (ii) incurred or guaranteed any indebtedness; or (iii) issued or sold any debt securities or options, warrants, calls or other rights to acquire any debt securities; (iii) guaranteed any debt securities of others; or (iv) made capital expenditures or commitments in excess of $100,000 individually or $250,000 in the aggregate;

(h) neither Castle nor any Subsidiary of Castle has, other than in the Ordinary Course of Business: (i) adopted, established or entered into any Castle Employee Plan; (ii) caused or permitted any Castle Employee Plan to be amended other than as required by law; or (iii) paid or established any bonus or any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its directors or employees;

(i) neither Castle nor any Subsidiary of Castle has made, changed or revoked any material Tax election, filed any material amendment to any Tax Return, adopted or changed any accounting method in respect of Taxes, changed any annual Tax accounting period, entered into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, entered into any closing agreement with respect to any Tax, settled or compromised any claim, notice, audit report or assessment in respect of material Taxes, applied for or entered into any ruling from any Tax authority with respect to Taxes, surrendered any right to claim a material Tax refund, or consented to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(j) neither Castle nor any Subsidiary of Castle has commenced or settled any Legal Proceeding;

(k) neither Castle nor any Subsidiary of Castle has entered into any material transaction outside the Ordinary Course of Business;

(l) neither Castle nor any Subsidiary of Castle has acquired any material assets nor sold, leased, licensed or otherwise irrevocably disposed of any of its material assets or properties, including material Intellectual Property, nor has any Encumbrance been granted with respect to such assets or properties, except in the Ordinary Course of Business;

(m) there has been no entry into, amendment or termination of any Castle Material Contract; and

(n) neither Castle nor any Subsidiary of Castle has negotiated, agreed or committed to take any of the actions referred to in clauses “(b)” through “(m)” above (other than negotiations between the Parties to enter into this Agreement).

Section 3.6 Title to Assets. Each of Castle and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations

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or purported to be owned by it. All of said assets are owned by Castle or a Castle Subsidiary free and clear of any Encumbrances, except for: (a) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on Castle’s audited consolidated balance sheet at December 31, 2016; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Castle and its Subsidiaries, taken as a whole; and (c) liens described in Part 3.6 of the Castle Disclosure Schedule.

Section 3.7 Real Property; Leasehold. Neither Castle nor any Subsidiary of Castle owns any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 3.7 of the Castle Disclosure Schedule (a) which are in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (b) in respect of which Castle or such applicable Subsidiary is not in default.

Section 3.8 Intellectual Property.

(a) To Castle’s Knowledge, Castle and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all material Intellectual Property used in or necessary to conduct the business of Castle and its Subsidiaries as currently conducted (in each case excluding generally commercially available, off-the-shelf software programs).

(b) The execution and delivery of this Agreement by Castle and the Closing will not result in the breach of or loss of rights under, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by and material to Castle or any Subsidiary of Castle (the “Castle Intellectual Property”) that conveys an exclusive license or is otherwise material to the business of Castle and its Subsidiaries, taken as a whole, as currently conducted or (ii) any license, sublicense or other agreement to which Castle or any Subsidiary of Castle is a party and pursuant to which Castle or any Subsidiary of Castle is authorized to use any third party’s Intellectual Property on an exclusive basis or that is otherwise material to the business of Castle and its Subsidiaries, taken as a whole, as currently conducted, excluding generally commercially available, off-the-shelf software programs (the “Castle Third Party Intellectual Property”). The execution and delivery of this Agreement by Castle and the Closing will not, as a result of any Castle Contract, result in Castle, the Company or its Subsidiaries granting to any third party any rights or licenses to any Intellectual Property or the release or disclosure of any trade secrets that would not have been granted or released absent such execution or consummation.

(c) Part 3.8(c)(i) of the Castle Disclosure Schedule sets forth a complete and accurate list of all material U.S. and foreign issued patents and pending patent applications and registered trademarks, service marks, copyrights and domain names owned or co-owned by Castle or any Subsidiary of Castle. Part 3.8(c)(ii) of the Castle Disclosure Schedule sets forth a complete and accurate list of all material U.S. and foreign issued patents and pending patent applications and registered trademarks, service marks, copyrights and domain names material to the business of Castle and its Subsidiaries as currently conducted, licensed to Castle or any Subsidiary of Castle.

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Subject to the limitations therein, Parts 3.9(j) and (k) of the Castle Disclosure Schedule set forth complete and accurate lists of licenses in respect of Castle Third Party Intellectual Property and Castle Intellectual Property, respectively.

(d) All items of Intellectual Property set forth in Part 3.8(c)(i) of the Castle Disclosure Schedule are subsisting and have not expired or been cancelled, all maintenance and renewal fees necessary to preserve such rights have been paid, and to Castle’s Knowledge, all such rights are valid and enforceable. To Castle’s Knowledge all items of Intellectual Property set forth in Part 3.8(c)(ii) of the Castle Disclosure Schedule are subsisting and have not expired or been cancelled, all maintenance and renewal fees necessary to preserve such rights have been paid, and all such rights are valid and enforceable. To Castle’s Knowledge, Castle and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of Castle Intellectual Property of a nature that Castle intends to keep confidential. To Castle’s Knowledge, no third party is infringing, violating or misappropriating any of Castle Intellectual Property, except for infringements, violations or misappropriations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Castle Material Adverse Effect.

(e) To Castle’s Knowledge, the conduct of the business of Castle and its Subsidiaries as currently conducted does not infringe, violate, conflict with or constitute a misappropriation of any Intellectual Property of any third party. Since January 1, 2014, neither Castle nor any Subsidiary of Castle has received any written claim or notice alleging any such infringement, violation or misappropriation.

(f) All former and current employees, consultants and contractors of Castle or its Subsidiaries who contribute or have contributed to the creation of any Castle Intellectual Property have executed written instruments that assign to Castle or the relevant Subsidiary all right, title and interest in and to any such Castle Intellectual Property, subject to any retained rights therein or encumbrances thereon set forth in any applicable Castle Contracts under which such Castle Intellectual Property was created.

(g) Castle’s and each of its Subsidiaries’ collection, storage, use and dissemination of personally identifiable information is and since January 1, 2014, has been in compliance in all material respects with all applicable Legal Requirements, including laws relating to privacy, data security and data protection, and all applicable privacy policies and terms of use or other contractual obligations applicable thereto. Since January 1, 2014, there have been no written allegations or claims received by Castle or any Subsidiary of Castle from any Governmental Body or any person of a breach of any such laws, policies or obligations. To Castle’s Knowledge, since January 1, 2014, there have been no material losses or thefts of any such information.

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Section 3.9 Agreements, Contracts and Commitments. Part 3.9 of the Castle Disclosure Schedule identifies, except for Castle Contracts set forth in Part 3.13 of the Castle Disclosure Schedule:

(a) each Castle Contract relating to the retention of, or the performance of services by, any individual consultant or individual independent contractor not terminable by Castle or its Subsidiaries on 90 or fewer days’ notice without liability;

(b) each Castle Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business other than indemnification agreements between Castle and any of its officers or directors;

(c) each Castle Contract containing (i) any covenant limiting the freedom of Castle, its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person or (ii) any exclusivity provisions binding on Castle or its applicable Subsidiary;

(d) each Castle Contract relating to capital expenditures and involving obligations by Castle or its Subsidiaries after the date of this Agreement in excess of $100,000 and not cancelable without penalty;

(e) each Castle Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(f) each Castle Contract relating to the borrowing of money or extension of credit in excess of $150,000 or creating any material Encumbrances with respect to any assets of Castle or any Subsidiary of Castle or any loans or debt obligations with officers or directors of Castle;

(g) each Castle Contract involving payment or receipt by Castle or any of its Subsidiaries in excess of $150,000 in the aggregate relating to (i) any distribution agreement or (ii) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of Castle;

(h) each Castle Contract involving (i) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, partnership, development or other agreement under which Castle or its Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Castle or its Subsidiaries has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Castle or such Subsidiary of Castle or (ii) any Contract to license any third party to manufacture or produce any Castle product, service or technology or any Contract to sell or commercialize any Castle products or service except agreements with sales representatives in the Ordinary Course of Business;

(i) each Castle Contract with any Person, including without limitation any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Castle in connection with the Contemplated Transactions;

(j) each Castle Contract under which Castle or any of its Subsidiaries is a licensee of or is otherwise granted by a third party any rights to use any Castle Third Party Intellectual Property (other than (i) non-exclusive licenses of commercially available software with an annual license fee of less than $25,000 for each such agreement and (ii) agreements in which grants of rights to Intellectual Property are incidental and not material to such agreements);

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(k) each Castle Contract under which Castle or any of its Subsidiaries is a licensor or otherwise grants to a third party any rights to use any Castle Intellectual Property (other than agreements in which grants of rights to Intellectual Property are incidental and not material to such agreements); or

(l) any other Castle Contract (i) which involves payment or receipt by Castle or its Subsidiaries under any such Contract of $250,000 or more in the aggregate or obligations after the date of this Agreement in excess of $250,000 in the aggregate or (ii) that is material to the business or operations of Castle and its Subsidiaries.

Castle has delivered or made available to the Company accurate and complete (except for applicable redactions thereto) copies of all Castle Material Contracts (as defined below), including all amendments thereto. There are no Castle Material Contracts that are not in written form. Neither Castle nor any Subsidiary of Castle has, nor to Castle’s Knowledge, has any other party to a Castle Material Contract, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the Contracts to which Castle or its Subsidiaries is a party or by which it is bound of the type described in clauses (a) through (l) above or any Castle Contract listed in Part 3.13 of the Castle Disclosure Schedule (any such Contract, a “Castle Material Contract”) in such manner as would permit any other party to cancel or terminate any such Castle Material Contract, or would permit any other party to seek damages, in each case which has had or would reasonably be expected to have a Castle Material Adverse Effect. As to Castle and its Subsidiaries, as of the date of this Agreement, each Castle Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Castle has not received any written notice of termination or cancellation under any Castle Material Contract.

Section 3.10 Liabilities. As of the date hereof, neither Castle nor any Subsidiary of Castle has any Liability, individually or in the aggregate, except for: (a) Liabilities identified as such in the “liabilities” column of Castle’s unaudited consolidated balance sheet at June 30, 2017; (b) normal and recurring current Liabilities that have been incurred by Castle since the date of Castle’s unaudited consolidated balance sheet at June 30, 2017 in the Ordinary Course of Business and which are not in excess of $250,000 in the aggregate; (c) Liabilities for performance of obligations of Castle or any Subsidiary of Castle under Contracts (other than for breach thereof); (d) Liabilities described in Part 3.10 of the Castle Disclosure Schedule; and (e) Liabilities incurred in connection with the Contemplated Transactions.

Section 3.11 Compliance; Permits; Restrictions.

(a) Castle and each Subsidiary of Castle is and, since January 1, 2012, has been in compliance with all Legal Requirements applicable to Castle or any Subsidiary of Castle, and, since January 1, 2012, has not received any written notice alleging any violation with respect to any Legal Requirements, except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Castle Material Adverse Effect.

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(b) Each of the current product candidates of Castle or any Subsidiary of Castle is being, and at all times has been, developed, tested, manufactured, marketed, sold, labeled and stored, as applicable, in compliance in all material respects with the Federal Food, Drug and Cosmetic Act and applicable regulations enforced by the FDA, including those requirements relating to current good manufacturing practices, good laboratory practices and good clinical practices, as applicable.

(c) Neither Castle, any Subsidiary of Castle, nor, to Castle’s Knowledge, any of their respective directors, officers, employees, agents or distributors has, at any time since January 1, 2012, violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any comparable foreign law relating to anti-bribery or corruption matters. Since January 1, 2012, neither Castle nor any Subsidiary of Castle nor, to Castle’s Knowledge, any of their respective directors, officers, employees, agents or distributors has paid or given, offered or promised to pay or give, or authorized or ratified the payment or giving, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or employee or any political party or agent or candidate for political office or Governmental Body for the direct or indirect purpose of influencing any act or decision of such Person or of the Governmental Body to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage that has or would be reasonably likely to result in a material violation of applicable Legal Requirements.

(d) To Castle’s Knowledge, the clinical trials conducted by Castle or its Subsidiaries were, and if still pending, are, being conducted in all material respects in accordance with all applicable clinical protocols, informed consents and applicable requirements of the FDA and equivalent regulatory authorities outside the United States, including the applicable requirements of good clinical practice and all applicable requirements contained in Public Health Service Act § 402, 21 C.F.R. Parts 50 (Protection of Human Subjects), 54 (Financial Disclosure by Clinical Investigators), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application).

(e) Neither Castle nor any Subsidiary of Castle is subject to any investigation that is pending and of which Castle has been notified in writing or, to Castle’s Knowledge, which has been threatened, in each case by (i) the FDA, (ii) the Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)) or the Federal False Claims Act (31 U.S.C. Section 3729) or (iii) any regulatory authority outside of the U.S. pursuant to any equivalent statute of such jurisdiction.

(f) Neither Castle, any Subsidiary of Castle, nor, to Castle’s Knowledge, any employee of Castle or any Subsidiary of Castle, has been convicted of any crime for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Legal Requirements or authorized by 21 U.S.C. Section 335a(b) or any similar Legal Requirements, nor has Castle, any Subsidiary of Castle or, to Castle’s Knowledge, any employee of Castle or any Subsidiary of Castle, been convicted of any crime for which exclusion from participation in Medicare or state health care programs is mandated or authorized under 42 U.S.C. § 1320a-7, 42 C.F.R. part 1001 or any similar Legal Requirements.

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Section 3.12 Tax Matters.

(a) Castle and each of its Subsidiaries (i) has timely filed (taking into account any extension of time within which to file) all material Tax Returns required to have been filed by or with respect to Castle or any of its Subsidiaries, and all such Tax Returns are true, correct and complete in all material respects and were prepared in compliance with all applicable Legal Requirements; provided, however, that regardless of what may be reported on any such Tax Returns, neither Castle nor Merger Sub makes any representation regarding (A) the amount of any net operating losses, Tax credit, or charitable contribution carryovers that are available to it or have been reported by Castle or any of its Subsidiaries for any federal, state or other Tax purposes, or (B) any limitation on use by Castle or any of its Subsidiaries of any net operating losses, Tax credit, or charitable contribution carryovers that might apply either before or after the Effective Time under Code Section 382 or any other applicable limitations under any Tax laws, (ii) has timely paid all Taxes required to have been paid, whether or not shown as due on such Tax Returns, (iii) has adequate accruals and reserves, in accordance with GAAP, on Castle’s audited consolidated balance sheet at December 31, 2016, for all Taxes payable by Castle and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and (iv) has not received notice of any proposed or assessed deficiencies for any Tax from any taxing authority, against Castle or any of its Subsidiaries. Since December 31, 2016, neither Castle nor any of its Subsidiaries has incurred any liability for Taxes other than in the Ordinary Course of Business.

(b) Neither Castle nor any of its Subsidiaries is the subject of any currently ongoing Tax audit or other proceeding with respect to Taxes nor has any Tax audit or other proceeding with respect to Taxes been proposed against any of them in writing. No issues relating to Taxes of Castle or any of its Subsidiaries were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. Neither Castle nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business) in either case that is still outstanding. No claim has ever been made in writing by a taxing authority of a jurisdiction where Castle or any of its Subsidiaries has not filed Tax Returns claiming that Castle or such Subsidiary is or may be subject to taxation by that jurisdiction.

(c) Castle and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(d) There are no Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on Castle’s audited consolidated balance sheet, in accordance with GAAP) on any of the assets of Castle or any of its Subsidiaries.

(e) Neither Castle nor any of its Subsidiaries is a party to or bound by any written Tax allocation, indemnification (including indemnification of Taxes with respect to service-providers) or sharing agreement (other than an agreement with Castle or any of its Subsidiaries

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and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes). Neither Castle nor any of its Subsidiaries is or has been a member of an affiliated group (other than a group the common parent of which is Castle) filing a consolidated U.S. federal income Tax Return. Neither Castle nor any of its Subsidiaries is liable under Treasury Regulations Section 1.1502-6 (or any similar provision of the Tax laws of any state, local or foreign jurisdiction), or as a transferee or successor, by contract, or otherwise, for any Tax of any Person other than Castle and its Subsidiaries.

(f) Castle has delivered or made available to the Company complete and accurate copies of all U.S. federal income Tax and all other material Tax Returns of Castle and each of its Subsidiaries (and predecessors of each) for all taxable years remaining open under the applicable statute of limitations, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by Castle and each of its Subsidiaries (and predecessors of each), with respect to U.S. federal income Tax and all other material Taxes.

(g) Neither Castle nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past two years or otherwise as part of a “plan” or “series of related transactions” (within the meaning of section 355(e) of the Code) that includes the Merger.

(h) Neither Castle nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign law) for a taxable period ending on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) election by Castle or any of its Subsidiaries under Section 108(i) of the Code.

(i) Neither Castle nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” within the meaning of Sections 1.6011-4(b)(2) or 301.6111-2(b)(2) of the Treasury Regulations, or any similar provision of state, local, or foreign law.

(j) Neither Castle nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.13 Employee and Labor Matters; Benefit Plans.

(a) The employment of each of the Castle and Subsidiary of Castle employees is terminable by Castle or the applicable Subsidiary of Castle at will. Castle has made available to the Company accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Castle Associates to the extent currently effective and material.

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(b) To the Knowledge of Castle, no officer or Key Employee of Castle or any Subsidiary of Castle intends to terminate his or her employment with Castle or the applicable Subsidiary of Castle, nor has any such officer or Key Employee threatened or expressed in writing any intention to do so.

(c) Neither Castle nor any Subsidiary of Castle is a party to, bound by, nor has a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Knowledge of Castle, seeking to represent any employees of Castle or any Subsidiary of Castle.

(d) Part 3.13(d) of the Castle Disclosure Schedule lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and all bonus, equity-based, incentive, deferred compensation, retention, pension, retirement or supplemental retirement, profit sharing, severance, change in control, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs and other similar compensation, fringe or employee benefit plans, programs or arrangements, including any employment or executive compensation or severance agreements, with or for the benefit of any present or former employee, director or other individual acting as a service provider of Castle or any of its Subsidiaries which is maintained by, administered or contributed to by, or required to be contributed to by, Castle, or any of its Subsidiaries, or under which Castle or any of its Subsidiaries has any current or contingent liability (each, a “Castle Employee Plan”).

(e) With respect to each Castle Employee Plan, Castle has made available to the Company a true and complete copy of, to the extent applicable, (i) such Castle Employee Plan, (ii) the three (3) most recent annual reports (Form 5500) as filed with the Internal Revenue Service, (iii) each currently effective trust agreement related to such Castle Employee Plan, (iv) the most recent summary plan description for each Castle Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto in the possession of Castle, and (v) the most recent Internal Revenue Service determination or opinion letter or analogous ruling under foreign law issued with respect to any Castle Employee Plan.

(f) Each Castle Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or may rely upon a favorable opinion letter, from the Internal Revenue Service. To the Knowledge of Castle, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Castle Employee Plan or the exempt status of any related trust.

(g) Each Castle Employee Plan has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with all applicable Legal Requirements, including without limitation, the Code and ERISA. All payments required to be made by Castle or any of its Subsidiaries under any Castle Employee Plan (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) with respect to all prior periods have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Castle Employee Plans, applicable Legal Requirements and GAAP.

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(h) No Castle Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither Castle nor any Subsidiary of Castle or ERISA Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No Castle Employee Plan is a Multiemployer Plan, and neither Castle nor any Subsidiary of Castle or ERISA Affiliates has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No Castle Employee Plan is a Multiple Employer Plan.

(i) No Castle Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a Castle Employee Plan qualified under Section 401(a) of the Code.

(j) With respect to Castle Options granted pursuant to the Castle Stock Plans, (i) each Castle Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Castle Option was duly authorized no later than the Grant Date by all necessary corporate action, including, as applicable, approval by the Board of Directors of Castle (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each Castle Option grant was made in accordance with the terms of the Castle Stock Plans and all other applicable Legal Requirements, including the rules of the NASDAQ Global Market and any other exchange on which Castle securities are traded, (iv) the per share exercise price of each Castle Option was equal to the fair market value of a share of Castle Common Stock on the applicable Grant Date and (v) each such Castle Option grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Castle and disclosed in Castle filings with the SEC in accordance with the Exchange Act and all other applicable Legal Requirements. Castle has not knowingly granted, and there is no and has been no policy or practice of Castle of granting, Castle Options prior to, or otherwise coordinating the grant of Castle Options with, the release or other public announcement of material information regarding Castle or its results of operations or prospects.

(k) Neither the negotiation or execution of this Agreement nor the consummation of the Contemplated Transactions will, either alone or in combination with another event, (i) entitle any current or former employee, officer or other individual acting as a service provider of Castle or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, officer or other individual acting as a service provider of Castle or any of its Subsidiaries. Neither Castle nor any Subsidiary of Castle is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (whether in connection with the consummation of the Contemplated Transactions, either alone or in combination with another event, or otherwise), (i) any “excess parachute payment” within the meaning of Section 280G of the Code and (ii) any amount the deduction for which would be disallowed under Section 162(m) of the Code.

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(l) To the Knowledge of Castle, no payment pursuant to any Castle Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder) to Castle or any Subsidiary of Castle, including the grant, vesting or exercise of any stock option, would subject any Person to Tax pursuant to Section 409A(1) of the Code, whether pursuant to the transactions contemplated by this Agreement or otherwise.

(m) Castle and each Subsidiary of Castle is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, Tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case in all material respects, with respect to employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees; (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). Neither Castle nor any Subsidiary is party to a conciliation agreement, consent decree or other agreement or order with any Governmental Body with respect to employment practices.

(n) There are no actions, suits, claims or administrative matters pending or threatened against Castle and its Subsidiaries, or any of their employees relating to any current or former Castle employee or any Castle Employee Plan (other than routine claims for benefits). There are no pending or threatened claims or actions against Castle, any Subsidiary of Castle, any Castle trustee or any trustee of any Subsidiary under any worker’s compensation policy or long-term disability policy.

(o) Neither Castle nor any Subsidiary of Castle has any material liability with respect to any misclassification of: (i) any Person as an independent contractor rather than as an employee; (ii) any employee leased from another employer; or (iii) any employee currently or formerly classified as exempt from overtime wages.

(p) Neither Castle nor any Subsidiary of Castle has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under the WARN Act or any similar state or local law that remains unsatisfied. No planned terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(q) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting Castle or any Subsidiary of Castle or any of their employees.

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(r) Neither Castle nor its Subsidiaries has been engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no material Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of Castle, threatened relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Castle Associate, including charges of unfair labor practices or discrimination complaints.

(s) There is no contract, agreement, plan or arrangement to which Castle or any of its Subsidiaries is a party or by which it is bound to compensate any employee for Taxes paid pursuant to Sections 4999 or 409A of the Code.

Section 3.14 Environmental Matters. Castle and each Subsidiary of Castle is in compliance with all applicable Environmental Laws, which compliance includes the possession by Castle of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except as has not had, and would not reasonably be expected to have, a Castle Material Adverse Effect. Neither Castle nor any Subsidiary of Castle has received since January 1, 2014 any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Castle or any Subsidiary of Castle is not in compliance with any Environmental Law, and, to the Knowledge of Castle, there are no circumstances that may prevent or interfere with Castle’s compliance with any Environmental Law in the future. To the Knowledge of Castle: (a) no current or prior owner of any property leased or controlled by Castle has received since January 1, 2014 any written notice or other communication relating to property owned or leased at any time by Castle, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Castle is not in compliance with or violated any Environmental Law relating to such property; and (b) it has no material liability under any Environmental Law.

Section 3.15 Insurance.

(a) Castle has made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Castle and each Subsidiary of Castle. Each of such insurance policies is in full force and effect and Castle and each Subsidiary of Castle are in material compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2014, neither Castle nor any Subsidiary of Castle has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of Castle or any Subsidiary of Castle. All information provided to insurance carriers (in applications and otherwise) on behalf of Castle and each of its Subsidiaries was, as of the date of such provision, accurate and complete in all material respects. Castle and each of its Subsidiaries has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or

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threatened in writing against Castle or any Subsidiary of Castle, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Castle or any Subsidiary of Castle of its intent to do so.

(b) Castle has made available to the Company accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by Castle and each of its Subsidiaries as of the date of this Agreement (the “Existing Castle D&O Policies”). Part 3.15(b) of the Castle Disclosure Schedule accurately sets forth the most recent annual premiums paid by Castle with respect to the Existing Castle D&O Policies.

Section 3.16 Transactions with Affiliates. Since the date of Castle’s last proxy statement filed in 2016 with the SEC, no event has occurred that would be required to be reported by Castle pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 3.17 Legal Proceedings; Orders.

(a) There is no pending in writing Legal Proceeding, and (to the Knowledge of Castle) no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Castle or any Castle Associate (in his or her capacity as such) or any of the material assets owned or used by Castle; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Knowledge of Castle, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. With regard to any Legal Proceeding set forth on Part 3.17 of the Castle Disclosure Schedule, Castle has provided the Company or its counsel all pleadings related to such Legal Proceeding. Castle has complied with the requirements of each applicable insurance policy or policies to obtain coverage with respect to such Legal Proceeding under such insurance policy or policies.

(b) There is no order, writ, injunction, judgment or decree to which Castle or any Subsidiary of Castle, or any of the assets owned or used by Castle or any Subsidiary of Castle, is subject. To the Knowledge of Castle, no officer or other Key Employee of Castle or any Subsidiary of Castle is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Castle or any Subsidiary of Castle or to any material assets owned or used by Castle or any Subsidiary of Castle.

Section 3.18 Authority; Binding Nature of Agreement. Castle and each of its Subsidiaries has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. Each of the Boards of Directors of Castle and Merger Sub has: (a) determined that the Merger is advisable and fair to and in the best interests of such Party and its stockholders; (b) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions, including the Merger; and (c) in the case of Castle, recommended the adoption and approval of this Agreement by the holders of Castle Common Stock and directed that this Agreement and the issuance of shares of Castle Common Stock in the Merger be submitted for consideration by Castle’s stockholders at the Castle Stockholders’ Meeting (as defined in Section 5.3). This

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Agreement has been duly executed and delivered by Castle and Merger Sub, and assuming the due authorization, execution and delivery by the Company constitutes the legal, valid and binding obligation of Castle or Merger Sub (as applicable), enforceable against each of Castle and Merger Sub in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.19 Inapplicability of Anti-takeover Statutes. The Boards of Directors of Castle and Merger Sub have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar state Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the other Contemplated Transactions.

Section 3.20 Vote Required. The affirmative vote (the “Castle Stockholder Approval”) of the holders of a majority of the shares of Castle Common Stock present and entitled to vote at a meeting of stockholders of Castle is the only vote of the holders of any class or series of Castle’s capital stock necessary to approve (i) the issuance of Castle Common Stock in the Merger and (ii) the Amended and Restated Castle Certificate of Incorporation (the “Required Castle Stockholder Vote”).

Section 3.21 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by Castle does not, and the consummation by Castle of the Contemplated Transactions will not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of Castle or of the charter, bylaws, or other organizational document of any Subsidiary of Castle, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a material penalty under or result in the imposition of any Liens on Castle’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any Contract to which Castle or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining Castle Stockholder Approval and subject to the consents, approvals and authorizations specified in clauses (i) through (v) of Section 3.21(b) having been obtained prior to the Effective Time and all filings and notifications described in Section 3.21(b) having been made, conflict with or violate any Legal Requirement applicable to Castle or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.21(a) for any such conflicts, violations, breaches, rights of termination, Liens, penalties, defaults, terminations, cancellations, accelerations or losses that have not had, and would not reasonably be expected to result in, a Castle Material Adverse Effect. Part 3.21(a) of the Castle Disclosure Schedule lists all consents, waivers and approvals under any Castle license or Contract to which Castle or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound required to be obtained in connection with the consummation of the Contemplated Transactions, the absence of which has not had, and would not reasonably be expected to result in, a Castle Material Adverse Effect.

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(b) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Body is required by or with respect to Castle or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Castle or the consummation by Castle of the Contemplated Transactions, except for (i) obtaining the Castle Stockholder Approval, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate corresponding documents with the appropriate authorities of other states in which Castle is qualified as a foreign corporation to transact business, (iii) any filings required to be made with the SEC in connection with this Agreement and the Contemplated Transactions, (iv) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws, the rules and regulations of The NASDAQ Stock Market, the U.S. Federal Food, Drug, and Cosmetic Act, and Antitrust Laws and (v) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, have not had, and would not reasonably be expected to result in, a Castle Material Adverse Effect.

Section 3.22 No Financial Advisor. No broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Castle or any Subsidiary of Castle.

Section 3.23 Disclosure. The information supplied by Castle and each of its Subsidiaries for inclusion in the Proxy Statement (including the consolidated financial statements of Castle contained therein or incorporated by reference to the Castle SEC Documents) will not, as of the date of the Proxy Statement, (a) contain any statement that is inaccurate or misleading with respect to any material facts or (b) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information will be provided, not false or misleading.

Section 3.24 Valid Issuance. The Castle Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will have been duly authorized and will be validly issued, fully paid and nonassessable. The Castle Common Stock that, effective upon Closing, will be issuable upon exercise of Company Options and/or Company Warrants assumed in the Contemplated Transactions, pursuant to Section 5.5 of this Agreement, will have been duly authorized and reserved for issuance.

ARTICLE IV

CERTAIN COVENANTS OF THE PARTIES

Section 4.1 Access and Investigation. Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the period commencing on the date of this Agreement and ending at the earlier of the termination of this Agreement pursuant to Article IX and the Effective Time (the “Pre-Closing Period”), upon reasonable notice each Party shall, and shall use commercially

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reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or appropriate in order to enable the other Party to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party copies of:

(i) the unaudited monthly consolidated balance sheets of such Party as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of shareholders’ equity and statements of cash flows for such calendar month, which shall be delivered within 20 days after the end of such calendar month, or such longer periods as the Parties may agree to in writing;

(ii) all material operating and financial reports prepared by such Party for its senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for its management;

(iii) any written materials or communications sent by or on behalf of a Party to its stockholders;

(iv) any material notice, document or other communication sent by or on behalf of a Party to any party to any Castle Material Contract or Company Material Contract, as applicable, or sent to a Party by any party to any Castle Material Contract or Company Material Contract, as applicable (other than any communication that relates solely to routine commercial transactions between such Party and the other party to any such Castle Material Contract or Company Material Contract, as applicable, and that is of the type sent in the Ordinary Course of Business);

(v) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of a Party in connection with the Merger or any of the Contemplated Transactions;

(vi) any material non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party; and

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(vii) any material notice, report or other document received by a Party from any Governmental Body.

Notwithstanding the foregoing, any Party may restrict the foregoing access to the extent that any Legal Requirement applicable to such Party requires such Party to restrict or prohibit access to any such properties or information or as may be necessary to preserve the attorney-client privilege under any circumstances in which such privilege may be jeopardized by such disclosure or access.

Section 4.2 Operation of Castle’s Business.

(a) Except as set forth on Part 4.2 of the Castle Disclosure Schedule, during the Pre-Closing Period: (i) Castle shall conduct its business and operations: (A) in the Ordinary Course of Business; and (B) in compliance with all applicable Legal Requirements and the requirements of all Contracts that constitute Castle Material Contracts; and (ii) Castle shall promptly notify the Company of: (A) any written notice or other written communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B) any Legal Proceeding against, relating to, involving or otherwise affecting Castle or any Subsidiary of Castle that is commenced, or, to the Knowledge of Castle, threatened in writing against, Castle, any Subsidiary of Castle or (to the Knowledge of Castle) any director, officer or Key Employee of Castle or any Subsidiary of Castle after the date of the Merger Agreement; and (C) any written notice or other written communication from any Person alleging that any payment or other obligation is or will be owed to such party at any time before or after the date of this Agreement, except for invoices or other communications related to Contracts or dealings in the Ordinary Course of Business, payments or obligations related to the Contemplated Transactions or payments or obligations identified in this Agreement, including the Castle Disclosure Schedule.

(b) During the Pre-Closing Period, Castle shall promptly notify the Company in writing, by delivering an updated Castle Disclosure Schedule, of: (i) the discovery by Castle of any event, condition, fact or circumstance that occurred, arose or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Castle in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Castle in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Castle; and (iv) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Articles VI, VII and VIII impossible or materially less likely. No notification given to the Company pursuant to this Section 4.2(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Castle contained in this Agreement or the Castle Disclosure Schedule for purposes of Section 8.1.

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Section 4.3 Operation of the Company’s Business.

(a) Except as set forth on Part 4.3 of the Company Disclosure Schedule, during the Pre-Closing Period: (i) the Company and each Subsidiary of the Company shall conduct its business and operations: (A) in the Ordinary Course of Business; and (B) in compliance with all applicable Legal Requirements and the requirements of all Contracts that constitute Company Material Contracts; and (ii) the Company and each Subsidiary of the Company shall preserve intact its current business organization, use reasonable efforts to keep available the services of its current Key Employees, officers and other employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company or its Subsidiaries; and (iii) the Company shall promptly notify Castle of: (A) any written notice or other written communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding against, relating to, involving or otherwise affecting the Company or any Subsidiary of the Company that is commenced, or, to the Knowledge of the Company, threatened in writing against, the Company, any Subsidiary of the Company or (to the Knowledge of the Company) any director, officer or Key Employee of the Company or any Subsidiary of the Company.

(b) During the Pre-Closing Period, the Company shall promptly notify Castle in writing, by delivery of an updated Company Disclosure Schedule, of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred, arose or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Articles VI, VII and VIII impossible or materially less likely. No notification given to Castle pursuant to this Section 4.3(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or the Company Disclosure Schedule for purposes of Section 7.1.

Section 4.4 Negative Obligations.

(a) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Part 4.4(a) of the Castle Disclosure Schedule, (iii) as reasonably necessary to ensure that Castle complies with applicable Legal Requirements and pre-existing contractual obligations or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld), at all times during the Pre-Closing Period, Castle shall not, nor shall it cause or permit any Subsidiary of Castle to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for shares of Castle Common Stock from terminated employees of Castle or its Subsidiaries);

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(ii) except for contractual commitments in place at the time of this Agreement and disclosed in Part 3.9 and/or Part 3.13 of the Castle Disclosure Schedule and other than as contemplated by the Contemplated Transactions, sell, issue, grant, authorize the issuance of, or make any commitments to sell, issue, grant or authorize the issuance of: (A) any capital stock or other security (except for shares of Castle Common Stock issued upon the valid exercise of outstanding Castle Options); (B) any option, warrant or right to acquire any capital stock or any other security (other than as permitted by clause (A) above); or (C) any instrument convertible into or exchangeable for any capital stock or other security (other than as permitted by clause (A) above);

(iii) amend the certificate of incorporation, bylaws or other charter or organizational documents of Castle or any Subsidiary of Castle, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except as related to the Contemplated Transactions;

(iv) form any new Subsidiary or acquire any equity interest or other interest in any other Entity;

(v) lend money to any Person; incur or guarantee any indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make capital expenditures or commitments in excess of $100,000 individually or $250,000 in the aggregate, other than in the Ordinary Course of Business;

(vi) (A) adopt, establish, enter into or terminate any Castle Employee Plan or any agreement, plan, policy or arrangement that would constitute a Castle Employee Plan if it were in existence on the date hereof; (B) cause or permit any Castle Employee Plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld) by the Company; (C) pay or establish any bonus or any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its directors, employees, or other individuals acting as service providers; (D) increase or accelerate the vesting or payment of any compensation or benefit; (E) terminate (other than for “cause”), hire or promote any employee or other individual acting as a service provider; or (F) grant any severance, retention, termination or similar payments or benefits to any individual;

(vii) enter into any material transaction outside the Ordinary Course of Business;

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(viii) acquire any material asset, sell, lease other otherwise irrevocably dispose of any of its material assets or properties or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(ix) make, change or revoke any material Tax election; file any material amendment to any Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords; enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment; or

(x) settle or compromise any material action, suit, arbitration or proceeding pending or threatened against Castle or its Subsidiaries other than any settlement in an amount that is fully reimbursed (including payment of attorneys’ fees) by insurance coverage pursuant to insurance policies held by Castle or its Subsidiaries;

(xi) amend or terminate any Castle Material Contract or enter into any new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been a Castle Material Contract;

(xii) take any action that would delay or prevent current liabilities or accounts payable from being paid in the Ordinary Course of Business; or

(xiii) agree to take, take or permit any Subsidiary of Castle to take or agree to take, any of the actions specified in clauses (i) through (xii) of this Section 4.4(a).

(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Part 4.4(b) of the Company Disclosure Schedule, (iii) as reasonably necessary to ensure that the Company complies with applicable Legal Requirements and pre-existing contractual obligations or (iv) with the prior written consent of Castle (which consent shall not be unreasonably withheld), at all times during the Pre-Closing Period, the Company shall not, nor shall it cause or permit any Subsidiary of the Company to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for shares of Company Common Stock from terminated employees of the Company or its Subsidiaries);

(ii) amend the charter, bylaws or other organizational documents of the Company or any Subsidiary of the Company, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except as related to the Contemplated Transactions;

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(iii) except for contractual commitments in place at the time of this Agreement and disclosed in Part 2.9 and/or Part 2.13 of the Company Disclosure Schedule and other than as contemplated by the Contemplated Transactions, sell, issue, grant, authorize the issuance of, or make any commitments to sell, issue, grant or authorize the issuance of: (A) any capital stock or other security (except for shares of Company Common Stock issued upon the valid exercise of outstanding Company Options or pursuant to the conversions contemplated by Section 5.12); (B) any option, warrant or right to acquire any capital stock or any other security (other than as permitted by clause (A) above); or (C) any instrument convertible into or exchangeable for any capital stock or other security (other than as permitted by clause (A) above);

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v) lend money to any Person; incur or guarantee any indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make capital expenditures or commitments in excess of $100,000 individually or $250,000 in the aggregate, other than in the Ordinary Course of Business;

(vi) (A) adopt, establish, enter or terminate into any Company Employee Plan or any agreement, plan, policy or arrangement that would constitute a Company Employee Plan if it were in existence on the date hereof; (B) cause or permit any Company Employee Plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld) by Castle; (C) pay or establish any bonus or any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, benefits or other compensation or remuneration payable to, any of its directors, officers, employees, or other individuals acting as service providers; (D) increase or accelerate the vesting or payment of any compensation or benefit; (E) terminate (other than for “cause”), hire or promote any employee or other individual acting as a service provider; or (F) grant any severance, retention, termination or similar payments or benefits to any individual;

(vii) enter into any material transaction outside the Ordinary Course of Business;

(viii) acquire any material asset, sell, lease or otherwise irrevocably dispose of any of its material assets or properties or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(ix) make, change or revoke any material Tax election; file any material amendment to any Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords; enter into any closing agreement with respect to any Tax; settle or compromise

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any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(x) settle or compromise any material action, suit, arbitration or proceeding pending or threatened against the Company or its Subsidiaries other than any settlement in an amount that is fully reimbursed (including payment of attorneys’ fees) by insurance coverage pursuant to insurance policies held by the Company or its Subsidiaries;

(xi) amend or terminate any Company Material Contract or enter into any new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been a Company Material Contract;

(xii) take any action that would delay or prevent current liabilities or accounts payable from being paid in the Ordinary Course of Business; or

(xiii) agree to take, take or permit any Subsidiary of the Company to take or agree to take, any of the actions specified in clauses (i) through (xiii) of this Section 4.4(b).

Section 4.5 No Solicitation.

(a) Each Party agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the officers, directors, investment bankers, attorneys or accountants retained by it or any of its Subsidiaries to, and that it shall use commercially reasonable efforts to cause its and its Subsidiaries’ non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.2); or (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in this Section 4.5(a), prior to obtaining the Company Stockholder Approval or the Castle Stockholder Approval, as applicable, each Party may furnish nonpublic information regarding such Party to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal, which such Party’s Board of Directors determines in good faith, after consultation with a nationally recognized independent financial advisor and its outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither such Party nor any Representative of such Party shall have breached this Section 4.5; (B) the Board of Directors of such Party concludes in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of such Party under applicable Legal Requirements;

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and (C) such Party receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and “standstill” provisions) at least as favorable to such Party as those contained in the Confidentiality Agreement. Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party (whether or not such Representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section 4.5 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by such Party for purposes of this Agreement.

(b) If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than 24 hours after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party in writing of such Acquisition Proposal or Acquisition Inquiry (including the material terms thereof). Such Party shall keep the other Party informed in all material respects with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

(c) Each Party shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1 Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, and in any event no later than five Business Days after the Company shall have delivered the Company Public Company Financials to Castle, Castle shall prepare and cause to be filed with the SEC the Proxy Statement. Castle shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Castle shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Castle’s stockholders as promptly as practicable after the Proxy Statement has been filed with the SEC and either (i) the SEC has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten calendar days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon, or indicating that it intends to review, the Proxy Statement. Each Party shall promptly furnish to the other Party all information concerning such Party, its Subsidiaries and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Castle thereof and shall cooperate fully with Castle in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of Castle.

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(b) Prior to the Effective Time, Castle shall use commercially reasonable efforts to ensure that the issuance of the Castle Common Stock in the Merger will be exempt from registration pursuant to Section 4(2) of the Securities Act and from registration or qualification requirements under applicable state securities laws.

Section 5.2 Company Stockholder Written Consent.

(a) The Company shall use reasonable best efforts to obtain, as promptly as practicable, but in any event within 48 hours after the execution hereof, an irrevocable action by written consent adopting this Agreement, in the form attached hereto as Exhibit D (the “Company Stockholder Written Consent”) sufficient for the Required Company Stockholder Vote in lieu of a meeting pursuant to Section 228 of the DGCL, for purposes of (i) adopting this Agreement and approving the Merger and the other Contemplated Transactions, including the conversion of the Company Preferred Stock into Company Common Stock prior to the Closing, (ii) acknowledging that such adoption and approval of the Merger and the other Contemplated Transactions given thereby is irrevocable and that such stockholder is aware it may have the right to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which was attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL. Under no circumstances shall the Company assert that any other approval or consent is necessary by its stockholders to approve the Merger, the other Contemplated Transactions or this Agreement. The Company shall use reasonable best efforts to ensure that the Company Stockholder Written Consent is obtained in compliance with all applicable Legal Requirements, and shall not waive or revoke the Company Stockholder Written Consent except after the termination of this Agreement when permitted in accordance with its terms.

(b) The Company agrees that, subject to Section 5.2(c), (i) the Company’s Board of Directors shall recommend that the holders of Company Common Stock and Company Preferred Stock take action by written consent to approve the Merger and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.2(a) above, (ii) the statement of information provided to the holders of Company Common Stock and Company Preferred Stock shall include a statement to the effect that the Board of Directors of the Company recommends that the Company’s stockholders take action by written consent to approve the Merger (the recommendation of the Company’s Board of Directors that the Company’s stockholders approve the Merger being referred to as the “Company Board Recommendation”); and (iii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Castle, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Castle shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to obtaining the Company Stockholder Approval, the Company’s Board of Directors may withhold, amend, withdraw or modify the Company Board Recommendation in a manner adverse to Castle (including, for the avoidance of doubt, in connection with the approval, endorsement or recommendation of any Acquisition Proposal) if, but only if, the Company’s

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Board of Directors determines in good faith, based on such matters as it deems relevant following consultation with its outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would be inconsistent with its fiduciary duties under applicable Legal Requirements.

(d) The Company’s obligation to solicit the consent of its stockholders to sign the Company Stockholder Written Consent in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

(e) Promptly following obtaining the Company Stockholder Approval, the Company shall provide to its stockholders who did not execute the Company Stockholder Written Consent notice of the actions taken pursuant to the Company Stockholder Written Consent. The Company shall provide to its stockholders who did not execute the Company Stockholder Written Consent applicable and appropriate notice regarding their appraisal rights under Section 262 of the DGCL, which notice shall comply with all applicable Legal Requirements.

Section 5.3 Castle Stockholders’ Meeting.

(a) Castle shall take all action necessary under applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Castle Common Stock to vote on the issuance of Castle Common Stock in the Merger and the approval of the Amended and Restated Castle Certificate of Incorporation (such meeting, the “Castle Stockholders’ Meeting”). The Castle Stockholders’ Meeting shall be held as promptly as practicable after the Proxy Statement is filed with the SEC and either (i) the SEC has indicated either that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed, or (ii) at least ten calendar days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon or indicating that it intends to review the Proxy Statement. Castle shall take reasonable measures to ensure that all proxies solicited in connection with the Castle Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Castle agrees that, subject to Section 5.3(c): (i) Castle’s Board of Directors shall recommend that the holders of Castle Common Stock vote to approve the issuance of Castle Common Stock in the Merger and the approval of the Amended and Restated Castle Certificate of Incorporation and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.3(a) above, (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Castle recommends that Castle’s stockholders vote to approve the issuance of Castle Common Stock in the Merger and the approval of the Amended and Restated Castle Certificate of Incorporation (the recommendation of Castle’s Board of Directors that Castle’s stockholders vote to approve the issuance of Castle Common Stock in the Merger being referred to as the “Castle Board Recommendation”); and (iii) the Castle Board Recommendation and the approval of the Amended and Restated Castle Certificate of Incorporation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the Board of Directors of Castle or any committee thereof to withdraw or modify

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the Castle Board Recommendation and/or the approval of the Amended and Restated Castle Certificate of Incorporation in a manner adverse to the Company shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 5.3(b), at any time prior to the approval of the issuance of Castle Common Stock in the Merger by the stockholders of Castle by the Required Castle Stockholder Vote, Castle’s Board of Directors may withhold, amend, withdraw or modify the Castle Board Recommendation in a manner adverse to the Company (including, for the avoidance of doubt, in connection with the approval, endorsement or recommendation of any Acquisition Proposal), if, but only if Castle’s Board of Directors determines in good faith, based on such matters as it deems relevant following consultation with its outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would be inconsistent with its fiduciary duties under applicable Legal Requirements; provided, however, that Castle’s Board of Directors may not withhold, amend, withdraw or modify the Castle Board Recommendation in a manner adverse to the Company, unless (1) Castle promptly notifies the Company in writing at least three Business Days before taking that action of its intention to do so, and specifying the reasons therefor, including the terms and conditions of, and the identity of any Person making any Acquisition Proposal, and contemporaneously furnishing a copy of any relevant transaction documents, in each case, to the extent not already provided pursuant to Section 4.5 (it being understood and agreed that any amendment to the financial terms or any other material term of such Acquisition Proposal shall require a new written notice by Castle and a new three Business Day period) and (2) prior to the expiration of any such three Business Day period, in the case of an Acquisition Proposal, the Company does not make a proposal to adjust the terms and conditions of this Agreement that Castle’s Board of Directors determines in good faith to be at least as favorable as such Acquisition Proposal, such that Castle’s Board of Directors determines such action is no longer inconsistent with its fiduciary duties under applicable Legal Requirements. During the three Business Day period prior to its withholding, amending, withdrawing or modifying the Castle Board Recommendation in a manner adverse to the Company, Castle shall, and shall cause its financial and legal advisors to, negotiate with the Company in good faith (to the extent the Company seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by the Company.

(d) Castle’s obligation to call, give notice of and hold the Castle Stockholders’ Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by any withdrawal or modification of the Castle Board Recommendation.

(e) Castle shall not withdraw or modify in a manner adverse to the Company the Castle Board Recommendation and/or the approval of the Amended and Restated Castle Certificate of Incorporation unless specifically permitted pursuant to the terms of Section 5.3(c).

Section 5.4 Regulatory Approvals. Each Party shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports and other documents reasonably required to be filed by such Party with, or otherwise submitted by such Party to, any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Parties shall, as promptly as practicable but in no event later than

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fifteen Business Days from the date of this Agreement, prepare and file any required Notification and Report Forms required under the Hart Scott Rodino Act of 1976, as amended (the “HSR Act”), and shall promptly file within 45 days of the date of this Agreement any other notification or other document required to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters. The Company and Castle shall respond as promptly as is practicable to respond in compliance with: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters relating to the Contemplated Transactions (together, “Antitrust Proceedings”). The Parties shall also consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to any Antitrust Proceedings. Without limiting the foregoing, the Parties agree to (i) give each other reasonable advance notice of all meetings with any Governmental Bodies relating to any Antitrust Proceedings, (ii) give each other an opportunity to participate in each of such meetings, (iii) to the extent practicable, give each other reasonable advance notice of all substantive oral communications with any Governmental Body relating to any Antitrust Proceeding, (iv) if any Governmental Body initiates a substantive oral communication regarding any Antitrust Proceedings, promptly notify the other party of the substance of such communication, (v) provide each other with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Body regarding any Antitrust Proceeding and (vi) provide each other with copies of all written communications to or from any Governmental Body relating to any Antitrust Proceedings. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis if appropriate. Notwithstanding anything in this Agreement to the contrary, each of the Company and Castle agrees, and shall cause each of its Subsidiaries, subject to Section 5.7(b), to use commercially reasonably efforts to obtain any consents, clearances or approvals required under or in connection with the HSR Act, the Federal Trade Commission Act and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition (collectively “Antitrust Laws”), to enable all waiting periods under applicable Antitrust Laws to expire, and to avoid or eliminate each and every impediment under applicable Antitrust Laws asserted by any Governmental Body, in each case, to cause the Contemplated Transactions be consummated as soon as reasonably practicable.

Section 5.5 Company Options and Warrants.

(a) At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Castle Common Stock, and Castle shall assume the Company Stock Option Plans and each such Company Option in accordance with its terms (as in effect as of the date of this Agreement). All rights with respect to Company Common Stock under Company Options assumed by Castle shall thereupon be converted into rights with respect to Castle Common Stock. Accordingly, from and after the Effective Time: (i) each Company

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Option assumed by Castle may be exercised solely for shares of Castle Common Stock; (ii) the number of shares of Castle Common Stock subject to each Company Option assumed by Castle shall be determined by multiplying (A) the number of shares of Company Common Stock that were subject to such Company Option, as in effect immediately prior to the Effective Time by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Castle Common Stock; (iii) the per share exercise price for the Castle Common Stock issuable upon exercise of each Company Option assumed by Castle shall be determined by dividing (A) the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Option assumed by Castle shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a Company Option, such Company Option assumed by Castle in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Castle Common Stock subsequent to the Effective Time; and (B) Castle’s Board of Directors or a committee thereof shall succeed to the authority and responsibility of Company’s Board of Directors or any committee thereof with respect to each Company Option assumed by Castle. Notwithstanding anything to the contrary in this Section 5.5(a), the conversion of each Company Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Castle Common Stock shall be made in a manner consistent with Treasury Regulations Section 1.424-1, such that the conversion of a Company Option shall not constitute a “modification” of such Company Option for purposes of Section 409A or Section 424 of the Code.

(b) Castle shall file with the SEC, promptly, and in any event within five days following the Effective Time, a registration statement on Form S-8 (or any successor form), if available for use by Castle (or, if Form S-8 is not available, other appropriate forms as may be required under applicable Legal Requirements), relating to the shares of Castle Common Stock issuable with respect to Company Options assumed by Castle in accordance with Section 5.5(a) and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Company Options assumed by Castle in accordance with this Section 5.5(b) remain outstanding.

(c) Subject to Section 5.5(d), at the Effective Time, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall become converted into and become a warrant to purchase Castle Common Stock and Castle shall assume each such Company Warrant in accordance with its terms. All rights with respect to Company Common Stock or Company Preferred Stock under Company Warrants assumed by Castle shall thereupon be converted into rights with respect to Castle Common Stock. Accordingly, from and after the Effective Time: (i) each Company Warrant assumed by Castle may be exercised solely for shares of Castle Common Stock; (ii) the number of shares of Castle Common Stock subject to each Company Warrant assumed by Castle shall be determined by multiplying (A) the number of shares of Company Common Stock, or the number of shares of Company Common Stock

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issuable upon conversion of the shares of Company Preferred Stock issuable upon exercise of the Company Warrant (assuming such Company Preferred Stock had converted pursuant to Section 5.12), as applicable, that were subject to such Company Warrant immediately prior to the Effective Time by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Castle Common Stock; (iii) the per share exercise price for the Castle Common Stock issuable upon exercise of each Company Warrant assumed by Castle shall be determined by dividing the effective per share exercise price of Company Common Stock or Company Preferred Stock, subject to such Company Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on any Company Warrant assumed by Castle shall continue in full force and effect and the term and other provisions of such Company Warrant shall otherwise remain unchanged.

(d) Prior to the Effective Time, the Company shall take all commercially reasonable actions that may be necessary (under the Company Stock Option Plans, any Company Warrants and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options and Company Warrants have no rights with respect thereto other than those specifically provided in this Section 5.5.

Section 5.6 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Castle and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Castle or the Company (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Castle or the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Castle and the Surviving Corporation, jointly and severally, upon receipt by Castle or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The certificate of incorporation and bylaws of each of Castle and the Surviving Corporation shall contain, and Castle shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of each of Castle and the Company than are presently set forth in the certificate of incorporation and bylaws (or equivalent organizational documents) of Castle and the Company, as applicable, which provisions shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Castle or the Company.

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(c) Each of Castle and the Company shall purchase an insurance policy, with an effective date as of the Closing, which maintains in effect for six years from the Closing the current directors’ and officers’ liability insurance policies maintained by Castle and the Company (provided that each of Castle and the Company may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable in any material respect); provided, however, that in no event shall Castle and the Company be required to expend pursuant to this Section 5.6(c) more than an amount equal to 200% of the respective current annual premiums paid by Castle and the Company for such insurance.

(d) Castle shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Castle.

(e) Castle shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.6 in connection with their enforcement of their rights provided in this Section 5.6 but if and only if and to the extent that such persons are successful on the merits of such enforcement action.

(f) The provisions of this Section 5.6 are intended to be in addition to the rights otherwise available to the D&O Indemnified Parties by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(g) In the event Castle or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Castle or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.6. Castle shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.6.

Section 5.7 Additional Agreements.

(a) Subject to Section 5.7(b), the Parties shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Merger and the other Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such Party in connection with the Merger or any of the other Contemplated Transactions or for such Contract to remain in full force and effect; (iii) shall use commercially reasonable efforts to lift any injunction prohibiting,

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or any other legal bar to, the Merger or any of the other Contemplated Transactions; and (iv) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of the Closing.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of Company and Castle shall be obligated under this Agreement to use their commercially reasonable efforts: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date); (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations; or (vi) to contest any Legal Proceeding or any order, writ, injunction or decree relating to the Merger or any of the other Contemplated Transactions, provided, however, that (x) such actions are conditioned upon the occurrence of the Closing, (y) such actions are reasonably necessary to consummate the Contemplated Transactions, and (z) no such action, either individually or in the aggregate, would be reasonably expected to result in a material adverse impact on any Party’s expected benefits from the Contemplated Transactions.

Section 5.8 Disclosure. Without limiting any of either Party’s obligations under the Confidentiality Agreement, each Party shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Merger or any of the other Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Legal Requirements and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, that each of the Company and Castle may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Castle in compliance with this Section 5.8.

Section 5.9 Listing. Castle shall use its commercially reasonable efforts to maintain its existing listing on the NASDAQ Global Market (or, alternatively, the NASDAQ Capital Market) and to cause the shares of Castle Common Stock being issued in the Merger, including the shares of Castle Common Stock issuable in connection with the assumption of Company Options and Company Warrants, to be approved for listing (subject to notice of issuance) on the NASDAQ Global Market (or the NASDAQ Capital Market) at or prior to the Effective Time.

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Section 5.10 Tax Matters.

(a) Castle, Merger Sub and the Company shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any affiliate or any subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Merger from qualifying, as a “reorganization” under Section 368(a) of the Code.

(b) Castle, Merger Sub and the Company shall treat, and shall not take any Tax reporting position inconsistent with the treatment of, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c) The Parties shall cooperate and use their commercially reasonable efforts, including in the case of the Company by providing to each of Willkie Farr & Gallagher LLP (or such other nationally recognized tax counsel reasonably satisfactory to the Company) and Skadden, Arps, Slate, Meagher & Flom LLP (or such other nationally recognized tax counsel reasonably satisfactory to Castle) a duly authorized and executed officer’s certificate dated as of the Closing (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Proxy Statement) in substantially the form attached hereto as Exhibit E (the “Company Officer’s Certificate”), and in the case of Castle by providing to each of Skadden, Arps, Slate, Meagher & Flom LLP (or such other nationally recognized tax counsel reasonably satisfactory to Castle) and Willkie Farr & Gallagher LLP (or such other nationally recognized tax counsel reasonably satisfactory to the Company) a duly authorized and executed officer’s certificate dated as of the Closing (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Proxy Statement) in substantially the form attached hereto as Exhibit F (the “Castle Officer’s Certificate”), in order for the Company to obtain the opinion of Willkie Farr & Gallagher LLP, Skadden, Arps, Slate, Meagher & Flom LLP or such other nationally recognized tax counsel reasonably satisfactory to the Company, in form and substance reasonably acceptable to the Company, dated as of the Closing (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Proxy Statement) (the “Company Tax Opinion”), and Castle to obtain the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Willkie Farr & Gallagher LLP, or such other nationally recognized tax counsel reasonably satisfactory to Castle, in form and substance reasonably acceptable to Castle, dated as of the Closing (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Proxy Statement) (the “Castle Tax Opinion”) to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinions, for U.S. federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

(d) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, “Transfer Taxes”) shall be paid by each applicable Shareholder when due, and each such Shareholder will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Legal Requirements, Castle will, and will cause its affiliates to, join in the execution of any such Tax

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Returns and other documentation. Each applicable Shareholder shall provide Castle with (i) evidence reasonably satisfactory to Castle that such Transfer Taxes have been paid by the applicable Shareholder and (ii) a clearance certificate or similar documents which may be required by any Tax authority to relieve Castle of any obligation to withhold any portion of the payments to such Shareholder pursuant to this Agreement. Notwithstanding the foregoing, any Transfer Taxes incurred in connection with this Agreement imposed by applicable Legal Requirements exclusively on Castle, shall be paid when due by Castle, and Castle will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.

Section 5.11 Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of their obligations under this Agreement and to enable the combined entity to continue to meet its obligations following the Closing.

Section 5.12 Conversion. Prior to the Closing Date, the Company shall take all action required to effect (i) the conversion of the Bridge Notes into Company Common Stock and (ii) the conversion of the Company Preferred Stock into Company Common Stock pursuant to the Company Stockholder Written Consent.

Section 5.13 Determination of Castle Cash Balance.

(a) Not less than five Business Days prior to the anticipated date for Closing (the “Anticipated Closing Date”), Castle will deliver to the Company a statement setting forth, in reasonable detail, Castle’s calculation of the estimated Castle Cash Balance as of the Anticipated Closing Date (the “Castle Net Cash Calculation”). Concurrently therewith, Castle will make the work papers and back-up materials used in preparing the Castle Net Cash Calculation, and the personnel of Castle that participated in preparing the Castle Net Cash Calculation, available to the Company and, if requested by the Company, its accountants and counsel at reasonable times and upon reasonable notice.

(b) Within two Business Days after Castle delivers the Castle Net Cash Calculation (a “Castle Cash Response Date”), the Company will have the right to dispute any part of the Castle Net Cash Calculation by delivering a written notice to that effect to Castle (a “Castle Cash Dispute Notice”).

(c) If on or prior to any Castle Cash Response Date, (i) the Company notifies Castle in writing that it has no objections to the Castle Net Cash Calculation, or (ii) the Company fails to deliver a Castle Cash Dispute Notice as provided in Section 5.13(b), then the Castle Net Cash Calculation will be deemed to have been finally determined for purposes of this Agreement and to represent the Castle Cash Balance at the Effective Time for purposes of this Agreement, and Castle will not be required to update the Castle Cash Balance provided that the Closing Date occurs no later than five Business Days after the Anticipated Closing Date unless between the Anticipated Closing Date and the Closing Date the Castle Cash Balance decreases by more than $100,000 from the amount set forth in the Castle Net Cash Calculation, in which case Castle will be required to deliver an updated Castle Net Cash Calculation immediately prior to the Closing taking into account such changes.

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(d) If the Company delivers a Castle Cash Dispute Notice on or prior to the applicable Castle Cash Response Date, then Representatives of Castle and the Company will promptly meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of the Castle Cash Balance, which agreed upon amount will be deemed to have been finally determined for purposes of this Agreement and to represent the Castle Cash Balance at the Effective Time for purposes of this Agreement.

(e) If Representatives of Castle and the Company are unable to negotiate an agreed-upon determination of the Castle Cash Balance pursuant to Section 5.13(d) within two Business Days after delivery of the Castle Cash Dispute Notice (or such other period as Castle and Company may mutually agree upon), then an independent auditor of recognized national standing mutually agreed by Castle and the Company (the “Reviewing Accounting Firm”) will be promptly engaged by the Parties to resolve any remaining disagreements as to the Castle Net Cash Calculation, and the Closing will be delayed until the Reviewing Accounting Firm makes its determination of the Castle Cash Balance in accordance with this Section 5.13(e). Castle will promptly deliver to the Reviewing Accounting Firm the work papers and back-up materials used in preparing the Castle Net Cash Calculation and Castle and the Company will use their best efforts to cause the Reviewing Accounting Firm to make its determination within five calendar days (but in no event later than ten calendar days) of accepting its selection. The Company and Castle will be afforded the opportunity to present to the Reviewing Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Reviewing Accounting Firm; provided, however, that no such presentation or discussion will occur without the presence of a Representative of each of the Company and Castle. The determination of the Reviewing Accounting Firm will be limited to the disagreements submitted to the Reviewing Accounting Firm. The determination of the amount of the Castle Cash Balance made by the Reviewing Accounting Firm will be in writing delivered to Castle and the Company, will be final and binding on the Company and Castle and will be deemed to have been finally determined for purposes of this Agreement and to represent the Castle Cash Balance at the Effective Time for purposes of this Agreement; provided that, in the event that the Closing does not occur within forty-eight (48) hours of the determination of the amount of the Castle Cash Balance made by the Reviewing Accounting Firm, the Reviewing Accounting Firm shall be instructed to make such reasonable adjustments as required to reflect any such delay. The fees and expenses of the Reviewing Accounting Firm will be allocated between Castle and the Company in the same proportion that the disputed amount of Castle Cash Balance that was unsuccessfully disputed by such Party (as finally determined by the Reviewing Accounting Firm) bears to the total disputed amount of the Castle Cash Balance amount.

Section 5.14 Company Transaction Expense Statement. Within a reasonable period of time prior to the Closing Date, the Company will deliver to Castle a statement setting forth, with reasonable supporting detail, (a) the Company Transaction Expenses, (b) an estimation of the number of shares of Company Common Stock that will be outstanding as of the Effective Time (which number shall include, for the avoidance doubt, the number of shares of Company Common Stock issuable upon the conversion of (i) the Bridge Notes and (ii) shares of Company Preferred Stock), (c) a table, in the form set forth on the tab labeled “Melinta Dilutive

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Securities” in the Exchange Ratio Calculation Spreadsheet, reflecting all Company Options and Company Warrants that will be outstanding as of the Effective Time and (d) any other information of the Company necessary to complete the calculation of the Exchange Ratio in accordance with the Exchange Ratio Calculation Spreadsheet.

Section 5.15 Castle Closing Statement. Within a reasonable period of time prior to the Closing Date, Castle will deliver to the Company a statement setting forth, with reasonable supporting detail, (a) an estimation of the number of shares of Castle Common Stock that will be outstanding as of the Effective Time and (b) a table, in the form set forth on the tab labeled “Castle Dilutive Securities” in the Exchange Ratio Calculation Spreadsheet, reflecting all Castle Options and Castle RSUs that will be outstanding as of the Effective Time and (c) any other information of Castle necessary to complete the calculation of the Exchange Ratio in accordance with the Exchange Ratio Calculation Spreadsheet.

Section 5.16 Treatment of Castle Indebtedness. Unless the lenders under each of (i) the Loan and Security Agreement, dated as of July 10, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Facility”), among Comerica Bank, Castle and certain Subsidiaries of Castle and (ii) the Loan and Security Agreement, dated as of May 2, 2017, by and between Oberland, as agent, and the lenders named therein and the Company (the “Company Loan Agreement”) shall have consented (whether by written waiver, amendment or otherwise) to the indebtedness under each such agreement remaining outstanding following the Closing, Castle shall, or shall cause its applicable Subsidiaries to, arrange for customary payoff letters and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all then outstanding indebtedness of, and commitments under, the Credit Facility, and shall deliver, or cause its applicable Subsidiaries to deliver, prepayment and termination notices in accordance with the terms of such indebtedness to the holders of such indebtedness (provided that such prepayment and termination notices may be conditional on the occurrence of the Closing).

Section 5.17 Selection Committee.

(a) As soon as practicable after the date hereof, the Parties shall create a committee comprised of an equal number of Castle directors and Company directors and co-chaired by a director of Castle and a director of the Company (such committee, the “Selection Committee”). The Selection Committee may engage an independent search firm to identify and recommend successor CEO candidates, with the terms of the engagement and the search criteria to be established by the Selection Committee and the fees and expenses of the search firm incurred prior to the Effective Time to be borne equally by Castle and the Company.

(b) The Selection Committee shall cooperate in good faith and use reasonable best efforts to recommend to Castle and the Company an appropriate individual to serve as the Chief Executive Officer of Castle as of the Closing (the “Successor CEO”). Prior to the Closing, based upon the recommendation of the Selection Committee, Castle and the Company shall cooperate in good faith and use their reasonable best efforts to mutually agree upon the Successor CEO. In the absence of such an agreement among the parties, the Board of Directors of Castle as re-constituted immediately after the Closing (excluding the CEO director) shall appoint as soon as possible after the Closing, by majority vote, the Successor CEO.

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(c) In the event the Successor CEO is not appointed as of the Closing, the Board of Directors of Castle shall have one vacancy, and the Chairman of the Board of Directors of Castle (as designated by the Company in accordance with Schedule C-1) shall serve as the interim Chief Executive Officer of Castle (“Interim CEO”), until the permanent Successor CEO is appointed in accordance with this Section 5.17.

Section 5.18 Accredited Investor Status. The Company has or will deliver to Castle all such information necessary to enable Castle to confirm that the stockholders of the Company, other than those set forth on Schedule D hereto, are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 5.19 Section 16. Prior to the Closing, the Board of Directors of Castle, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Castle Common Stock, in each case, pursuant to this Agreement by any officer, director or shareholder (by reason of “director by deputization”) of the Company who is expected to become a “covered person” of Castle for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be an exempt transaction for purposes of Section 16.

Section 5.20 Delivery of Documentation. At or prior to the Closing, (a) the Company shall deliver, or cause to be delivered, to Castle each of the documents set forth in Section 7.4 and (b) Castle shall deliver, or cause to be delivered, to the Company each of the documents set forth in Section 8.4.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

Section 6.1 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement which has the effect of making the consummation of the Merger illegal.

Section 6.2 Stockholder Approval. This Agreement, the Merger and the other Contemplated Transactions shall have been duly adopted and approved by the Required Company Stockholder Vote, and each of the issuance of the Castle Common Stock in the Merger and the approval of the Amended and Restated Certificate of Incorporation (but, for purposes of this Section 6.2, solely to the extent related to the amendment to increase the number of authorized shares of Castle Common Stock) shall have been duly approved by the Required Castle Stockholder Vote.

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Section 6.3 No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. Subject to the satisfaction of each Party’s obligations in Section 5.7(b), there shall not be any Legal Proceeding pending, or threatened in writing by a Governmental Body in which such Governmental Body indicates that it intends to conduct any Legal Proceeding or take any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Castle, Merger Sub or the Company any damages or other relief that may be material to Castle or the Company; (c) seeking to prohibit or limit in any material and adverse respect a Party’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Castle; (d) that would materially and adversely affect the right or ability of Castle or the Company to own the assets or operate the business of Castle or the Company; or (e) seeking to compel the Company, Castle or any Subsidiary of Castle to dispose of or hold separate any material assets as a result of the Merger.

Section 6.4 Castle Board of Directors. The Board of Directors of Castle shall be constituted as set forth on Schedule C-1 and the committees of the Board of Directors of Castle shall be constituted as set forth on Schedule C-2.

ARTICLE VII

ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS

OF CASTLE AND MERGER SUB

The obligations of Castle and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Castle, at or prior to the Closing, of each of the following conditions:

Section 7.1 Accuracy of Representations. The (1) representations and warranties of the Company contained in Section 2.3(a) of this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except in each case for inaccuracies that are de minimis in the aggregate and (2) representations and warranties of the Company contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) individually or in the aggregate, where the failure to be true and correct has not had, and would not reasonably be expected to have, a Company Material Adverse Effect or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

Section 7.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.

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Section 7.3 Consents.

(a) All of the Consents set forth on Part 7.3(a) of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

(b) Any Governmental Authorization or other Consent required to be obtained by the Company under any applicable antitrust or competition law or regulation or other Legal Requirement shall have been obtained and shall remain in full force and effect.

Section 7.4 Agreements and Other Documents. Castle shall have received the following agreements and other documents, each of which shall be in full force and effect:

(a) the Castle Tax Opinion dated as of the Closing Date and addressed to Castle. The condition set forth in this Section 7.4(a) shall not be waivable by Castle after receipt of the Company Stockholder Approval and the Castle Stockholder Approval unless further stockholder approvals are obtained with appropriate disclosure;

(b) a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied; and

(c) certificates of good standing (or equivalent documentation) of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents of the Company, a certificate as to the incumbency of officers of the Company and the adoption of resolutions of the Board of Directors of the Company authorizing the execution of this Agreement and the consummation of the Contemplated Transactions to be performed by the Company hereunder.

Section 7.5 FIRPTA Certificate. Castle shall have received from the Company an executed certificate stating that the Company is not, and has not been at any time during the five-year period ending on the Closing Date, a “United States real property holding corporation” and an executed notice to the Internal Revenue Service, in each case in accordance with the requirements of Treasury Regulations Section 1.897-2(h) and in form and substance reasonably acceptable to Castle along with written authorization for Castle to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the closing of the Merger.

Section 7.6 Conversion of Bridge Notes and Company Preferred Stock. Prior to the Closing:

(a) the Bridge Notes shall have been converted into Company Common Stock; and

(b) the Company Preferred Stock shall have been converted into Company Common Stock pursuant to the Company Stockholder Written Consent.

Section 7.7 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

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ARTICLE VIII

ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written wavier by the Company, at or prior to the Closing, of each of the following conditions:

Section 8.1 Accuracy of Representations. The (1) representations and warranties of Castle and Merger Sub contained in Section 3.3(a) of this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except in each case for inaccuracies that are de minimis in the aggregate and (2) the other representations and warranties of Castle and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) individually, or in the aggregate, where the failure to be true and correct has not had, and would not reasonably be expected to have, a Castle Material Adverse Effect, or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Castle Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

Section 8.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Castle or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

Section 8.3 Consents.

(a) All the Consents set forth on Part 8.3 of the Castle Disclosure Schedule shall have been obtained and shall be in full force and effect.

(b) Any Governmental Authorization or other Consent required to be obtained by Castle under any applicable antitrust or competition law or regulation or other Legal Requirement shall have been obtained and shall remain in full force and effect.

Section 8.4 Documents. The Company shall have received the following documents:

(a) the Company Tax Opinion dated as of the Closing Date and addressed to the Company. The condition set forth in this Section 8.4(a) shall not be waivable by the Company after receipt of the Company Stockholder Approval and the Castle Stockholder Approval unless further stockholder approvals are obtained with appropriate disclosure;

(b) a certificate executed by the Chief Executive Officer of Castle confirming that the conditions set forth in Sections 8.1 and 8.2 have been duly satisfied;

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(c) certificates of good standing of each of Castle and Merger Sub in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents of each of Castle and Merger Sub, certificates as to the incumbency of officers of each of Castle and Merger Sub and the adoption of resolutions of the respective boards of directors of Castle and Merger Sub authorizing the execution of this Agreement and the consummation of the Contemplated Transactions to be performed by Castle and Merger Sub hereunder; and

(d) the Registration Rights Agreement, duly executed by Castle, together with the Registration Rights Consent.

Section 8.5 No Castle Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Castle Material Adverse Effect that is continuing.

Section 8.6 Determination of Castle Cash Balance. The Castle Cash Balance at the Effective Time shall have been finally determined pursuant to Section 5.13.

None of Castle, Merger Sub or the Company may rely on the failure of any condition set forth in Article VI, VII or VIII as the case may be, to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to this Agreement.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company’s stockholders and whether before or after approval of the issuance of Castle Common Stock in the Merger by Castle’s stockholders, unless otherwise specified below):

(a) by mutual written consent duly authorized by the Boards of Directors of Castle and the Company;

(b) by either Castle or the Company if the Merger shall not have been consummated by the later of (i) December 31, 2017 and (ii) if applicable, 30 days after the Reviewing Accounting Firm delivers its determination of the Castle Cash Balance pursuant to Section 5.13; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; provided, further, however, that, in the event that the Proxy Statement is still being reviewed or commented upon by the SEC, then either Party shall be entitled to extend the date for termination of this Agreement pursuant to this Section 9.1(b) for an additional 60 days;

(c) by either Castle or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

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(d) by Castle if the Company Stockholder Approval shall not have been obtained within 48 hours of the execution of this Agreement;

(e) by either Castle or the Company if (i) the Castle Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Castle’s stockholders shall have taken a final vote on the issuance of shares of Castle Common Stock in the Merger and (ii) any of the issuance of Castle Common Stock in the Merger or the approval of the Amended and Restated Castle Certificate of Incorporation shall not have been approved at the Castle Stockholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Castle Stockholder Vote; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to Castle where the failure to obtain the Castle Stockholder Approval shall have been caused by the action or failure to act of Castle and such action or failure to act constitutes a material breach by Castle of this Agreement; and provided further that, if the circumstances allow for termination of this Agreement pursuant to either this Section 9.1(e) or Section 9.1(f), the Company shall first have the right to elect to terminate this Agreement pursuant to Section 9.1(f) prior to any termination of this Agreement by Castle pursuant to this Section 9.1(e);

(f) by the Company (at any time prior to, if obtained, the approval of the issuance of Castle Common Stock in the Merger by the Required Castle Stockholder Vote) if a Castle Triggering Event shall have occurred;

(g) by Castle (at any time prior to obtaining the Company Stockholder Approval) if a Company Triggering Event shall have occurred;

(h) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Castle or Merger Sub set forth in this Agreement, or if any representation or warranty of Castle or Merger Sub shall have become inaccurate, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy in Castle’s or Merger Sub’s representations and warranties or breach by Castle or Merger Sub is curable by Castle or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Castle or Merger Sub to the Company of such breach or inaccuracy and (ii) Castle or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy if such breach by Castle or Merger Sub is cured prior to such termination becoming effective); or

(i) by Castle, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time

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such representation or warranty shall have become inaccurate, provided that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from the Company to Castle of such breach or inaccuracy and (ii) the Company ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective).

Section 9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 9.2, Section 9.3, and Article X shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement shall not relieve any Party from any liability for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

Section 9.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) (i) If this Agreement is terminated by Castle or the Company pursuant to Section 9.1(e), Castle shall pay to the Company, within ten Business Days after termination, an amount equal to the Expense Reimbursement.

(ii) If this Agreement is terminated by Castle or the Company pursuant to Section 9.1(e) or by the Company pursuant to Section 9.1(h) and (1) after the date of this Agreement and prior to such termination, an Acquisition Proposal with respect to Castle shall have been publicly announced, disclosed or otherwise communicated to Castle’s Board of Directors and (2) and within 12 months of the date of termination of this Agreement, Castle enters into a definitive agreement with respect to an Acquisition Transaction which Acquisition Transaction is subsequently consummated, Castle shall pay to the Company, within ten Business Days after consummation of such Acquisition Transaction, a one-time nonrefundable fee in an amount equal to $7,900,000; provided, however that such fee shall be reduced, if applicable, by any Expense Reimbursement previously paid pursuant to Section 9.3(b)(i).

(iii) If this Agreement is terminated by Castle pursuant to Section 9.1(d) or Section 9.1(i) and (1) after the date of this Agreement and prior to such termination, an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company’s Board of Directors and (2) and within 12 months of the date of termination of this Agreement, the Company enters into a definitive agreement with respect to an Acquisition Transaction which Acquisition Transaction is subsequently consummated, the Company shall pay to Castle, within ten Business Days after consummation of such Acquisition Transaction, a one-time nonrefundable fee in an amount equal to $7,900,000.

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(iv) If this Agreement is terminated by the Company pursuant to Section 9.1(f), Castle shall pay to the Company, within two Business Days after written notice of such termination, a one-time nonrefundable fee in an amount equal to $7,900,000.

(v) If this Agreement is terminated by Castle pursuant to Section 9.1(g), the Company shall pay to Castle, within two Business Days after written notice of such termination, a one-time nonrefundable fee in an amount equal to $7,900,000.

(c) If either Party fails to pay when due any amount payable by such Party under Section 9.3(a) or Section 9.3(b), then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 9.3 and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Merger Sub and Castle contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article X shall survive the Effective Time.

Section 10.2 Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company, Merger Sub and Castle at any time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders or before or after the approval of the issuance of shares of Castle Common Stock in the Merger); provided, however, that after any such adoption and approval of this Agreement by a Party’s stockholders, no amendment shall be made which by law requires further approval of the stockholders of such Party without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Castle.

Section 10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

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(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.4 Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.5; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.8; and (f) each of the Parties irrevocably waives the right to trial by jury.

Section 10.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties under this Agreement, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

Section 10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of

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no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than: (a) the Parties; and (b) the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.6) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.8 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Parties):

if to Castle or Merger Sub:

Cempra, Inc.

6320 Quadrangle Drive, Suite 360

Chapel Hill, NC 27517

Telephone: (919) 313-6601

Fax: (984) 209-4577

Attention: David Zaccardelli

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Telephone: (617) 573-4850

Fax: (617) 573-4822

Attention: Graham Robinson

if to the Company:

Melinta Therapeutics, Inc.

300 Tri State International, Suite 272

Lincolnshire, IL 60069

Telephone: 312-724-9407

Fax: 224-377-8030

Attention: Paul Estrem, CFO

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 728-8000

Fax: (212) 728-9867

Attention: Gordon Caplan, Esq.

Sean M. Ewen, Esq.

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Section 10.9 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

Section 10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 10.11 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being the addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Press Releases and Communications. The Parties shall reasonably cooperate to (i) prepare and make a public announcement regarding the transactions contemplated by this Agreement on or immediately after the date hereof and (ii) create and implement a mutually agreed upon communications plan regarding the transactions contemplated hereby (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby or any matter related to the foregoing, without the prior written consent of the Parties (not to be unreasonably withheld, conditioned or delayed), except (A) if such announcement or other communication is required by applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by applicable Legal Requirements and to the extent practicable, first allow such other Parties to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (B) to the extent such announcement or other communication is made in accordance with the Communications Plan, (C) to the extent such announcements or other communications contain only information

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previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 10.12, and (D) announcements and communications to Governmental Authorities in connection with filings or Permits relating to the transactions contemplated hereby required to be made under this Agreement.

Section 10.13 No Recourse. Notwithstanding any other provision of this Agreement or otherwise, the Parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that no Non-Recourse Party of a Party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein.

Section 10.14 Privilege. Recognizing that Willkie Farr & Gallagher LLP (“WF&G”) has acted as legal counsel to both Vatera Healthcare Partners LLC (“Vatera”) and the Company prior to the Closing, and that WF&G intends to act as legal counsel to Vatera after the Closing, each of Castle and the Surviving Corporation hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with WF&G representing Vatera and its Affiliates (other than the Company) after the Closing as such representation may relate to the Company or the transactions contemplated herein. In addition, all communications involving attorney-client confidences involving Vatera and its Affiliates in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to Vatera and its Affiliates (other than the Company). Accordingly, Castle, the Company and the Surviving Corporation shall not have access to any such communications, or to the files of WF&G relating to WF&G’s engagement with Vatera, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) Vatera and its Affiliates (other than the Surviving Corporation) shall be the sole holders of the attorney-client privilege with respect to such engagement, and the Company shall not be a holder thereof, (ii) to the extent that files of WF&G in respect of such engagement constitute property of the client, only Vatera and its Affiliates (other than the Surviving Corporation) shall hold such property rights and (iii) WF&G shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Surviving Corporation by reason of any attorney-client relationship between WF&G and the Surviving Corporation or otherwise.

Section 10.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any applicable Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

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(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the Party to which such information or material is to be provided in the virtual dataroom set up by the providing Party in connection with this Agreement prior to the date hereof.

(f) References to any specific Governmental Authority or Governmental Body means and includes any successor Governmental Authority or Governmental Body to the one cited.

(g) References to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(h) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

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In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

CEMPRA, INC.

By:	/s/ David Zaccardelli

Name: David Zaccardelli
Title: Acting Chief Executive Officer

CASTLE ACQUISITION CORP.

By:	/s/ David Zaccardelli

Name: David Zaccardelli
Title: President

MELINTA THERAPEUTICS, INC.

By:	/s/ Thomas Koestler

Name: Thomas Koestler
Title: Chairman

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]

Instructions

Capitalized terms used but not defined in this spreadsheet have the definitions ascribed thereto in the Agreement and Plan of Merger and Reorganization, by and among Cempra, Inc., Melinta Therapeutics, Inc. and Castle Acquisition Corp., dated as of August 8, 2017 (the “Merger Agreement”), to which this spreadsheet is attached.
Cells with blue font are to be updated to reflect the applicable value as of the Effective Time. Cells with black font are formulas and are not to be altered except as noted or otherwise as expressly agreed by the parties to the Merger Agreement.
Specific instructions are provided next to each blue cell or black cell as needed.

Castle Percentage Calculation

Enter the amount by which the Castle Cash Balance at the Effective Time is less than $145MM. Enter such amount as a positive value. If the Castle Cash Balance as of the Effective Time is greater than or equal to $145MM, enter 0.

Enter the amount of Company Transaction Expenses as a positive value.

Enter the amount of Company Funded Indebtedness borrowed after the date of the Merger Agreement (excluding, for the avoidance of doubt, any indebtedness described in Section 2.4(d) of the Merger Agreement and any interest accrued thereon), other than Permitted Incremental Debt (as defined in Schedule 4.4(b) to the Merger Agreement), as a positive value.

Enter the volume weighted average price of Castle Common Stock on the NASDAQ Global Market as quoted on Bloomberg for the ten trading days preceding the Closing.

Enter number of basic shares of Castle Common Stock outstanding as of the Effective Time.

If additional rows are added on the Castle Dilutive Securities tab below row 5,000, adjust end-point of summation formula to include all such additional rows.

Enter number of basic shares of Company Common Stock outstanding as of the Effective Time.

If additional rows are added on the Melinta Dilutive Securities tab below row 5,000, adjust end-point of summation formula to include all such additional rows.

Excel Note: If, after populating “Melinta Dilutive Securities “tab, Cell F42 gives a #DIV/0! error, highlight cell, press “Delete”, press ctrl+z, and cell should repopulate.

Castle Value ($MM)	472.0
Castle Cash Shortfall ($MM)	0.0
Melinta Value ($MM)	509.0
Company Transaction Expenses ($MM)	0.0
Company Incremental Indebtedness ($MM)	0.0
Castle Percentage	‘=($F$11-$F$12)/ ($F$11+$F$13-$F$14- $F$12-$F$15)
Company Percentage Calculation
Castle Percentage	‘=$F$17
Company Percentage	‘=1-$F$21
Merger Shares Calculation
Castle 10-Day VWAP Prior to Close per Bloomberg (Price / Share)	$0.00
Castle Basic Shares Outstanding (MM)	0.0
Castle Dilution from Dilutive Securities (MM)	‘=+SUM(‘Castle Dilutive Securities’!$E$13:$E$5000)
Castle Fully Diluted Shares Outstanding (MM)	‘=$F$28+$F$29
Castle Percentage	‘=$F$17
Company Percentage	‘=$F$23
Merger Shares (MM)	‘=$F$32*$F$30/$F$31
Exchange Ratio Calculation
Merger Shares (MM)	‘=$F$34
Castle 10-Day VWAP Prior to Close per Bloomberg (Price / Share)	‘=$F$27
Implied Melinta Equity Value ($MM)	‘=$F$38*$F$39
Melinta Basic Shares Outstanding (MM)	0.0
Melinta Dilution from Dilutive Securities (MM)	‘=+SUM(‘Melinta Dilutive Securities’!$E$13:$E$5000)
Melinta Fully Diluted Shares Outstanding (MM)	‘=$F$41+$F$42
Implied Price / Share	‘=$F$40/$F$43
Exchange Ratio	‘=$F$38/$F$43

Instructions
Cells with blue font are to be updated to reflect the applicable value as of the Effective Time. Cells with black font are formulas and are not to be altered except as expressly agreed by the parties to the Merger Agreement.
Column B. Enter the name of the dilutive security tranche (Castle RSUs, Castle Options).
Column C. Enter the weighted average exercise price of the dilutive security tranche.
Column D. Enter the number of dilutive securities outstanding (in millions).
If additional rows are added on the Castle Dilutive Securities tab below row 5,000, adjust the end-point of the summation formula in Cell F29 on Calculations tab to include all such additional rows.
Castle Dilutive Securities Schedule

Tranche	WAEP	Number (MM)	Dilutive Impact (MM)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C13,D13-(C13*D13)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C14,D14-(C14*D14)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C15,D15-(C15*D15)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C16,D16-(C16*D16)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C17,D17-(C17*D17)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C18,D18-(C18*D18)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C19,D19-(C19*D19)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C20,D20-(C20*D20)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C21,D21-(C21*D21)/Calculations!$F$27,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$27>C22,D22-(C22*D22)/Calculations!$F$27,0)

Instructions
Cells with blue font are to be updated to reflect the applicable value as of the Effective Time. Cells with black font are formulas and are not to be altered except as expressly agreed by the parties to the Merger Agreement.
Column B. Enter the name of the dilutive security tranche (Melinta Options, Melinta Warrants).
Column C. Enter the weighted average exercise price of the dilutive security tranche.
Column D. Enter the number of dilutive securities outstanding (in millions).
If additional rows are added on the Melinta Dilutive Securities tab below row 5,000, adjust the end-point of the summation formula in Cell F42 on Calculations tab to include all such additional rows.
Melinta Dilutive Securities Schedule

Tranche	WAEP	Number (MM)	Dilutive Impact (MM)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C13,D13-(C13*D13)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C14,D14-(C14*D14)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C15,D15-(C15*D15)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C16,D16-(C16*D16)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C17,D17-(C17*D17)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C18,D18-(C18*D18)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C19,D19-(C19*D19)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C20,D20-(C20*D20)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C21,D21-(C21*D21)/Calculations!$F$44,0)
[Dilutive Securities Tranche]	$0.00	0.000	=+IF(Calculations!$F$44>C22,D22-(C22*D22)/Calculations!$F$44,0)

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Acquisition Inquiry” shall mean, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand or Castle, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal with such Party.

“Acquisition Proposal” shall mean, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by the Company, on the one hand or Castle, on the other hand to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” shall mean any transaction or series of transactions involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries;

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole; or

(c) any liquidation or dissolution of a Party.

“Bridge Notes” shall mean those certain convertible promissory notes of the Company set forth on Schedule E.

“Business Day” shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Castle Associate” shall mean any current or former employee, independent contractor, officer or director of Castle or any of its Subsidiaries.

“Castle Cash Balance” shall mean (a) the cash and cash equivalents of Castle as of the Effective Time (for the avoidance of doubt, after giving effect to the repayment of any Castle

Transaction Expenses and/or Castle Funded Indebtedness that is repaid using Castle’s cash immediately prior to the Effective Time) less (b) the sum of (i) any Castle Transaction Expenses that remain unpaid as of the Effective Time and (ii) the Castle Funded Indebtedness as of the Effective Time.

“Castle Common Stock” shall mean the Common Stock, $0.001 par value per share, of Castle.

“Castle Contract” shall mean any Contract: (a) to which Castle or any Subsidiary of Castle is a party; (b) by which Castle or any Subsidiary of Castle or any Castle IP Rights or any other asset of Castle is or may become bound or under which Castle or any Subsidiary of Castle has, or may become subject to, any obligation; or (c) under which Castle or any Subsidiary of Castle has or may acquire any right or interest.

“Castle Funded Indebtedness” shall mean the aggregate amount of any indebtedness evidenced by the Credit Facility and any other indebtedness for borrowed money of Castle or any Subsidiary of Castle, including any principal, premium, accrued and unpaid interest and including, for the avoidance of doubt, any prepayment penalties, make-whole payments or breakage fees associated with the repayment of such borrowed money.

“Castle IP Rights” shall mean all Intellectual Property owned, licensed, or controlled by Castle or its Subsidiaries that is necessary or used in the Castle business as presently conducted.

“Castle Material Adverse Effect” shall mean any effect, change, event, circumstance or development (any such item, an “Effect”) that, considered together with all other Effects that had occurred prior to the date of determination of the occurrence of the Castle Material Adverse Effect, is or could reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, assets or operations of Castle and its Subsidiaries taken as a whole; or (b) the ability of Castle to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement in all material respects; provided, however, that none of the following shall be deemed either alone or in combination with any of the following to constitute a Castle Material Adverse Effect: (A) any adverse effect that results from general economic, business, financial or market conditions (provided that such adverse effect does not affect Castle and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to Castle’s industry peers); (B) any adverse effect that results from conditions in any of the industries or industry sectors in which Castle or any of its Subsidiaries operates (provided that such adverse effect does not affect Castle and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to Castle’s industry peers); (C) any adverse effect resulting from any act of terrorism, war, national or international calamity or any other similar event (provided that such adverse effect does not affect Castle and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to Castle’s industry peers); (D) any adverse effect resulting from any change in any applicable Legal Requirement of any Governmental Body (provided that such adverse effect does not affect Castle in a disproportionate manner as compared to Castle’s industry peers or as compared to the Company); (E) any changes (after the date hereof) in GAAP; (F) any adverse effect resulting from any action taken by Castle or any of its Subsidiaries with the Company’s prior written consent or the taking of any action expressly required by this Agreement; (G) any decision or action, or inaction, by the FDA or other comparable foreign Governmental Body, with respect to solithromycin, Taksta or any product of any competitor of Castle or of any third-party company developing anti-infective products; (H) any scientific, treatment or clinical trial results relating to solithromycin, Taksta or any product of any competitor of Castle or of any third-party company developing anti-infective products; (I) any Effect resulting from the announcement or pendency of the Merger; and (J) a decline in Castle’s stock price, in and of itself (it being understood that any cause of any such decline may be deemed to constitute, in and of itself, a Castle Material Adverse Effect and may be taken into consideration when determining whether a Castle Material Adverse Effect has occurred).

“Castle Options” shall mean compensatory options to purchase shares of Castle Common Stock issued by Castle.

“Castle Preferred Stock” shall mean the Preferred Stock, $0.001 par value per share, of Castle.

“Castle RSU” shall mean compensatory restricted stock units payable when vested in shares of Castle Common Stock issued by Castle.

“Castle Transaction Expenses” shall mean the third party fees and expenses incurred by Castle or any Subsidiary of Castle prior to the Closing in connection with negotiating, preparing and executing this Agreement and consummating the Contemplated Transactions (and the related “auction” process), including all fees, expenses, disbursements and other similar amounts paid to attorneys, financial advisors or accountants.

A “Castle Triggering Event” shall be deemed to have occurred if: (a) the Board of Directors of Castle shall have failed to recommend that Castle’s stockholders vote to approve the issuance of Castle Common Stock in the Merger or shall for any reason have withdrawn or shall have modified in a manner adverse to the Company the Castle Board Recommendation; (b) Castle shall have failed to include in the Proxy Statement the Castle Board Recommendation; (c) the Board of Directors of Castle shall have approved, endorsed or recommended any Acquisition Proposal; or (d) Castle shall have entered into any letter of intent or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.5).

“Castle Warrants” shall mean warrants to purchase shares of Castle Common Stock or Castle Preferred Stock issued by Castle.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

“Code” shall mean the Internal Revenue Code of 1986.

“Company Associate” shall mean any current or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries.

“Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

“Company Contract” shall mean any Contract: (a) to which the Company or any Subsidiary of the Company is a party; (b) by which the Company or any Subsidiary of the Company or any Company IP Rights or any other asset of the Company is or may become bound or under which the Company or any Subsidiary of the Company has, or may become subject to, any obligation; or (c) under which the Company or any Subsidiary of the Company has or may acquire any right or interest.

“Company Funded Indebtedness” shall mean indebtedness for borrowed money of the Company or any Subsidiary of the Company, including any principal and accrued and unpaid interest.

“Company IP Rights” shall mean all Intellectual Property owned, licensed, or controlled by the Company or its Subsidiaries that is necessary or used in the Company’s business as presently conducted.

“Company Material Adverse Effect” shall mean any Effect that, considered together with all other Effects that had occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or could reasonably be expected to be materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, assets or operations of the Company and its Subsidiaries taken as a whole; or (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement in all material respects; provided, however, that none of the following shall be deemed either alone or in combination with any of the following to constitute a Company Material Adverse Effect: (A) any adverse effect that results from general economic, business, financial or market conditions (provided that such adverse effect does not affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to the Company’s industry peers); (B) any adverse effect that results from conditions in any of the industries or industry sectors in which the Company or any of its Subsidiaries operates (provided that such adverse effect does not affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to the Company’s industry peers); (C) any adverse effect resulting from any act of terrorism, war, national or international calamity or any other similar event (provided that such adverse effect does not affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to the Company’s industry peers); (D) any adverse effect resulting from any change in any applicable Legal Requirement of any Governmental Body (provided that such adverse effect does not affect the Company in a disproportionate manner as compared to the Company’s industry peers or as compared to Castle); (E) any changes (after the date hereof) in GAAP; (F) any adverse effect resulting from any action taken by the Company or any of its Subsidiaries with Castle’s prior written consent or the taking of any action expressly required by this Agreement; and (G) any Effect resulting from the announcement or pendency of the Merger.

“Company Options” shall mean compensatory options to purchase shares of Company Common Stock issued by the Company.

“Company Preferred Stock” shall mean, collectively, the Series 1 Preferred Stock, the Series 2 Preferred Stock, the Series 3 Preferred Stock and the Series 4 Preferred Stock.

“Company Public Company Financials” shall mean (a) the Company’s audited balance sheet at December 31, 2016 and the Company’s audited statements of operations, cash flows and shareholders’ equity for the years ended December 31, 2016 and 2015 and (b) any other financial statements of the Company as may be required to be included in the Proxy Statement, in each of clauses (a) and (b) in a form that satisfies all applicable requirements for including in the Proxy Statement.

“Company Transaction Expenses” shall mean the third party fees and expenses incurred by the Company or any of its Subsidiaries prior to the Closing in connection with negotiating, preparing and executing this Agreement and consummating the Contemplated Transactions, including all fees, expenses, disbursements and other similar amounts paid to attorneys, financial advisors or accountants, all as set forth in the statement to be delivered by the Company to Castle pursuant to Section 5.14.

A “Company Triggering Event” shall be deemed to have occurred if: (a) the Board of Directors of the Company shall have failed to recommend that the Company’s stockholders vote or act by written consent to approve the Merger or shall for any reason have withdrawn or shall have modified in a manner adverse to Castle the Company Board Recommendation; (b) the Board of Directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; or (c) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.5).

“Company Warrants” shall mean warrants to purchase shares of Company Common Stock or Company Preferred Stock issued by the Company.

“Confidentiality Agreement” shall mean the Confidentiality Agreement dated December 22, 2016 between the Company and Castle.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” shall mean the Merger and the other transactions and actions contemplated by this Agreement.

“Contract” shall, with respect to any Person, mean any written, oral or other agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Legal Requirements.

“DGCL” shall mean the Delaware General Corporation Law.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” with respect to a Person shall mean any trade or business, whether or not incorporated, that together with such Person would be deemed a “single employee” within the meaning of section 4001(b) of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Ratio” shall mean the value set forth in Cell F46 on the tab labeled “Calculations” in the Exchange Ratio Calculation Spreadsheet.

“Exchange Ratio Calculation Spreadsheet” shall mean the electronic spreadsheet exchanged by the parties to this Agreement concurrently with the execution and delivery hereof and attached hereto.

“Expense Reimbursement” means the actual, out-of-pocket Company Transaction Expenses incurred by the Company or any of its Subsidiaries on or prior to the termination of this Agreement in an amount not to exceed $2,000,000.

“Governmental Authority” shall mean any foreign or domestic court or tribunal, governmental, quasi-governmental or regulatory body, administrative agency or bureau, commission or instrumentality or authority or any stock market or stock exchange or other body exercising similar powers or authority.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) Governmental Authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority); or (d) self-regulatory organization (including The NASDAQ Stock Market).

“Hazardous Materials” shall mean any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“Intellectual Property” shall mean (a) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (b) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (c) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications and (d) other tangible or intangible proprietary or confidential information and materials.

“IRS” shall mean the United States Internal Revenue Service, or any successor thereto.

“Key Employee” shall mean, with respect to the Company or Castle, an executive officer or any employee that reports directly to the Board of Directors or Chief Executive Officer.

“Knowledge” shall mean, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of the individual’s employee or professional responsibility. Any Person that is an Entity shall have Knowledge if any executive officer or director of such Person as of the date such knowledge is imputed has Knowledge of such fact or other matter.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including, for the avoidance of doubt, under the authority of The NASDAQ Stock Market or the Financial Industry Regulatory Authority).

“Merger Shares” shall mean a number of shares of Castle Common Stock in the amount set forth in Cell F34 on the tab labeled “Calculations” in the Exchange Ratio Calculation Spreadsheet.

“Multiemployer Plan” shall mean a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” shall mean a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA.

“Non-Recourse Party” means, with respect to a Party to this Agreement, any of such Party’s former, current and future equity holders, controlling persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, or assignees (or any former, current or future equity holder, controlling person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing).

“Ordinary Course of Business” shall mean, in the case of each of the Company, Castle and each of their respective Subsidiaries, such actions taken in the ordinary course of its normal operations and consistent with its past practices, and, in the case of the Company and Castle, consistent with the operating plans delivered to the other Party.

“Party” or “Parties” shall mean the Company, Merger Sub and Castle.

“Person” shall mean any individual, Entity or Governmental Body.

“Proxy Statement” shall mean the Proxy Statement to be sent to Castle’s stockholders in connection with the Castle Stockholders’ Meeting.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, in the form attached hereto as Exhibit B.

“Registration Rights Consent” shall mean that certain Consent and Waiver Agreement, in the form attached hereto as Exhibit J.

“Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933.

“Series 1 Preferred Stock” shall mean the Series 1 Convertible Preferred Stock of the Company with a par value of $0.001 per share.

“Series 2 Preferred Stock” shall mean the Series 2 Convertible Preferred Stock of the Company with a par value of $0.001 per share, designated as Series 2-A(1) Preferred Stock, Series 2-A(2) Preferred Stock, Series 2-B(1) Preferred Stock or Series 2-B(2) Preferred Stock.

“Series 3 Preferred Stock” shall mean the Series 3 Convertible Preferred Stock of the Company with a par value of $0.001 per share, designated as Series 3 Convertible Preferred Stock or Series 3-B Convertible Preferred Stock.

“Series 4 Preferred Stock” shall mean the Series 4 Convertible Preferred Stock of the Company with a par value of $0.001 per share.

“Shareholder” shall mean each shareholder of the Company, and “Shareholders” shall mean all shareholders of the Company, in each case as determined immediately prior to the Effective Time.

An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s Board of Directors or other governing body or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” shall mean an unsolicited bona fide written offer by a third party to enter into (a) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (i) the Party’s stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of the Party’s capital stock or (b) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of the Party or its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions that: (A) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (B) is on terms and conditions that the Board of Directors of Castle or the Company, as applicable, determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its Board of Directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is reasonably likely to be more favorable to Castle’s stockholders or the Company’s stockholders, as applicable, than the terms of the Merger; and (y) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party, or if the consummation of such transaction is contingent on any such financing being obtained.

“Tax” shall mean any federal, state, local, foreign or other tax imposed by a Governmental Body, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest, whether disputed or not.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Treasury Regulations” shall mean the United States Treasury regulations promulgated under the Code.

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit B

FORM OF

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2017 (this “Agreement”), is made among Cempra, Inc., a Delaware corporation (the “Company”), Vatera Healthcare Partners LLC, a Delaware limited liability company (the “Vatera Shareholder”), and the other shareholders of the Company set forth on the signature pages hereto (the “Other Shareholders” and, together with the Vatera Shareholder, the “Shareholders” or individually a “Shareholder”).

A. On August 8, 2017, the Company, Castle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Melinta Therapeutics, Inc., a Delaware corporation (“Melinta”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Melinta, with Melinta as the surviving company and a wholly owned subsidiary of the Company (the “Merger”).

B. In connection with the Merger and pursuant to the Merger Agreement the Shareholders acquired Castle Common Stock (as defined in the Merger Agreement) (“Company Common Stock”).

C. In order to induce the Shareholders to adopt and approve the Merger Agreement and approve the Merger and other transactions contemplated in the Merger Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

D. Capitalized terms used in this Agreement and set forth in Section 9 are used as defined in Section 9.

Now, therefore, the parties hereto agree as follows:

1. Mandatory Shelf Registration.

(a) The Company agrees to file with the SEC as soon as reasonably practicable, but in no event later than 90 calendar days following the date hereof, a shelf Registration Statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Vatera Shareholder of any and all Registrable Securities held by the Vatera Shareholder (the “Mandatory Shelf Registration Statement”). The Company agrees to use its commercially reasonable efforts to cause the Mandatory Shelf Registration Statement to be declared effective by the SEC within 90 calendar days after the initial date of filing thereof.

(b) The Company shall use its commercially reasonable efforts to cause the Mandatory Shelf Registration Statement to remain continuously effective until the earliest of (A) the sale pursuant to a registration statement of all of the Registrable Securities covered by the Mandatory Shelf Registration Statement, (B) the sale, transfer or other disposition pursuant to Rule 144 of all of the Registrable Securities covered by the Mandatory Shelf Registration

Statement, (C) such time as the Registrable Securities covered by the Mandatory Shelf Registration Statement that are not held by Affiliates of the Company are, in the opinion of counsel to the Company, eligible for resale pursuant to Rule 144 so long as the Company is current in its 1934 Act reporting, if so required by Rule 144, (D) such time as all of the Registrable Securities covered by the Mandatory Shelf Registration Statement have been sold to the Company or any of its subsidiaries or (E) the fifth anniversary of the effective date of the Mandatory Shelf Registration Statement. The Mandatory Shelf Registration Statement shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Vatera Shareholder. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 1.

(c) If the Vatera Shareholder intends to distribute Registrable Securities under the Mandatory Shelf Registration Statement by means of an underwritten offering, the Vatera Shareholder will so advise the Company. In such event, the Vatera Shareholder will have the right to select one bookrunner for the offering, provided that such bookrunner is reasonably satisfactory to the Company. In connection with each underwritten resale of Registrable Securities under the Mandatory Shelf Registration Statement, the Company shall cause there to be Full Cooperation. The Vatera Shareholder shall be entitled to no more than two underwritten offerings under the Mandatory Shelf Registration Statement; and in no event shall the Vatera Shareholder be entitled to request an underwritten offering until after the six month anniversary of the date hereof.

2. Piggyback Registrations.

(a) Right to Piggyback. At any time after the date hereof, whenever the Company proposes to register shares of Company Common Stock (“Common Shares”) (other than pursuant to (i) registrations on Form S-8 or any similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan, (ii) registrations on Form S-4 or any similar form(s) solely for registration of securities in connection with a business combination, or (iii) a Mandatory Shelf Registration Statement), whether for its own account or for the account of one or more securityholders of the Company, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Shareholders of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within 15 days after the date of the Company’s notice (a “Piggyback Registration”). Once a Shareholder has made such a written request, it may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) day prior to the anticipated effective date of such Piggyback Registration. The Company may terminate or withdraw any registration initiated by it and covered by this Section 2 prior to the effectiveness of such registration, whether or not any Shareholder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2(c) the Company will have no liability to the Shareholders in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 2(a) is proposed to be underwritten, the Company will so advise the Shareholders in the written notice given pursuant to Section 2(a). In such event, the right of any Shareholder to registration pursuant to this Section 2 will be conditioned upon such Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities in the underwriting, and each such Shareholder will (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any such Shareholder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c) Piggyback Registration Expenses. Except to the extent prohibited by applicable law, the Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, the Company will include in such registration the maximum number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and Prior Holder Securities requested to be included in such registration, pro rata among the Shareholders and the Prior Holders of such securities on the basis of the number of Registrable Securities and Prior Holder Securities so requested to be included therein owned by each such holder or in such other manner as they may agree, and (iii) third, other securities requested to be included in such registration.

(e) Priority on Secondary Registrations. If a Piggyback Registration relates solely to an underwritten secondary registration on behalf of other holders of the Company’s securities, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, the Company will include in such registration the maximum number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, which securities will be so included in the following order of priority: (i) first, (A) the securities requested to be included therein by the holders requesting such registration and (B) the Registrable Securities and Prior Holder Securities pro rata among the holders thereof on the basis of the number of securities so requested to be included therein owned by each such holder or in such other manner as they may agree, and (iii) third, other securities requested to be included in such registration.

3. Registration Procedures. Whenever a Shareholder has requested that any Registrable Securities be registered pursuant to this Agreement (or in connection with the

Mandatory Shelf Registration Statement), the Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as commercially reasonable:

(a) prepare and (except with respect to the Mandatory Shelf Registration Statement) file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the National Association of Securities Dealers and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective; provided, that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to one firm of counsel selected by the Vatera Shareholder copies of all such documents proposed to be filed. The Company will not file any Registration Statement or amendment or post-effective amendment or supplement to such Registration Statement to which such counsel will have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than six months or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Shareholders set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the 1933 Act), and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Shareholders set forth in such Registration Statement;

(c) furnish to the Shareholders such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Shareholders;

(d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Shareholders reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Shareholders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Shareholders (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) use its commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Shareholders to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(f) immediately notify the Shareholders and any underwriter(s), at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of any event which will have the result that, the prospectus contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) notify the Shareholders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any of such purposes;

(h) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which Common Shares are then listed;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(j) enter into such customary agreements (including underwriting agreements with customary provisions) and take all such other actions as the Shareholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(k) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 10(a) of the 1933 Act and Rule 158 thereunder;

(l) make available for inspection by the Shareholders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by a Shareholder or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by a Shareholder or any such underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, that such Shareholder will, and will use its commercially reasonable efforts to cause each such underwriter, accountant or other agent to enter into a customary confidentiality agreement in form and substance reasonably satisfactory to the Company; provided further, that such confidentiality agreement will not contain terms that would prohibit any such Person from complying with its obligations under applicable law or Nasdaq rules;

(m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(n) enter into such agreements and take such other actions as the Shareholders or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

(o) if such registration relates to an underwritten offering, obtain a comfort letter, addressed to the Shareholders (and, if such registration includes an underwritten public offering to the underwriters of such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

(p) if such registration relates to an underwritten offering, provide a legal opinion of the Company’s outside counsel, addressed to the underwriters of any underwritten public offering, with respect to the Registration Statement and prospectus in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(q) if such registration relates to an underwritten offering, furnish to the Shareholders such information and assistance as the Shareholders may reasonably request in connection with any “due diligence” effort which the Shareholders deem appropriate; and

(r) use its commercially reasonable efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated hereby.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Shareholders by name, or otherwise identifies the Shareholders as the holders of any securities of the Company, without the consent of each such Shareholder, such consent not to be unreasonably withheld or delayed; unless such disclosure is required by law.

The Company may require the Shareholders to furnish the Company with such information regarding the Shareholders and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

4. Registration Expenses.

(a) Except as otherwise provided for herein, all expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration and National Association of Securities Dealers filing fees), fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form, as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or automatic quotation system on which similar securities issued by the Company are then listed (including Nasdaq). Notwithstanding the foregoing, all Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

(b) In connection with the Mandatory Shelf Registration Statement and each Piggyback Registration, the Company will reimburse the Shareholders for reasonable fees and disbursements, in an amount not to exceed $25,000, of one law firm, chosen by the Vatera Shareholder.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, each Shareholder, its affiliates and their respective officers, directors and partners and each Person who controls each Shareholder (within the meaning of the 1933 Act) against, and pay and reimburse such holder, affiliate, director, officer or partner or controlling person for any losses, claims, damages, expenses, liabilities, joint or several, to which such holder or any such affiliate, director, officer or partner or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any “issuer free writing prospectus” (as defined in 1933 Act Rule 433), (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of any rule or regulation promulgated under the 1933 Act, the 1934 Act, the National Association of Securities Dealers or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse each Shareholder and each such affiliate, director, officer, partner and controlling person for the legal fees and expenses of one counsel, and any other nonlegal expenses, actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding or (iv) the failure to include, at the time of pricing any offering, the information required by Sections 12(a)(2) and 17(a)(2) of the 1933 Act; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by a Shareholder expressly for use therein or by such Shareholder’s failure to deliver, to the extent required by law and except to the extent such failure results from a failure by the Company to comply with Section 3(f), a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Shareholders with a sufficient number of copies of the same. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to at least the same extent as provided above with respect to the indemnification of the Shareholders.

(b) In connection with any Registration Statement in which any Shareholder is participating, such Shareholder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, each other Person who controls the Company (within the meaning of the 1933 Act) and each underwriter (to the extent required by such underwriter) against any losses, claims, damages, expenses, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities, actions or proceedings arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Shareholder expressly for use therein, and such Shareholder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the obligation to indemnify and hold harmless will be individual and several to such Shareholder and will be limited to the amount of net proceeds received by such Shareholder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent that such indemnifying party is materially prejudiced as a result of such failure to give notice.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount a Shareholder will be obligated to contribute pursuant to this Section 5(e) will be limited to an amount equal to the net proceeds to such Shareholder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Shareholder has otherwise been required to pay in respect of such loss, claim, damage, expense, liability or action or any substantially similar loss, claim, damage, expense, liability or action arising from the sale of such Registrable Securities).

6. Participation in Underwritten Registrations.

(a) No Shareholder may participate in any registration hereunder that is underwritten unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided, that a Shareholder will not be required to sell more than the number of Registrable Securities that it has requested the

Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Shareholder’s failure to cooperate, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, a Shareholder will not be required to agree to any indemnification obligations on the part of such Shareholder that are materially greater than its obligations pursuant to Section 6(b).

(b) Each Shareholder agrees that, if it is participating in any registration hereunder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3(f) above, such Shareholder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until it receives copies of a supplemented or amended prospectus as contemplated by such Section 3(f). In the event the Company gives any such notice, the applicable time period during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(b) to and including the date when such Shareholder will have received the copies of the supplemented or amended prospectus contemplated by Section 3(f).

7. Rule 144; Legend Removal.

(a) Facilitation of Sales Pursuant to Rule 144. The Company covenants to the Shareholders that to the extent it shall be required to do so under the 1934 Act, the Company shall use its commercially reasonable efforts to (i) timely file the reports required to be filed by it under the 1934 Act or the 1933 Act (including the reports under Sections 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144), and (ii) make and keep public information available as those terms are understood and defined in Rule 144 under the 1933 Act, all to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Shareholder in connection with its sale pursuant to Rule 144, the Company shall deliver to such Shareholder a written statement as to whether it has complied with such requirements.

(b) Availability of Rule 144 Not Excuse for Obligations. The fact that any Shareholder may become eligible to sell its Registrable Securities pursuant to Rule 144 shall not (i) cause such Securities to cease to be Registrable Securities or (ii) excuse the Company’s obligations set forth in this Agreement.

(c) Upon request of any Shareholder, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the 1933 Act and applicable state laws, the Company shall promptly cause any legend affixed to any Registrable Securities to be removed from any certificate for any Registrable Securities, including by providing any opinion of counsel to the Company that may be reasonably required by the transfer agent to effect such removal.

8. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of the Vatera Shareholder or its successor(s) in interest, (b) the date on which the Vatera Shareholder or its successor(s) in interest holds a number of shares of Company Common Stock equal to or less than 10% of the total number of shares of Company Common Stock issued and outstanding (on a non-fully diluted basis) and (c) the dissolution, liquidation or winding up of the Company.

9. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that, for purposes of this Agreement, the Company shall not be deemed an Affiliate of any Shareholder, and no Shareholder shall be deemed an Affiliate of the Company. For purposes of this definition, when used with respect to any Person, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated to close.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) reasonably cooperate with the underwriter(s) in connection therewith and make themselves reasonably available to participate in “road-shows” and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities) and (b) the Company prepares preliminary and final prospectuses for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in additional to the minimum amount of information required by law, rule or regulation).

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Prior Holder” means a “Holder” as defined in the Prior Registration Rights Agreements.

“Prior Holder Securities” means those securities that constitute “Registrable Securities” under the Prior Registration Rights Agreements.

“Prior Registration Rights Agreements” means the Registration Rights Agreement, dated February 8, 2011, by and among the Company and the persons set forth on Exhibit A attached thereto.

“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which a Shareholder notifies the Company of its intention to offer Registrable Securities.

“Registrable Securities” means (i) any Common Shares issued or delivered to the Shareholders pursuant to the Merger Agreement, (ii) any Common Shares issuable upon exercise of any warrants held by the Shareholders that were assumed by the Company pursuant to the Merger Agreement or (iii) any Common Shares issued or issuable with respect to the shares referred to in the foregoing clauses (i) and (ii) by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by prospectus filed under the 1933 Act and disposed of in accordance with the Registration Statement covering them, (y) subject to Section 7(b), such Registrable Security has been sold by a Shareholder pursuant to Rule 144 under circumstances in which any legend borne by such Registrable Security relating to restrictions on transferability thereof, under the 1933 Act or otherwise, is removed by the Company; or (z) such Registrable Security shall cease to be outstanding. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion, exercise or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the 1933 Act.

“Rule 144” means Rule 144 under the 1933 Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.

“SEC” means the Securities and Exchange Commission.

“Selling Expenses” means all underwriting discounts, fees, selling commissions and related out-of-pocket expenses of and underwriters and such underwriters’ counsel and transfer taxes applicable to the sale of Registrable Securities hereunder.

10. Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is more favorable or is inconsistent or conflicts with or violates the rights granted to any Shareholder in this Agreement.

(b) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to equitable relief, including specific performance and injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by the written consent of the Company and the Vatera Shareholder.

(d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that a Shareholder may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Company; provided, further, that no such prior written consent shall be required for an assignment to an affiliate of a Shareholder.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h) Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the Court of Chancery of the State of Delaware, or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereinafter have to the laying of the venue of any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(k) shall be deemed effective service of process on such party.

EACH OF THE PARTIES HERETO HERBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or advisable to carry out the provisions of this Agreement and the transactions contemplated hereby.

(j) Organizational Documents. Notwithstanding anything to the contrary herein, all applicable provisions of the Company’s bylaws and certificate of incorporation (the “Organizational Documents”) shall apply to this Agreement and any actions taken hereunder as if set forth herein, and any conflict between the Organizational Documents and this Agreement shall be resolved in favor of the provisions of the Organizational Documents. If any conflict between this Agreement and the Organizational Documents interferes in any material respect with the exercise of any right or remedy hereunder, the Company shall use its commercially reasonable efforts to facilitate the exercise of such right or remedy without conflict with the Organizational Documents.

(k) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via e-mail (including via attached pdf document) to the e-mail address set out below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (e) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address, facsimile number or e-mail address set forth below:

To the Company:

Cempra, Inc.

6320 Quadrangle Drive, Suite 360

Chapel Hill, NC 27517

Telephone: (919) 313-6601

Fax: (984) 209-4577

Attention: David Zaccardelli

with a copy (which shall not constitute notice to the Company) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Telephone: (617) 573-4850

Fax: (617) 573-4822

Attention: Graham Robinson

To the Vatera Shareholder:

[                    ]

Attention:

Facsimile:

E-mail:

with a copy (which shall not constitute notice to the Vatera Shareholder) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 728-8000

Fax: (212) 728-9867

Attention: Gordon Caplan, Esq.

                                               Sean M. Ewen, Esq.

; or to the other Shareholders, at such address set forth on the signature pages hereto; or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(l) Entire Agreement. This Agreement, together with the Organizational Documents, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(m) No Waivers; Third Party Beneficiary Rights. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Nothing in this Agreement, express or implied, is intended to confer on any Person (other than the parties hereto and any permitted transferee under Section 10(e) hereof) its heirs, successors, legal representatives or permitted assigns, any rights, remedies, obligations or liabilities under this Agreement.

[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the above date.

CEMPRA, INC.

By:
Name:
Title:

Vatera Shareholder

VATERA HEALTHCARE PARTNERS LLC

By: Vatera Holdings LLC, as manager

By:
Name:
Title:

Other Shareholders

LUPA GmbH

By:

Name:
Title:

Notice Address:

JWC RIB-X LLC

By:

Name:
Title:

Notice Address:

MALIN LIFE SCIENCES HOLDINGS LIMITED

By:

Name:
Title:

Notice Address:

FALCON FLIGHT LLC

By: TDM VENTURES LLC, its Managing Member

By:

Name:
Title:

Notice Address:

EXHIBIT C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF THE SURVIVING CORPORATION

Exhibit C

THIRTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MELINTA THERAPEUTICS, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Laws of the State of Delaware)

* * * * * * * *

The undersigned, [●], certifies that [he/she] is the [●] of Melinta Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

1.	The present name of the corporation is Melinta Therapeutics, Inc. The corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware on October 30, 2000 under the name “Rib-X Designs, Inc.” and changed its name to “Rib-X Pharmaceuticals, Inc.” by filing a certificate of amendment with the Secretary of State of the State of Delaware on December 11, 2000, filed an amended and restated certificate of incorporation on December 6, 2001, a certificate of amendment to its amended and restated certificate of incorporation on May 24, 2002, a second amended and restated certificate of incorporation on December 6, 2002, a third amended and restated certificate of incorporation on April 28, 2003, a certificate of amendment on May 29, 2003, a fourth amended and restated certificate of incorporation on June 8, 2006, a certificate of amendment on June 28, 2006, a fifth amended and restated certificate of incorporation on January 8, 2009, a sixth amended and restated certificate of incorporation on May 28, 2010, a seventh amended and restated certificate of incorporation on January 10, 2011, an eighth amended and restated certificate of incorporation on November 15, 2012, changed its name to “Melinta Therapeutics, Inc.” by filing a certificate of amendment on October 7, 2013, a ninth amended and restated certificate of incorporation on January 23, 2014, a tenth amended and restated certificate of incorporation on December 19, 2014, an eleventh amended and restated certificate of incorporation on June 9, 2015 and a twelfth amended and restated certificate of incorporation on March 9, 2016 (the “Certificate”).

2.	The Certificate is hereby amended and restated in its entirety as hereinafter provided, to among other things, change the name of the corporation to “Melinta Subsidiary Corp.” (the “Amended and Restated Certificate”).

3.	The Amended and Restated Certificate has been duly adopted by the stockholders in accordance with the provisions of §§ 228, 242 and 245 of the General Corporation Law of the State of Delaware.

4.	The Amended and Restate Certificate shall become effective upon filing with the Secretary of State of the State of Delaware.

5.	The Amended and Restated Certificate shall, at the effective time, read as follows:

ARTICLE I.

The name of the Corporation is: “Melinta Subsidiary Corp.”

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III.

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV.

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, each of which shall have a par value of one cent ($.01) per share.

ARTICLE V.

In furtherance and not in limitation of the powers conferred by statute, the By-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the “Board”).

ARTICLE VI.

Elections of directors need not be by written ballot.

ARTICLE VII.

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation.

(3) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

ARTICLE VIII.

To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right of indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board, pay such expenses incurred by employees and agents of the Corporation upon such terms as the Board deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, By-law, agreement, vote of stockholders, or otherwise.

The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws hereafter enacted from time to time.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Thirteenth Amended and Restated Certificate of Incorporation has been executed by the Corporation’s duly authorized officer, this      day of             , 2017.

EXHIBIT D

COMPANY STOCKHOLDER WRITTEN CONSENT

Exhibit D

WRITTEN CONSENT

OF

THE STOCKHOLDERS

OF

MELINTA THERAPEUTICS, INC.

August 8, 2017

The undersigned stockholders, representing (i) a majority of the issued and outstanding shares of capital stock of Melinta Therapeutics, Inc. (f/k/a Rib-X Pharmaceuticals, Inc.), a Delaware corporation (the “Company”), and (ii) a majority of the issued and outstanding shares of Series 2 Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series 2 Preferred Stock”), Series 3 Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series 3 Preferred Stock”) and Series 4 Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series 4 Preferred Stock”), voting together as a single class (and, in addition to the extent applicable, in each case, voting separately as an individual class), do hereby waive the giving of any notice of action or a meeting of the stockholders and hereby consent to the taking of the following actions and do hereby adopt the following resolutions by written consent in lieu of a meeting (the “Written Consent”) pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the “DGCL”):

Approval of Merger

WHEREAS, the Board of Directors of the Company has previously declared advisable, approved and adopted the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of August 8, 2017, by and among the Company, Cempra, Inc., a Delaware corporation (“Parent”), and Castle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), an executed copy of which is attached as Exhibit A hereto, providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Board of the Directors of the Company has recommended that the stockholders of the Company adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger;

WHEREAS, pursuant to Section 251 of the DGCL, to adopt and approve the Merger Agreement, the Company must obtain the affirmative vote or written consent of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon;

WHEREAS, pursuant to Section 6(e) of the Company’s Twelfth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), to adopt and approve the Merger Agreement and the transactions contemplated thereby, the Company must obtain the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Series 2 Preferred Stock, Series 3 Preferred Stock and Series 4 Preferred Stock; and

WHEREAS, the undersigned stockholders constitute both (i) the holders of a majority of the issued and outstanding shares of capital stock of the Company and (ii) the holders of a majority of the issued and outstanding shares of Series 2 Preferred Stock, Series 3 Preferred Stock and Series 4 Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Merger, be and hereby are approved, authorized and adopted on the terms and conditions set forth in the Merger Agreement by the undersigned stockholders of the Company pursuant to the provisions of the DGCL and the Certificate of Incorporation, and this resolution shall constitute the affirmative consent of the holders of the undersigned for all purposes of the DGCL, the Certificate of Incorporation or otherwise;

Conversion of Preferred Stock

WHEREAS, pursuant to Section 3(c)(ii) of the Certificate of Incorporation (and pursuant to the terms of that certain Warrant Agreement, dated as of December 17, 2014, issued by the Company in favor of Hercules Technology Growth Capital, Inc. for the right to purchase Series 3 Preferred Stock (the “Hercules Warrant”)), each share of Series 1 Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series 1 Preferred Stock”), Series 2 Preferred Stock, Series 3 Preferred Stock and Series 4 Preferred Stock (collectively, “Company Preferred Stock”) and all accrued but unpaid Preferred Dividends (as defined in the Certificate of Incorporation) shall automatically be converted into such number of fully paid and non-assessable shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (or, in the case of the Hercules Warrant, the right to purchase Common Stock in accordance with the terms thereof) as set forth in Section 3(a) of the Certificate of Incorporation upon the written consent of the holders of a majority of the then outstanding shares of Series 2 Preferred Stock, Series 3 Preferred Stock and Series 4 Preferred Stock, voting together as a single class and, in each case, voting separately as an individual class;

NOW, THEREFORE, BE IT RESOLVED, that, subject to and immediately prior to the closing of the Merger, each share of Company Preferred Stock and all accrued but unpaid Preferred Dividends (as defined in the Certificate of Incorporation) (or, in the case of the Hercules Warrant, the right to purchase Series 3 Preferred Stock in accordance with the terms thereof) shall be converted into such number of fully paid and non-assessable shares of Common Stock pursuant to and in accordance with Section 3(c)(ii) of the Certificate of Incorporation (or, in the case of the Hercules Warrant, the right to purchase Common Stock in accordance with the terms thereof); and be it further

RESOLVED, that any rights that the holders of Company Preferred Stock (as defined in the Merger Agreement) may have to an adjustment of the applicable conversion price of such Company Preferred Stock with respect to the conversion of the Bridge Notes (as defined in the Merger Agreement) into shares of Common Stock are hereby waived; and be it further

Approval of Amendment to Equity Incentive Plan

WHEREAS, the Company maintains the 2011 Equity Incentive Plan, as amended and restated as of December 17, 2013 and as subsequently amended (the “Plan”);

WHEREAS, on August 5, 2017, the Board of Directors of the Company determined that it is advisable and in the best interests of the Company to amend the Plan pursuant to an amendment in substantially the form attached hereto as Exhibit B (the “Plan Amendment”) to increase the maximum aggregate number of the Common Stock that may be issued under the Plan to Eligible Persons (as defined in the Plan) by 2,835,014 shares, from 32,164,986 shares of Common Stock to 35,000,000 shares of Common Stock, subject to adjustment as may be required in accordance with the terms of the Plan; and

NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned stockholders hereby votes the shares of stock held by such stockholder in favor of the Plan Amendment and the increase of the maximum aggregate number of shares of Common Stock that may be issued under the Plan to Eligible Persons to 35,000,000 shares of Common Stock, subject to adjustment as may be required in accordance with the terms of the Plan; and be it further

General

RESOLVED, that all acts, transactions, or agreements undertaken prior to the adoption of the foregoing resolutions by any of the directors, officers or authorized representatives of the Company in its name and for its account in connection with the foregoing matters are hereby ratified, confirmed and approved in all respects; and be it further

RESOLVED, that the officers of the Company be, and each of them severally hereby is, empowered, authorized and directed to take such actions as they may deem necessary or convenient to carry out the intent of any and all of the foregoing resolutions, provided that in the case of an amendment to the Merger Agreement following the date hereof, any such amendment shall be subject to the terms set forth in the DGCL, including any requirement to obtain the consent of the stockholders of the Company in connection therewith.

Acknowledgement

Each of the undersigned stockholders hereby acknowledges and agrees that: (i) the adoption and approval of the Merger and the other transactions contemplated by the Merger Agreement is irrevocable and that such stockholder is aware it may have the right to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which is attached hereto, and that such stockholder has received and read a copy of Section 262 of the DGCL, (ii) by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL, (iii) the shares of Common Stock it will acquire pursuant to the terms of the Merger (the “Shares”) will be for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act, (iv) it constitutes an “accredited investor,” as that term is defined in Rule 501 under the Securities Act, (v) it has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company, (vi) it has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Shares pursuant to the terms of the Merger Agreement and to make an informed investment decision with respect thereto, (vii) it can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period, (viii) it understand that (a) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (b) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (c) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has set his hand hereto effective as of the date first written above.

VATERA HEALTHCARE PARTNERS LLC

By: Vatera Holdings LLC, as manager

By:

Name:
Title:

[Signature Page to Stockholder Consent]

FALCON FLIGHT LLC

By: TDM Ventures LLC, its Managing Member

By:

Name:
Title:

[Signature Page to Stockholder Consent]

MALIN LIFE SCIENCES HOLDINGS LIMITED

By:

Name:
Title:

[Signature Page to Stockholder Consent]

LUPA GMBH

By:

Name:
Title:

[Signature Page to Stockholder Consent]

JWC RIB-X LLC

By:

Name:
Title:

[Signature Page to Stockholder Consent]

Exhibit A

Merger Agreement

Exhibit A

Exhibit B

Amendment No. 3 to the

2011 Equity Incentive Plan

(As Amended and Restated as of December 17, 2013)

Exhibit B

Exhibit C

SECTION 262 OF THE

GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

Exhibit C

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

Exhibit C

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to

Exhibit C

receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the Office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

Exhibit C

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Exhibit C

EXHIBIT E

COMPANY OFFICER’S CERTIFICATE

EXHIBIT E

Form of Company Officer’s Certificate

General Representations

1.	The signatory hereto is authorized to make all of the statements and representations set forth therein on behalf of the Company. Such signatory is familiar with the matters described or otherwise referred to herein and has made such investigations of factual matters as such signatory has deemed reasonably necessary for the purpose of making the statements and representations set forth herein.[1]

2.	The facts, representations, and warranties relating to the Merger, as described or otherwise set forth in the Merger Agreement, the Proxy Statement filed on [date], with the Securities and Exchange Commission, and the other documents referred to in the Merger Agreement, in each case insofar as such facts, representations, and warranties pertain to the Company, are true, correct, and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement, the Delaware General Corporation Law (the “DGCL”), and the descriptions contained in the Proxy Statement.

3.	The Merger Agreement and the transactions contemplated thereby are the result of arm’s length negotiations conducted by and among the parties thereto and their respective agents and advisors. The Merger Agreement sets forth all of the rights and obligations and represents the entire understanding of the parties regarding the Merger. There are no agreements, understandings, or arrangements related to the Merger other than the Merger Agreement, the Proxy Statement/Prospectus, and the other documents referred to therein.

4.	Neither the Company nor any of its affiliates is or will be a party to any oral or written agreement related to the Merger that may cause any of the facts, representations, or warranties described herein to be untrue, inaccurate, or incomplete in any material respect.

5.	The Merger will be effected for the bona fide business purposes described in the Proxy Statement/Prospectus.

[1]	Any defined terms used but not defined herein shall the meaning ascribed to such term in the Agreement and Plan of Merger between and among Cempra, Inc., Castle Acquisition Corp., and Melinta Therapeutics, Inc. (the “Merger Agreement”).

6.	The Merger will be reported by the Company pursuant to the relevant U.S. federal, state and local tax reporting rules (to the extent such rules are applicable to the Company) in a manner consistent with the Opinion.

7.	Unless otherwise required by a final determination within the meaning of section 1313(a), the Company will not take any position on any U.S. federal income tax return, or take any other U.S. tax reporting position, that is inconsistent with the representations herein or the treatment of the Merger described in the Opinion.

8.	The Company is validly organized under applicable local law.

9.	The Company has all requisite corporate and other powers and authority to undertake and consummate the Merger.

Section 368 Representations

10.	As of the Effective Time, the Company will have no outstanding stock other than Company Common Stock. Except for the Company Common Stock, as of the Effective Time, there will be no other outstanding shares, indebtedness, instruments, contracts, or other arrangements that could be treated as equity of the Company for U.S. federal income tax purposes. All of the Company’s financial positions outstanding at the Effective Time that have ever been treated by the Company as debt for U.S. federal income tax purposes (by deducting interest or otherwise) are properly classified as debt (rather than equity) for such purposes and have not been treated as other than debt for any other purpose.

11.	The number of shares of Castle Common Stock received by each holder of Company Common Stock pursuant to the Merger (other than Dissenting Shares and shares of Company Common Stock owned by the stockholders of the Company set forth on Schedule D of the Merger Agreement, the holders of which will be receiving solely cash), together with any cash received in lieu of fractional shares of Castle Common Stock, was determined by arm’s length negotiations between Castle and the Company.

12.	Taking into account any amounts payable in cash in exchange for Dissenting Shares, shares of Company Common Stock owned by the stockholders of the Company set forth on Schedule D of the Merger Agreement, and any other shares (or portion of shares) of Company Common Stock acquired for cash (other than cash paid in lieu of a fractional share of Castle Common Stock), in the Merger shares of Company Common Stock representing control of the Company (within the meaning of section 368(c)) will be exchanged solely for voting stock of Castle and/or cash in lieu of fractional shares thereof.[2] The shares of Castle Common

[2]

For this purpose, “control” with respect to a corporation within the meaning of section 368(c) means ownership of at least (i) 80% of the total combined voting power of all classes of stock of such corporation entitled to vote and (ii) 80% of the total number of shares of each other class of stock of such corporation.

Stock to be issued in the Merger will be entitled to vote in the election of directors of Castle and on all other matters submitted to a vote of Castle’s shareholders. No stock of Merger Sub will be issued in the Merger. No liabilities or expenses of any holder of Company Common Stock will be assumed by Castle, Merger Sub, or any person related to Castle (within the meaning of Treasury Regulations section 1.368-1(e)(4)) (a “Castle Related Person”), nor will shares of Company Common Stock be acquired subject to any liabilities. For purposes of this representation, (i) Company Common Stock redeemed for cash or other property furnished by Castle is considered as acquired by Castle and (ii) if any stock of the Company were exchanged for cash or other property originating with Castle, such stock would be treated as outstanding stock of the Company on the date of the Merger.

13.	The Company did not and will not cause in connection with the Merger, any extraordinary distribution with respect to Company Common Stock to be declared prior to the Effective Time. Neither the Company nor any person related to the Company, within the meaning of Treasury Regulations section 1.368-1(e)(4), directly or indirectly (including through partnerships or through third parties), (i) has participated, or will participate in connection with the Merger, in any redemption or acquisition of Company Common Stock or (ii) has paid or will pay, in connection with the Merger or otherwise as part of a plan that includes the Merger, any amount to, or on behalf of, any holder of Company Common Stock in connection with any purchase, sale, exchange, redemption, or other disposition or acquisition of Company Common Stock, in each case, other than Dissenting Shares and shares of Company Common Stock owned by the stockholders of the Company set forth on Schedule D of the Merger Agreement, the holders of which will be receiving solely cash.

14.	Following the Merger, the Company will continue to hold, (i) at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately before the Merger and (ii) at least 90 percent of the fair market value of Merger Sub’s net assets and at least 70 percent of the fair market value of Merger Sub’s gross assets held immediately before the Merger. For purposes of this representation, (A) amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company or Merger Sub in connection with the Merger, if any, are included as assets of the Company or Merger Sub, respectively, held immediately before the Merger, and (B) transfers of Company assets permitted by Treasury Regulation Section 1.368-2(k) are not taken into account.

15.	Except for the Company Options and Company Warrants, the Company, as of the Effective Time, will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock of the Company. The Company Options and Company Warrants will be treated in the Merger in the manner described in the Merger Agreement.

16.	Following the Merger, the Company will not issue additional shares of its stock (or securities, options, warrants or instruments giving the holder thereof the right to acquire such stock), or otherwise to take any action, that would result in Castle losing control of the Company (within the meaning of section 368(c)). For purposes of this representation, transfers of Company assets permitted by Treasury Regulation Section 1.368-2(k) shall not be taken into account.

17.	The Company is not aware of any plan or intention on the part of Castle to (i) liquidate the Company (including a deemed liquidation resulting from an entity classification election under Treasury Regulations section 301.7701-3), (ii) merge the Company with or into another corporation or any other entity, (iii) sell or otherwise dispose of any of the stock of the Company, or (iv) cause the Company to sell or otherwise dispose of any of its assets (including any assets acquired from Merger Sub in the Merger), except for dispositions made in the ordinary course of business and transfers permitted under section 368(a)(2)(C) and Treasury Regulations sections 1.368-1(d) and 1.368-2(k).

18.	To the best knowledge of the Company, Merger Sub has no liabilities that will be assumed by the Company in the Merger, and Merger Sub will not transfer to the Company any assets subject to liabilities in the Merger.

19.	The liabilities of the Company and the liabilities, if any, to which the assets of the Company are subject have been incurred by the Company in the ordinary course of its business.

20.	The Company conducts a historic business for purposes of Treasury Regulations section 1.368-1(d).

21.	To the best knowledge of the Company, following the Merger, the Company or one or more other members of Castle’s qualified group (as defined in Treasury Regulations section 1.368-1(d)(4)(ii)) will (i) continue the Company’s historic business or (ii) use a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Treasury Regulations section 1.368-1(d).

22.	Except as otherwise expressly provided in the Merger Agreement with respect to expenses that are solely and directly related to the Merger, Castle, Merger Sub, the Company, and the Company’s shareholders have paid or will pay their respective expenses incurred in connection with the Merger. The Company has not (and, to the best knowledge of the Company, neither Castle nor Merger Sub has) agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by any holder of Company Common Stock in connection with the Merger or any related transaction, nor has Castle or Merger Sub agreed to assume any such expense or liability of the Company.

23.	There will be, as of the Effective Time, no intercorporate indebtedness existing between Castle or any of its subsidiaries (including Merger Sub), on the one hand, and the Company or any of its subsidiaries, on the other, that was issued or acquired, or would be settled, at a discount.

24.	The payment of cash to holders of Company Common Stock in lieu of fractional shares of Castle Common Stock is solely for the purpose of avoiding the expense and inconvenience to Castle of issuing fractional shares and does not represent separately bargained-for consideration. To the best knowledge of the Company, the total amount of cash paid in lieu of fractional shares of Castle Common Stock will not exceed one percent of the total consideration that will be received by holders of Company Common Stock pursuant to the Merger. No holder of Company Common Stock, with the possible exception of shareholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Castle Common Stock.

25.	The Company is not (i) a regulated investment company, (ii) a real estate investment trust, or (iii) either (x) a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment or (y) a corporation more than 25 percent of the value of whose assets is invested in the stock and securities of any one issuer or more than 50 percent of the value of whose total assets is invested in the stock and securities of 5 or fewer issuers. In making the determination described in clause (iii) of the preceding sentence, stock and securities of any subsidiary of the Company are disregarded, and the Company is deemed to own its ratable share of the subsidiary’s assets, if the Company owns stock of the subsidiary representing 50 percent or more of the combined voting power of all classes of stock entitled to vote or 50 percent or more of the total value of shares of all classes of stock outstanding. In addition, in determining the fair market value of the Company’s total assets for purposes of making this representation, the Company excludes any cash and cash items (such as receivables), U.S. federal government securities, and any other assets acquired (through incurring indebtedness or otherwise) for the purpose of causing the Company not to be characterized as an entity described in the first sentence of this representation or causing the Company to meet the requirements of section 368(a)(2)(F)(ii).

26.	To the best knowledge of the Company, during the two-year period prior to the Effective Time, neither Castle nor any Castle Related Person owned, directly or indirectly, any stock of the Company or rights to acquire such stock (other than pursuant to the Merger Agreement).

27.

None of the compensation that will be received by any shareholder-employee of the Company is separate consideration for, or allocable to, any Company Common Stock held by such shareholder-employee; no shares of Castle Common Stock that will be received in the Merger by any shareholder-employee are separate consideration for, or allocable to, any employment agreement; and the compensation paid or payable to any shareholder-employee is or will be for services actually rendered or to be rendered and was or will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

28.	The Company has not negotiated and will not negotiate (and, to the best knowledge of the Company, no holder of Company Common Stock has negotiated or will negotiate ) the direct or indirect sale, exchange, or other disposition to Castle or any Castle Related Person of any shares of Castle Common Stock issued in the Merger (other than any fractional shares of Castle Common Stock for which holders of Company Common Stock may receive cash as discussed in representation 24). There is no plan, understanding, or arrangement between Castle or any Castle Related Person, on the one hand, and the Company (or, to the best knowledge of the Company, any of its shareholders), on the other, that any Company shareholder’s ownership of shares of Castle Common Stock that will be issued in the Merger (other than any fractional shares of Castle Common Stock for which holders of Company Common Stock may receive cash) would be transitory.

29.	No holder of Company Common Stock will retain any rights in the Company Common Stock surrendered pursuant to the Merger (other than any rights retained by holders of Dissenting Shares).

30.	No subsidiary of the Company owns or will own at the Effective Time any stock of the Company.

31.	The fair market value of the assets of the Company exceeds, and will exceed as of the Effective Time, the sum of the Company’s liabilities plus the liabilities, if any, to which such assets are subject.

32.	The Company is not a party to, or under the jurisdiction of a court in, a case under Title 11 of the United States Code, and the Company is not in a receivership, foreclosure or similar proceeding in a federal or state court.

EXHIBIT F

CASTLE OFFICER’S CERTIFICATE

EXHIBIT F

Form of Castle Officer’s Certificate

General Representations

1.	The signatory hereto is authorized to make all of the statements and representations set forth herein on behalf of Castle and Merger Sub, as applicable. Such signatory is familiar with the matters described or otherwise referred to herein and has made such investigations of factual matters as such signatory has deemed reasonably necessary for the purpose of making the statements and representations set forth herein.[1]

2.	The facts, representations, and warranties relating to the Merger, as described or otherwise set forth in the Merger Agreement, the Proxy Statement filed on [date], with the Securities and Exchange Commission, and the other documents referred to in the Merger Agreement, in each case insofar as such facts, representations, and warranties pertain to the Castle and Merger Sub, are true, correct, and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement, the Delaware General Corporation Law (the “DGCL”), and the descriptions contained in the Proxy Statement.

3.	The Merger Agreement and the transactions contemplated thereby are the result of arm’s length negotiations conducted by and among the parties thereto and their respective agents and advisors. The Merger Agreement sets forth all of the rights and obligations and represents the entire understanding of the parties regarding the Merger. There are no agreements, understandings, or arrangements related to the Merger other than the Merger Agreement, the Proxy Statement, and the other documents referred to therein.

4.	Neither Castle nor any of its affiliates, including Merger Sub, is or will be a party to any oral or written agreement related to the Merger that may cause any of the facts, representations, or warranties described herein to be untrue, inaccurate, or incomplete in any material respect.

5.	The Merger will be effected for the bona fide business purposes described in the Proxy Statement.

[1]	Any defined terms used but not defined herein shall the meaning ascribed to such term in the Agreement and Plan of Merger between and among Cempra, Inc., Castle Acquisition Corp., and Melinta Therapeutics, Inc. (the “Merger Agreement”).

6.	The Merger will be reported by Castle and Merger Sub pursuant to the relevant U.S. federal, state and local tax reporting rules (to the extent such rules are applicable to Castle and Merger Sub) in a manner consistent with the Opinion.

7.	Unless otherwise required by a final determination within the meaning of section 1313(a), neither Castle nor Merger Sub will take any position on any U.S. federal income tax return, or take any other U.S. tax reporting position, that is inconsistent with the representations herein or the treatment of the Merger described in the Opinion.

8.	Each of Castle and Merger Sub is (or will be at the Effective Time) validly organized under applicable local law.

9.	Each of Castle and Merger Sub has (or will have at the Effective Time) all requisite corporate and other powers and authority to undertake and consummate the Merger.

Section 368 Representations

10.	The number of shares of Castle Common Stock received by each holder of Company Common Stock pursuant to the Merger (other than Dissenting Shares and shares of Company Common Stock owned by the stockholders of the Company set forth on Schedule D of the Merger Agreement, the holders of which will be receiving solely cash), together with any cash received in lieu of fractional shares of Castle Common Stock, was determined by arm’s length negotiations between Castle and the Company.

11.	Neither Castle nor any Castle Related Person has any plan, intention, or obligation to acquire, directly or indirectly (including through partnerships or through third parties), any stock of the Company (other than pursuant to the transactions contemplated by the Merger Agreement). Neither Castle nor any Castle Related Person has any plan, intention, or obligation to redeem, reacquire, or purchase, directly or indirectly (including through partnerships or through third parties), any shares of Castle Common Stock received by holders of Company Common Stock in the Merger (other than pursuant to open market repurchases of shares of Castle Common Stock that satisfy the requirements of Revenue Ruling 99-58, 1999-2 C.B. 701). Castle has assets sufficient to support any possible open market repurchases of shares of Castle Common Stock described in the preceding sentence without taking into account any assets or liabilities of the Company. Neither Castle nor any person related to Castle has any plan, intention, or obligation to make any dividends or distributions to the former holders of Company Common Stock other than regular, normal dividends or distributions made to all holders of shares of Castle Common Stock.

12.	Taking into account any amounts payable in cash in exchange for Dissenting Shares, shares of Company Common Stock owned by the stockholders of the

Company set forth on Schedule D of the Merger Agreement, and any other shares (or portion of shares) of Company Common Stock acquired for cash (other than cash paid in lieu of a fractional share of Castle Common Stock), in the Merger shares of Company Common Stock representing control of the Company (within the meaning of section 368(c)) will be exchanged solely for voting stock of Castle and/or cash in lieu of fractional shares thereof.[2] The shares of Castle Common Stock issued in the Merger will be entitled to vote in the election of directors of Castle and on all other matters submitted to a vote of Castle’s shareholders. No stock of Merger Sub will be issued in the Merger. No liabilities or expenses of any holder of Company Common Stock will be assumed by Castle, Merger Sub, or any Castle Related Person, nor will any shares of Company Common Stock be acquired subject to any liabilities. For purposes of this representation, (i) Company Common Stock redeemed for cash or other property furnished by Castle is considered as acquired by Castle and (ii) if any stock of the Company were exchanged for cash or other property originating with Castle, such stock would be treated as outstanding stock of the Company on the date of the Merger.

13.	To the best knowledge of Castle, the Company did not cause, in connection with the Merger, any extraordinary distribution with respect to Company Common Stock to be declared prior to the Effective Time. Neither Castle nor any Castle Related Person, directly or indirectly (including through partnerships or through third parties), (i) has participated, or will participate in connection with the Merger, in any redemption or acquisition of Company Common Stock by the Company or any person related to the Company, within the meaning of Treasury Regulations section 1.368-1(e)(4), or (ii) has paid or will pay in connection with the Merger or otherwise as part of a plan that includes the Merger, any amount to, or on behalf of, any holder of Company Common Stock in connection with any purchase, sale, exchange, redemption, or other disposition or acquisition of Company Common Stock, in each case, other than Dissenting Shares and shares of Company Common Stock owned by the stockholders of the Company set forth on Schedule D of the Merger Agreement, the holders of which will be receiving solely cash.

14.	Following the Merger, to the best knowledge of Castle, the Company will continue to hold, (i) at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately before the Merger and (ii) at least 90 percent of the fair market value of Merger Sub’s net assets and at least 70 percent of the fair market value of Merger Sub’s gross assets held immediately before the Merger. For purposes of this representation, (A) amounts used by the Company or Merger Sub to pay reorganization expenses and all redemptions and distributions (except for regular,

[2]

For this purpose, “control” with respect to a corporation within the meaning of section 368(c) means ownership of at least (i) 80% of the total combined voting power of all classes of stock of such corporation entitled to vote and (ii) 80% of the total number of shares of each other class of stock of such corporation.

normal dividends) made by the Company or Merger Sub in connection with the Merger, if any, are included as assets of the Company or Merger Sub, respectively, held immediately before the Merger, and (B) transfers of Company assets permitted by Treasury Regulation Section 1.368-2(k) are not taken into account.

15.	At the Effective Time, Castle will own all of the outstanding stock of Merger Sub and will have control of Merger Sub (within the meaning of section 368(c)). Immediately after the Effective Time, Castle will own all of the outstanding stock of the Company. At the Effective Time, Merger Sub will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock of Merger Sub (or, following the Merger, stock of the Company) that, if exercised, would affect Castle’s acquisition or retention of control of the Company (within the meaning of section 368(c)).

16.	Merger Sub was or will be formed by Castle solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub never owned any assets (other than assets with nominal value contributed upon its formation), incurred any indebtedness for money borrowed, issued stock or any other equity interest to any person other than Castle, or engaged in any trade or business activities or operations.

17.	Following the Merger, the Company will not issue additional shares of its stock (or securities, options, warrants or instruments giving the holder thereof the right to acquire such stock), or otherwise take any action, that would result in Castle losing control of the Company (within the meaning of section 368(c)). For purposes of this representation, transfers of Company assets permitted by Treasury Regulation Section 1.368-2(k) are not taken into account.

18.	Following the Merger, Castle will not (i) liquidate the Company (including a deemed liquidation resulting from an entity classification election under Treasury Regulations section 301.7701-3), (ii) merge the Company with or into another corporation or any other entity, (iii) sell or otherwise dispose of any of the stock of the Company, or (iv) cause the Company to sell or otherwise dispose of any of its assets (including any assets acquired from Merger Sub in the Merger), except for dispositions made in the ordinary course of business and transfers permitted under section 368(a)(2)(C) and Treasury Regulations sections 1.368-1(d) and 1.368-2(k).

19.	Merger Sub has no, and will not have any, liabilities that will be assumed by the Company and will not transfer to the Company any assets subject to liabilities, in the Merger.

20.	To the best knowledge of Castle, the liabilities of the Company and the liabilities, if any, to which the assets of the Company are subject were incurred by the Company in the ordinary course of its business.

21.	To the best knowledge of Castle, the Company conducted and continues to conduct a historic business for purposes of Treasury Regulations section 1.368-1(d).

22.	Following the Merger, the Company or one or more other members of Castle’s qualified group (as defined in Treasury Regulations section 1.368-1(d)(4)(ii)) (i) will continue the Company’s historic business or (ii) will continue to use a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Treasury Regulations section 1.368-1(d).

23.	Except as otherwise expressly provided in the Merger Agreement with respect to expenses that are solely and directly related to the Merger, Castle, Merger Sub, the Company, and the Company’s shareholders have paid or will pay their respective expenses incurred in connection with the Merger. Neither Castle nor Merger Sub has (and, to the best knowledge of Castle, the Company has not) agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by any holder of Company Common Stock in connection with the Merger or any related transaction, nor has Castle or Merger Sub agreed to assume any such expense or liability of the Company.

24.	There has been no, and as of the Effective Time there will not be any, intercorporate indebtedness existing between Castle or any of its subsidiaries (including Merger Sub), on the one hand, and the Company or any of its subsidiaries, on the other, that was issued or acquired, or would be settled, at a discount.

25.	The payment of cash to holders of Company Common Stock in lieu of fractional shares of Castle Common Stock will be done solely for the purpose of avoiding the expense and inconvenience to Castle of issuing fractional shares and does not represent separately bargained-for consideration. The total amount of cash paid in lieu of fractional shares of Castle Common Stock will not exceed one percent of the total consideration that will be received by holders of Company Common Stock pursuant to the Merger. No holder of Company Common Stock, with the possible exception of shareholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Castle Common Stock.

26.

Neither Castle nor Merger Sub is (i) a regulated investment company, (ii) a real estate investment trust, or (iii) either (x) a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment or (y) a corporation more than 25 percent of the value of whose assets is invested in the stock and securities of any one issuer or more than 50 percent of the value of whose total assets is invested in the stock and securities of 5 or fewer issuers. In making the determination described in clause (iii) of the preceding sentence, stock and securities of any subsidiary of Castle or Merger Sub are disregarded, and such corporation is deemed to own its ratable share of the subsidiary’s assets, if such corporation owns stock of the subsidiary representing 50 percent or more of the combined voting power of all classes of stock entitled to vote or 50 percent or more of the total value of shares of all classes of stock outstanding. In addition, in determining the fair market value of each corporation’s total assets for purposes of making this representation, Castle and Merger Sub exclude any cash and cash items (such as receivables), U.S. federal government securities, and any other assets acquired (through incurring indebtedness or otherwise) for the purpose of causing such corporation not to be characterized as an entity described in the first sentence of this representation or causing such corporation to meet the requirements of section 368(a)(2)(F)(ii).

27.	During the two-year period prior to the Effective Time, neither Castle nor any Castle Related Person owned, directly or indirectly, any stock of the Company or rights to acquire such stock (other than pursuant to the Merger Agreement).

28.	None of the compensation received or to be received by any shareholder-employee of the Company was separate consideration for, or allocable to, any Company Common Stock held by such shareholder-employee; no shares of Castle Common Stock to be received in the Merger by any shareholder-employee is separate consideration for, or allocable to, any employment agreement; and the compensation paid or payable to any shareholder-employee was or will be for services actually rendered or to be rendered, and was or will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

29.	Neither the Company nor any holder of Company Common Stock negotiated or will negotiate the direct or indirect sale, exchange, or other disposition to Castle or any Castle Related Person of any shares of Castle Common Stock issued in the Merger (other than any fractional shares of Castle Common Stock for which holders of Company Common Stock may receive cash as discussed in representation 25). There is no plan, understanding, or arrangement between Castle or any Castle Related Person, on the one hand, and the Company or any of its shareholders, on the other, that any Company shareholder’s ownership of Castle Ordinary Shares issued in the Merger (other than any fractional shares of Castle Common Stock for which holders of Company Common Stock may receive cash) would be transitory.

30.	To the best knowledge of Castle, no holder of Company Common Stock will retain any rights in the Company Common Stock surrendered pursuant to the Merger (other than any rights retained by holders of Dissenting Shares).

31.	The fair market value of the assets of Castle exceeds, and will exceed as of immediately after the Merger, the sum of Castle liabilities plus the liabilities, if any, to which such assets are subject.

32.	Castle is not a party to, or under the jurisdiction of a court in, a case under Title 11 of the United States Code, and Castle is not in a receivership, foreclosure or similar proceeding in a federal or state court.

EXHIBIT G

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF CASTLE

Exhibit G

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CEMPRA, INC.

CEMPRA, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), by its [●], hereby certifies as follows:

1.	The name of the Corporation is Cempra, Inc.

2.	The name under which the Corporation was originally incorporated was Cempra, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 16, 2008 (the “Certificate of Incorporation”).

3.	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4.	In connection with that certain Agreement and Plan of Merger and Reorganization, dated as of August 8, 2017, among the Corporation, Castle Acquisition Corp. and Melinta Therapeutics, Inc., the Corporation is to amend and restate the Certificate of Incorporation to provide for, among other items, the changing of its name to “Melinta Therapeutics, Inc.”.

5.	This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation.

6.	The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

I. The name of the corporation is Melinta Therapeutics, Inc. (the “Corporation”).

II. The address of the Corporation’s registered office in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

III. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IV. The total number of shares that the Corporation will have authority to issue is four hundred million (400,000,000), consisting of (i) three hundred ninety-five million (395,000,000) shares of common stock, $0.001 par value per share, and (ii) five million (5 million) shares of preferred stock, $0.001 par value per share.

The board of directors is authorized to issue the preferred stock, subject to limitations prescribed by law and the provisions of this Amended and Restated Certificate of Incorporation, as shares of preferred stock in series, and is authorized, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series will include, but not be limited to, determination of the following:

(i)	the number of shares constituting that series and the distinctive designation of that series;

(ii)	the dividend rate on the shares of that series, whether dividends will be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)	whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such rights;

(iv)	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board of directors will determine;

(v)	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi)	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

(vii)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii)	any other rights, preferences and limitations of that series.

The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

V. Unless and except that the bylaws of the Corporation will so require, the election of directors of the Corporation need not be by written ballot.

VI. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

VII. Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the board of directors, or by such person or persons duly designated by the board of directors whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

VIII.

(a) The board of directors will be divided into three classes, as nearly equal in number as possible. The initial classification of directors will be determined in accordance with a resolution or resolutions adopted by the board of directors. The term of office of the first class will expire at the first annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2012, the term of office of the second class will expire at the second annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2013, and the term of office of the third class will expire at the third annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2014. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire will be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

(b) Any director may resign at any time upon notice given in writing or electronic transmission to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations will become effective, and each director so chosen will hold office as provided in this paragraph in the filling of other vacancies.

(c) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(d) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Amended and Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

IX. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no present or former director of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, will eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

X. The Corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was a director, officer or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

XI. The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

XII. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

XIII. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by [●], its [●], as of the [●]th day of [●], 2017.

CEMPRA, INC.

By:

Name: [●]

Title: [●]

[Signature Page to Amended and Restated Certificate of Incorporation]

EXHIBIT H

AMENDED AND RESTATED BYLAWS

OF THE SURVIVING COMPANY

Exhibit H

MELINTA SUBSIDIARY CORP.

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

SECOND AMENDED AND RESTATED BY-LAWS

Adopted on [●], 2017

ARTICLE I.

OFFICES.

The registered office of Melinta Subsidiary Corp. (the “Corporation”) shall be located in the state of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation. The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS.

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of at least 20% of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice of Meetings. Written notice of the time and place of any stockholder’s meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.

Section 5. Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6. Voting List. The Secretary shall prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 7. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 8. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10. Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the President shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE III.

DIRECTORS.

Section 1. Number and Qualifications: The board of directors shall consist of such number as may be fixed from time to time by resolution of the Board. The directors need not be stockholders.

Section 2. Election of Directors: The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3. Duration of Office: The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

Section 4. Removal and Resignation of Directors: Except as set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended by any Certificates of Designation filed by the Corporation, any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 5. Filling of Vacancies: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

Section 6. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 7. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the President or by any two directors.

Section 8. Notice and Place of Meetings: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 10. Quorum: A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-laws. The members of the Board shall act only as the Board and the individual members thereof shall not have any powers as such.

Section 11. Compensation: The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 13. Meetings Through Use of Communications Equipment: Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.

COMMITTEES.

Section 1. Executive Committee: The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

Section 2. Other Committees: Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 5. Record of Proceedings, etc.: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 6. Organization, Meetings, Notices, etc.: A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agreed upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph or cable, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V.

OFFICERS.

Section 1. Number: The officers of the Corporation shall be a President and a Secretary and such other officers as may be appointed in accordance with the provisions of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. The Chairman of the Board of Directors, if any, and the President shall be directors of the Corporation, and should any one of them cease to be a director, he shall ipso facto cease to be such officer. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers: Other officers, including one or more vice-presidents, assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4. Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 9. President: In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 10. Vice-Presidents: The vice-president, or vice-presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The vice-presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 11. Secretary: The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-laws.

Section 12. Treasurer: The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

ARTICLE VI.

CAPITAL STOCK.

Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President or one of the vice-presidents, and the Secretary or an assistant secretary or the Treasurer or an assistant treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, vice-president, Secretary, assistant secretary, Treasurer or assistant treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 1. Fiscal Year: The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Notices: Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by sending via facsimile, telegraphing or cabling the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, sent via facsimile, telegraphed or cabled.

Section 4. Waiver of Notice: Any stockholder or director may at any time, by writing or by telegraph or by cable, waive any notice required to be given under these By-laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

Section 5. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 8. Indemnification of Officers and Directors: The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE IX.

AMENDMENTS.

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

*            *             *            *            *

EXHIBIT I

AMENDED AND RESTATED BYLAWS

OF CASTLE

Exhibit I

BYLAWS

OF

MELINTA THERAPEUTICS, INC.

I.	OFFICES

1.1	Registered Office

The registered office of MELINTA THERAPEUTICS, INC. (the “Corporation”), in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, Kent County, Delaware 19901, and its registered agent at such address is Incorporating Services, Ltd.

1.2	Principal Office

The principal office for the transaction of the business of the Corporation will be at such location, within or without the State of Delaware, as will be designated by the board of directors of the Corporation.

1.3	Other Offices

The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

II.	MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings

Meetings of stockholders will be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting will not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of Delaware.

If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders, be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation will implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action will be maintained by the Corporation.

2.2	Annual Meeting

The annual meeting of stockholders will be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders will be held on the fourth Tuesday in May in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting will be held at the same time and place on the next succeeding full business day. At the meeting, directors will be elected and any other proper business may be transacted.

2.3	Special Meeting

Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or these bylaws, or by such person or persons duly designated by the board of directors whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

2.4	Notice of Stockholders’ Meetings

(a) Except to the extent otherwise required by law, all notices of meetings of stockholders will be in writing and will be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice will specify the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation will also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent will be revocable by the stockholder by written notice to the Corporation. Any such consent will be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to recognize such revocation will not invalidate any meeting or other action.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation will be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent will be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this subsection 2.4(c), will be deemed to have consented to receiving such single written notice.

(d) Sections 2.4(b) and (c) will not apply to any notice given to stockholders under sections 164 (notice of sale of shares of stockholder who failed to pay an installment or call on stock not fully paid), 296 (notice of disputed claims relating to insolvent corporations), 311 (notice of meeting of stockholders to revoke dissolution of corporation), 312 (notice of meeting of stockholders of corporation whose certificate of incorporation has been renewed or revived) and 324 (notice when stock has been attached as required for sale upon execution process) of the General Corporation Law of Delaware.

2.5	Manner of Giving Notice; Affidavit of Notice

(a) Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Notice given pursuant to this Section 2.5(b) will be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary, an assistant secretary or the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission will, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	Quorum

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the chairman of the board of directors, or in the absence of such person, any officer entitled to preside at or to act as secretary of the meeting, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	Adjournments; Notice

Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these bylaws by the chairman of the board of directors, or in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

2.8	Voting

The stockholders entitled to vote at any meeting of stockholders will be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as otherwise provided in the certificate of incorporation, each stockholder will be entitled to one vote for each share of capital stock held by such stockholder.

2.9	Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the certificate of incorporation or these bylaws.

2.10	No Stockholder Action by Written Consent Without a Meeting

Effective upon the registration of any class of the Corporation’s stock under the Securities Act of 1934, as amended (the “Exchange Act”), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. At all times prior thereto, unless otherwise provided in the certificate of incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, proxyholder, or other person or persons authorized to act for a stockholder or proxyholder, will be deemed to be written, signed and dated for the purposes of this Section 2.10, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, proxyholder, or other authorized person or persons, and (b) the date on which such stockholder, proxyholder or other authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted will be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission will be deemed to have been delivered until such consent is reproduced in paper form and until such paper form will have been delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office will be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction will be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by written consent will be given to those stockholders who have not consented in writing. If the action that is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section will state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.11	Record Date for Stockholder Notice; Voting; Giving Consents

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date that will not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the board of directors does not so fix a record date:

(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, will be the day on which the first written consent is expressed; and

(c) the record date for determining stockholders for any other purpose will be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.12	Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy will be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy will be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable will be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.13	List of Stockholders Entitled to Vote

The officer who has charge of the stock ledger of a corporation will prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation will not be required to include electronic mail addresses or other electronic contact information on such list. Such list will be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list will be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list will also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list will be provided with the notice of the meeting.

2.14	Stockholder Proposals

(a) Effective upon the registration of any class of the Corporation’s stock under the Exchange Act, any stockholder wishing to bring any other business before a meeting of stockholders, except for the nomination of persons for election as directors which will be made pursuant to Section 3.15 of these bylaws, must provide notice to the Corporation not more than ninety (90) and not less than sixty (60) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by the stockholders at the stockholders’ meeting.

(b) Any such notice will set forth the following as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder; and (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business. In the absence of such notice to the Corporation meeting the above requirements, a stockholder will not be entitled to present any business at any meeting of stockholders.

(c) In any such event, such stockholder must also set forth in its notice: (i) any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (ii) as to the stockholder giving notice and any Stockholder Associated Person, (A) the class, series and number of all shares of the Corporation beneficially owned by such stockholder and by such Stockholder Associated Person, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, and (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder of any such Stockholder Associated Person with respect to any share of stock of the Corporation; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice.

(d) Subject to the Corporation’s certificate of incorporation, only such business will be conducted at a meeting of stockholders as will have been brought before the meeting in accordance with the procedures set forth in this Section 2.14. The presiding officer of the meeting will have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.14 and, if any proposed business is not in compliance with this Section 2.14, to declare that such defective proposal be disregarded.

(e) Notwithstanding the foregoing provisions of this Section 2.14, a stockholder will also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(f) For the purposes of these bylaws, “Stockholder Associated Person” of any stockholder will mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

III.	DIRECTORS

3.1	Powers

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation will be managed and all corporate powers will be exercised by or under the direction of the board of directors.

3.2	Number of Directors

The number of directors constituting the board of directors will be not more than nine (9) but not less than five (5), and may be fixed or changed, within this minimum and maximum, by resolution adopted by the affirmative vote of a majority of the directors then in office. Upon adoption of these bylaws, the number of directors constituting the board of directors will be fixed at nine (9) until such time as the directors change the number of directors pursuant to this Section 3.2.

No reduction of the authorized number of directors will have the effect of removing any director before that director’s term of office expires.

3.3	Election, Qualification and Term of Office of Directors

Except as provided in Section 3.13 of these Bylaws, effective upon the initial public offering of the Corporation (the “IPO”), the directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders following the IPO, the term of office of the second class to expire at the second annual meeting of stockholders following the IPO and the term of office of the third class to expire at the third annual meeting of stockholders following the IPO, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting following the IPO, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Otherwise, vacancies occurring between stockholder meetings may only be filled as set forth in Section 3.4.

Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director will be a natural person.

Elections of directors need not be by written ballot.

Except as set forth below, each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances. For purposes of this bylaw regarding election of directors, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “against” a director’s election and shall exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this bylaw regarding election of directors, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

3.4	Resignation and Vacancies

Any director may resign at any time upon notice given in writing or electronic transmission to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations will become effective, and each director so chosen will hold office as provided in this Section 3.4 in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws:

(a) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and

(b) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then, any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

3.5	Place of Meetings; Meetings by Telephone

The board of directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

3.6	Regular Meetings

Regular meetings of the board of directors may be held without notice at such time and at such place as will from time to time be determined by the board.

3.7	Special Meetings; Notice

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, or any two (2) directors.

Notice of the time and place of special meetings will be delivered either personally or by mail, telex, facsimile, telephone or electronic transmission to each director, addressed to each director at such director’s address and/or phone number and/or electronic transmission address as it is shown on the records of the Corporation. If the notice is mailed, it will be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telex, facsimile, telephone or electronic transmission, it will be delivered by telephone or transmitted at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation. Notice may be delivered by any person entitled to call a special meeting or by an agent of such person.

3.8	Quorum

At all meetings of the board of directors, a majority of the authorized number of directors will constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9	Waiver Of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or meeting of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.10	Adjourned Meeting; Notice

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11	Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.

3.12	Fees and Compensation of Directors

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors will have the authority to fix the compensation of directors.

3.13	Removal of Directors

Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, that, whenever the holders of any class or classes of stock, or series thereof, are entitled to elect one or more directors by the provisions of the certificate of incorporation, removal for cause of any directors elected by such class or classes of stock, or series thereof, will be by the holders of a majority of the shares of such class or classes of stock, or series of stock, then entitled to vote at an election of directors.

No reduction of the authorized number of directors will have the effect of removing any director prior to the expiration of such director’s term of office.

3.14	Chairman of the Board of Directors

The Corporation may also have, at the discretion of the board of directors, a chairman of the board of directors. The chairman of the board will, if such a person is elected, preside at the meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the board of directors, or as may be prescribed by these bylaws.

3.15	Nominating Procedures

Effective upon the registration of any class of the Corporation’s stock under the Exchange Act, nominations for election of directors will be governed by this Section 3.15. Nominations for the election of directors may only be made by the board of directors, by the nominating committee of the board of directors (or, if none, any other committee serving a similar function) or by any stockholder entitled to vote generally in elections of directors where the stockholder complies with the requirements of this Section 3.15. Any stockholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not more than ninety (90) days nor less than sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to stockholders. Each such notice of a stockholder’s intent to nominate a director or directors at an annual or special meeting will set forth the following: (A) the name and address, as they appear on the Corporation’s books, of (i) the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated, and (ii) any Stockholder Associated Person; (B) the information required in Section 2.14(c) of these bylaws; (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and any Stockholder Associated Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the Corporation if so elected. No person will be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.15. If the chairman of the stockholders’ meeting will determine that a nomination was not made in accordance with the procedures described by these bylaws, he will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder will also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.

IV.	COMMITTEES

4.1	Committees of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the Corporation, will have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee will have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaws of the Corporation.

4.2	Committee Minutes

Each committee will keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	Meetings and Action of Committees

Meetings and actions of committees will be governed by, and be held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjourned meeting and notice), and Section 3.11 (board action by written consent without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors, who will have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

V.	OFFICERS

5.1	Officers

The officers of the Corporation will be a president, one or more vice presidents, a secretary and a treasurer. The Corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2	Election of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these bylaws, will be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3	Subordinate Officers

The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom will hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4	Removal and Resignation of Officers

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5	Vacancies in Offices

Any vacancy occurring in any office of the Corporation will be filled by the board of directors.

5.6	Chairman of the Board

The chairman of the board will, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. The chairman of the board of directors will be chosen by the board of directors.

5.7	President

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board or the chief executive officer, if there be such officers, the president will, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the Corporation. In the absence or nonexistence of the chief executive officer, he or she will preside at all meetings of the stockholders and, in the absence of a chairman of the board and chief executive officer, at all meetings of the board of directors at which he or she is present. He or she will have the general powers and duties of management usually vested in the office of president of a corporation and will have such other powers and duties as may be prescribed by the board of directors or these bylaws. The board of directors may provide in their discretion that the offices of president and chief executive officer may be held by the same person.

5.8	Vice Presidents

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, will perform all the duties of the president and when so acting will have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents will have such other powers and perform such other duties as from time to time may be prescribed for them by the board of directors, these bylaws, the president or the chairman of the board.

5.9	Secretary

The secretary or an agent of the Corporation will keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes will show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary will keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary will give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The secretary will keep the seal of the Corporation, if one be adopted, in safe custody and will have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.10	Treasurer

The treasurer will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account will at all reasonable times be open to inspection by any director.

The treasurer will deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. The treasurer will disburse the funds of the Corporation as may be ordered by the board of directors, will render to the president and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and will have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.11	Assistant Secretary

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) will, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and will perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.12	Representation of Shares of Other Corporations

The chairman of the board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of the Corporation, or any other person authorized by the board of directors or the chief executive officer, president or a vice president, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.13	Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Corporation will respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors.

VI.	INDEMNITY

6.1	Indemnification of Directors and Officers

The Corporation will, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware (as such law may from time to time be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights), indemnify each of its directors and officers (each such person sometimes referred to in this Section 6.1 as an “indemnitee”) against Expenses (as herein defined), judgments, fines, penalties, ERISA excise taxes, settlements, loss, liability, and other amounts actually and reasonably incurred in connection with any Proceeding (as herein defined), arising by reason of such person’s Official Capacity (as herein defined) or anything done or not done in such person’s Official Capacity. For purposes of this Section 6.1, a director or officer of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director, officer, manager, member, partner, trustee, or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation that was a predecessor corporation or other entity of the Corporation or of another enterprise at the request of such predecessor corporation or entity. Such indemnification will include the right to receive payment of any Expenses incurred by the indemnitee in connection with any Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect. The right of indemnification provided in this Section 6.1 will not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Section 6.1 will inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Section 6.1 and will be applicable to Proceedings commenced or continuing after the adoption of this Section 6.1, whether arising from acts or omissions occurring before or after such adoption. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies will apply with respect to advancement of Expenses and the right to indemnification under this Section 6.1. Indemnitee will be entitled to indemnification and advancement against all Expenses reasonably incurred for serving as a witness by reason of indemnitee’s Official Capacity in any Proceeding with respect to which indemnitee is not a party.

(a) Advancement of Expenses. All reasonable Expenses incurred by or on behalf of the indemnitee in connection with any Proceeding will be advanced to the indemnitee by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably evidence the Expenses incurred by the indemnitee and, if required by law at the time of such advance, will include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such Expenses pursuant to this Section 6.1.

(b) Procedure for Determination of Entitlement to Indemnification.

(i) To obtain indemnification under this Section 6.1, an indemnitee will submit to the secretary of the Corporation a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the indemnitee’s entitlement to indemnification will be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The secretary of the Corporation will, promptly upon receipt of such a request for indemnification, advise the board of directors in writing that the indemnitee has requested indemnification, whereupon the Corporation will provide such indemnification, including without limitation advancement of Expenses, so long as the indemnitee is legally entitled thereto in accordance with applicable law.

(ii) The indemnitee’s entitlement to indemnification under this Section 6.1 will be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the board of directors; (B) by a committee of such Disinterested Directors, even though less than a quorum of the board of directors; (C) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) will have occurred and the indemnitee so requests or (y) a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (D) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (E) as provided in paragraph (c) below.

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph (b)(ii) above, a majority of the Disinterested Directors will select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control will have occurred, the indemnitee will select such Independent Counsel, but only an Independent Counsel to which the board of directors does not reasonably object.

(iv) The only basis upon which a finding that indemnification may not be made is that such indemnification is prohibited by law.

(v) The Corporation will pay all costs associated with its determination of indemnitee’s eligibility for indemnification.

(c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Section 6.1, if a Change of Control will have occurred, the indemnitee will be presumed to be entitled to indemnification under this Section 6.1 upon submission of a request for indemnification together with the Supporting Documentation in accordance with paragraph (b)(i), and thereafter the Corporation will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under paragraph (b)(ii) above to determine entitlement to indemnification will not have been appointed or will not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee will be deemed to be entitled to indemnification and the indemnitee will be entitled to such indemnification unless (A) the indemnitee misrepresented a material fact, or omitted a material fact necessary to make indemnitee’s statement not misleading, in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in this Section 6.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, adversely affect the right of the indemnitee to indemnification or create a presumption that the indemnitee did not act in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the indemnitee had reasonable cause to believe that the indemnitee’s conduct was unlawful.

(d) Remedies of Indemnitee.

(i) In the event that a determination is made pursuant to paragraph (b)(ii) that the indemnitee is not entitled to indemnification under this Section 6.1: (A) the indemnitee will be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial Proceeding or arbitration will be de novo and the indemnitee will not be prejudiced by reason of such adverse determination; and (C) in any such judicial Proceeding or arbitration the Corporation will have the burden of proving that the indemnitee is not entitled to indemnification under this Section 6.1.

(ii) If a determination will have been made or is deemed to have been made, pursuant to paragraph (b)(ii) or (iii), that the indemnitee is entitled to indemnification, the Corporation will be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or is deemed to have been made and will be conclusively bound by such determination unless (A) the indemnitee misrepresented a material fact, or omitted a material fact necessary to make indemnitee’s statement not misleading, in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that: (X) advancement of Expenses is not timely made pursuant to paragraph (a); or (Y)

payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to paragraph (b)(ii) or (iii), the indemnitee will be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the indemnitee such advancement of Expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation will have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation will be precluded from asserting in any judicial Proceedings or arbitration commenced pursuant to this paragraph (d) that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Section 6.1.

(iv) In the event that the indemnitee, pursuant to this paragraph (d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Section 6.1, the indemnitee will be entitled to recover from the Corporation, and will be indemnified by the Corporation against, any Expenses actually and reasonably incurred by the indemnitee if the indemnitee prevails in such judicial adjudication or arbitration. If it will be determined in such judicial adjudication or arbitration that the indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the indemnitee in connection with such judicial adjudication will be prorated accordingly.

(e) Definitions. For purposes of this Article VI:

(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control will be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least a majority of the members of the board of directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors in office immediately prior to such transaction or event constitute less than a majority of the board of directors thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors;

(ii) “Disinterested Director” means a director of the Corporation who is not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by the indemnitee;

(iii) “Expenses” will include all direct and indirect costs including, but not limited to, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, advisory fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with investigating, prosecuting, defending (or preparing to investigate, prosecute or defend) a Proceeding, or being or preparing to be a witness in a Proceeding;

(iv) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent: (A) the Corporation or the indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Section 6.1. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing under such persons relevant jurisdiction of practice, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee’s rights under this Section 6.1;

(v) “Official Capacity” means indemnitee’s corporate status as an officer and/or director and any other fiduciary capacity in which indemnitee serves the Corporation, its subsidiaries or affiliates, and any other entity which indemnitee serves in such capacity at the request of any of the Corporation’s board of directors or any committee of its board of directors, chief executive officer, chairman of the board of directors, or president. “Official Capacity” also refers to all actions which indemnitee takes or does not take while serving in such capacity; and

(vi) “Proceeding” includes any actual or threatened inquiry, investigation, action, suit, arbitration, or any other such actual or threatened action or occurrence, whether civil, criminal, administrative or investigative.

(f) Invalidity; Severability; Interpretation. If any provision or provisions of this Section 6.1 will be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 6.1 (including, without limitation, all portions of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 6.1 (including, without limitation, all portions of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid; illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Reference herein to laws, regulations or agencies will be deemed to include all amendments thereof, substitutions therefor and successors thereto.

(g) Contractual Rights; Applicability. The right to be indemnified or to the reimbursement or advancement of Expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and will be available with respect to events occurring prior to the adoption hereof, and (iii) will continue to exist after the rescission or restrictive modification hereof.

6.2	Indemnification of Others

The Corporation will have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its officers, employees and agents (other than directors) against Expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any Proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an officer, employee or agent of the Corporation (other than a director) includes any person (a) who is or was an officer, employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as a director, officer, manager, member, partner, trustee, employee or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was an officer, employee or agent of a corporation that was a predecessor corporation or other entity of the Corporation or of another enterprise at the request of such predecessor corporation or entity.

6.3	Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, member, partner, trustee, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

VII.	RECORDS AND REPORTS

7.1	Maintenance and Inspection of Records

The Corporation will, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, will, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose will mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath will be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath will be directed to the Corporation at its registered office in Delaware or at its principal place of business.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation will so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the certificate of incorporation, these bylaws or the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper from or by means of the information storage device or method will be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.

7.2	Inspection by Directors

Any director will have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The burden of proof will be upon the Corporation to establish that the inspection such director seeks is for an improper purpose. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

VIII.	GENERAL MATTERS

8.1	Checks

From time to time, the board of directors will determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized will sign or endorse those instruments.

8.2	Execution of Corporate Contracts and Instruments

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee will have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	Stock Certificates; Partly Paid Shares

The shares of the Corporation will be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares will be entitled to have a certificate signed by, or in the name of the Corporation by the chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The Corporation will not have power to issue a certificate in bearer form.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon will be stated. Upon the declaration of any dividend on fully paid shares, the Corporation will declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4	Special Designation on Certificates

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate that the Corporation will issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation will issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5	Lost Certificates

Except as provided in this Section 8.5, no new certificates for shares will be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6	Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law will govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the masculine includes the feminine, and the term “person” includes both a corporation and a natural person.

8.7	Dividends

The directors of the Corporation, subject to any rights or restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes will include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8	Fiscal Year

The fiscal year of the Corporation will be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9	Seal

The Corporation may adopt a corporate seal which may be altered as desired, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10	Transfer of Stock

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11	Stock Transfer Agreements and Restrictions

The Corporation will have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12	Electronic Transmission

For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

IX.	AMENDMENTS

The original or other bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors will not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

X.	DISSOLUTION

If it should be deemed advisable in the judgment of the board of directors of the Corporation that the Corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, will cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote will be taken for and against the proposed dissolution. If a majority of the outstanding stock of the Corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating, among other things, that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers will be executed, acknowledged, and filed and will become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation will be dissolved.

Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders will be necessary. The consent will be filed and will become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation will be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof will be attached to and filed with the consent. The consent filed with the Secretary of State will have attached to it the affidavit of the secretary or some other officer of the Corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there will be attached to the consent a certification by the secretary or some other officer of the Corporation setting forth the names and residences of the directors and officers of the Corporation.

XI.	CUSTODIAN

11.1	Appointment of a Custodian in Certain Cases

The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the Corporation is insolvent, to be receivers, of and for the Corporation when:

(a) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors;

(b) the business of the Corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the Corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

(c) the Corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

11.2	Duties of Custodian

The custodian will have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian will be to continue the business of the Corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

CERTIFICATE OF ADOPTION OF BYLAWS

OF

MELINTA THERAPEUTICS, INC.

Certificate of Adoption

The undersigned hereby certifies that he is a duly elected, qualified, and acting officer of Melinta Therapeutics, Inc. and that the foregoing bylaws, comprising twenty-eight (28) pages, were adopted as the bylaws of the Corporation by the board of directors of Melinta Therapeutics, Inc. pursuant to an action by unanimous written consent of the board of directors of Melinta Therapeutics, Inc. on [●], 2017.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand and affixed the corporate seal this [●] day of [●], 2017.

By:
Name:
Title:

Exhibit J

Consent and Waiver Agreement

Exhibit J

EXECUTION VERSION

CEMPRA, INC.

CONSENT AND WAIVER AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT (the “Agreement”) is entered into as of the 8th day of August, 2017, by and among Cempra, Inc., a Delaware corporation (the “Company”) and the undersigned holders of the Company’s common stock and warrants to purchase shares of the Company’s common stock (the “Investors”). This Agreement is binding on each of the Investors, and upon execution by the Requisite Holders (as defined below), binding on behalf of all Rights Investors (as defined below).

RECITALS

WHEREAS, the Company, Castle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Melinta Therapeutics, Inc., a Delaware corporation (“Melinta”), intend to enter into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Melinta, with Melinta as the surviving company and a wholly owned subsidiary of the Company (the “Merger”).

WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, Melinta shareholders will acquire Castle Common Stock (as defined in the Merger Agreement) (“Company Common Stock”) and in order to induce certain Melinta shareholders to adopt and approve the Merger Agreement and approve the Merger and other transactions contemplated in the Merger Agreement, the Company has agreed to provide such shareholders with certain registration rights pursuant to a Registration Rights Agreement (the “2017 Rights Agreement”);

WHEREAS, the Company, the Investors, holders of certain shares of the Company’s common stock and the holders of certain warrants to purchase shares of the Company’s common stock (collectively, the “Rights Investors”), are parties to that certain Registration Rights Agreement dated as of February 2, 2012, as amended, (the “2012 Rights Agreement”), Section 2.3 of which grants the Rights Investors holding shares of the Company’s common stock registration rights with respect to such Rights Investors’ Registrable Securities (as defined therein) in the event the Company determines to register any of its securities other than in the manner described therein (the “Piggyback Registration Rights”);

WHEREAS, Section 2.11 of the 2012 Rights Agreement restricts the Company from granting registration rights to any other holder of any securities of the Company without the prior written consent of the Rights Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding and not registered;

WHEREAS, Section 3.5 of the 2012 Rights Agreement provides that the 2012 Rights Agreement may be amended and the observance of any term of the 2012 Rights Agreement may be waived (either retroactively or prospectively) upon the written consent of (1) the Company, and (2) the Rights Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Company’s common stock held by such Rights Investors at the effective time of the 2012 Rights Agreement, voting together as a single group; and

J-1

WHEREAS, together, the undersigned Investors constitute the requisite Rights Investors necessary to affect, on behalf of all Rights Investors, the actions contemplated by this Agreement (collectively, the “Requisite Holders”);

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to Section 3.5 of the 2012 Rights Agreement, the parties hereby agree as follows.

1. Waiver of Piggyback Registration Rights. The Investors hereby waive, retroactively and prospectively, on behalf of themselves, and the Requisite Holders hereby waive, retroactively and prospectively, on behalf of all Rights Investors, all rights to participate in any registration statements filed in connection with the 2017 Rights Agreement pursuant to Section 3.5 of the 2012 Rights Agreement and in compliance with the notice requirements of Section 2.3 of the 2012 Rights Agreement.

2. Consent to 2017 Rights Agreement. The Investors hereby consent, on behalf of themselves, and the Requisite Holders hereby consent, on behalf of all Rights Investors, to the Company entering into the 2017 Rights Agreement with certain holders of Company Common Stock in connection with the Merger, pursuant to Section 2.11 of the 2012 Rights Agreement.

3. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of Delaware.

4. Effect on 2012 Rights Agreement. Except as specifically provided herein, the 2012 Rights Agreement shall remain in full force and effect. Except as specifically provided above, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Company or the Rights Investors under the 2012 Rights Agreement.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. One or more counterparts of this Agreement may be delivered via telecopier, with the intent that any such counterpart have the effect of an original counterpart hereof.

6. Subsequent Execution. This Agreement shall be effective upon an Investor at the time such Investor executes this Agreement. This Agreement shall be effective upon all Rights Investors once each of the Requisite Holders have executed this Agreement. Subsequent execution of this Agreement shall in no way impair the binding legal effect of this Agreement as of the time of original execution by an Investor.

[The next page is the signature page]

J-2

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Waiver Agreement as of the day and year first above written.

COMPANY:

CEMPRA, INC.

By:
Name:
Title:

Signature Page to Consent and Waiver Agreement

INVESTORS:

INTERSOUTH PARTNERS VI, L.P.

By: Intersouth Associates VI, LLC,
its General Partner

By:
Name:
Title:

INTERSOUTH PARTNERS VII, L.P.

By: Intersouth Associates VII, LLC,
its General Partner

By:
Name:
Title:

Signature Page to Consent and Waiver Agreement

QUAKER BIOVENTURES II, LP

By: Quaker Bioventures Capital II, L.P.,
its General Partner

By: Quaker Bioventures Capital II, LLC,
its General Partner

By:
Name:
Title:

Signature Page to Consent and Waiver Agreement

SCHEDULE A-1

CASTLE KEY STOCKHOLDERS

Intersouth Partners VII, L.P.

Intersouth Partners VI, L.P.

Quaker BioVentures II, L.P.

David S. Zaccardelli

Mark W. Hahn

David W. Oldach

John D. Bluth

Richard Kent

Garheng Kong

P. Sherrill Neff

David Gill

John H. Johnson

Schedule A-1

SCHEDULE A-2

COMPANY KEY STOCKHOLDERS

Vatera Healthcare Partners LLC

Falcon Flight LLC

Malin Life Sciences Holdings Limited

Lupa GMBH

JWC Rib-X LLC

Thomas Koestler

Eugene Sun

Kevin Ferro

Pedro Lichtinger

Cecilia Gonzalo

John E. Sununu

Chris Kiritsy

Erik Akhund

Sean Murphy

Paul Estrem

John Temperato

Schedule A-2

SCHEDULE B-1

CASTLE VOTING AND LOCK-UP AGREEMENT

Schedule B-1

VOTING AND LOCK-UP AGREEMENT

This Voting and Lock-Up Agreement (this “Agreement”) is made and entered into as of August 8, 2017, between Melinta Therapeutics, Inc., a Delaware corporation (the “Company”), and the Persons whose names appear on the signature pages hereto (each such Person, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. On August 8, 2017, the Company, Cempra, Inc., a Delaware corporation (“Castle”) and Castle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Castle, (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Castle, all upon the terms and subject to the conditions set forth therein.

B. The Stockholders agree to enter into this Agreement with respect to shares of Voting Stock (as defined below) held by the Stockholders.

C. As of the date hereof, the Stockholders are the owners of, and have either sole or shared voting power over, such number of shares of Voting Stock as are indicated opposite each of their names on Schedule A attached hereto.

E. Each of the Company and the Stockholders have determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, except as set forth in the Preamble hereto, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled”, “controlling”, and “under common control with” have meanings correlative thereto. Notwithstanding the foregoing, no Stockholder shall be deemed an Affiliate of the Company or Castle, and vice versa.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Expiration Time” shall mean the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

“Hedging Activities” means any forward sale, hedging or similar transaction involving any Voting Stock, including any transaction by which any economic risks and/or rewards or ownership of, or voting rights with respect to, any such Voting Stock are Transferred or affected.

“Joinder Agreement” means a joinder to this Agreement reasonably satisfactory to the Board of Directors of the Company evidencing a transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as each Stockholder.

“Lock-Up Period” shall mean the period from the Closing Date to the date that is 180 days after the Closing Date.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Term” means the period from the date hereof until the end of the Lock-Up Period.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

“Voting Stock” shall mean, (i) prior to the Closing Date, any Castle Common Stock, Castle Preferred Stock or any securities convertible into, exchangeable for or otherwise exercisable to acquire Castle Common Stock, Castle Preferred Stock, or any other securities having (or being convertible into, exchangeable for or otherwise exercisable to acquire any securities having) the ordinary power to vote in the election of members of the Board of Directors of Castle, or any right to acquire within sixty days any of the foregoing, whether now owned or hereafter acquired and (ii) after the Closing Date, any Castle Common Stock or other securities Beneficially Owned or of record as of the Closing.

2. Subject Shares. Each Stockholder agrees that any Voting Stock that such Stockholder Beneficially Owns or owns of record shall be subject to the terms and conditions of this Agreement so long as such Voting Stock is Beneficially Owned or owned of record by such Stockholder.

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3. Restrictions Prior to Expiration Time.

3.1 No Transfer of Voting Stock. Until the Expiration Time, each Stockholder agrees not to: (x) Transfer any Voting Stock, (y) directly or indirectly engage in any Hedging Activities or (z) deposit any Voting Stock into a voting trust or enter into a voting agreement with respect to Voting Stock or grant any proxy, consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided that any Stockholder may Transfer any such Voting Stock to any other Stockholder or any Affiliate of any such Stockholders if such Affiliate transferee executes a Joinder Agreement (each, a “Permitted Transferee”).

3.2 The limitations set forth in Section 3.1 shall not apply to (x) any Transfer as to which the Board of Directors of the Company gives its prior written consent or (y) any Transfer to another Stockholder or any of their respective Affiliates who has executed a Joinder Agreement.

3.3 Non-permitted Transfers. Any Transfer or attempted Transfer of any Voting Stock in violation of this Section 3 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

4. Agreement to Consent and Approve Prior to Expiration Time.

4.1 Until the Expiration Time, no Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Voting Stock that is inconsistent with this Agreement or otherwise take any other action with respect to the Voting Stock that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby, including the receipt of the Castle Stockholder Approval and the consummation of the transactions contemplated by the Merger Agreement.

4.2 Until the Expiration Time, at any meeting of the stockholders of Castle, however called, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Voting Stock to adopt the Merger Agreement or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock currently or hereinafter owned by such Stockholder in favor of the foregoing.

4.3 Until the Expiration Time, at any meeting of the stockholders of Castle, however called, or at any postponement or adjournment thereof or in any other circumstances upon which any Stockholder’s vote, consent or other approval (including by written consent) is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock (to the extent such Voting Stock are then entitled to vote thereon), currently or hereinafter owned by such Stockholder against and withhold consent with respect to (i) any action or agreement that has or would be reasonably likely to result in any conditions to Castle’s obligations under Articles VI and VIII of the Merger Agreement not being fulfilled, (ii) any amendments to Castle’s certificate of incorporation or bylaws if such amendment would

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reasonably be expected to prevent or delay the consummation of the Closing or (iii) any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, or postpone the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of stock of Castle. No Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

5. Litigation. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Castle or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement.

6. Post-Closing Lock-Up Restrictions.

(a) During the Lock-Up Period, each Stockholder agrees not to Transfer any Voting Stock or directly or indirectly engage in any Hedging Activities.

(b) The limitations set forth in Section 6 (a) shall not apply to (t) any Transfer as to which the Board of Directors of Castle gives its prior written consent, (u) any Transfer in connection with a net or cashless exercise of an option solely to cover tax withholding obligations in connection with any such option exercise, (v) any Transfer effected solely to cover tax withholding obligations arising as a result of the vesting or delivery of Voting Stock with respect to a restricted stock unit, (w) any Transfer to an Affiliate of such Stockholder or, in the case of a Stockholder that is a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of such Stockholder, in each case who has executed a Joinder Agreement, (x) any Transfer to a charitable organization qualified under Rule 501(c)(3) of the Code, (y) if the Stockholder is a natural person, to any member of Stockholder’s immediate family or to a trust or other estate planning vehicle for the benefit of the Stockholder or any member of the Stockholder’s immediate family, in each case who has executed a Joinder Agreement or (z) any Transfer as a result of the death of a Stockholder. For the avoidance of doubt, the restrictions set forth in this Section 6 shall not apply to any Castle Common Stock acquired in the open market on or after the closing of the Merger.

(c) Non-permitted Transfers. Any Transfer or attempted Transfer in violation of this Section 6 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

7. Legend on Securities; Stop Transfer Order.

(a) Castle and the Company may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Stock in order to implement the restrictions on Transfer set forth in this Agreement.

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(b) In connection with any Transfer of shares of Voting Stock, the transferor shall provide Castle or the Company with such certificates, opinions and other documents as Castle or the Company may reasonably request to assure that such Transfer complies fully with this Agreement.

(c) In furtherance of this Agreement, from and after the Closing Date, the Stockholders shall and hereby do authorize Castle to notify Castle’s transfer agent that there is a stop transfer order with respect to all Voting Stock subject to this Agreement (and that this Agreement places limits on the transfer of the Voting Stock). The Stockholders further agree to permit Castle, from and after the Closing, not to register the transfer of any certificate representing any of the Voting Stock unless such transfer is made in accordance with the terms of this Agreement.

8. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Company as follows:

8.1 Organization. If such Stockholder is a corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, such Stockholder is duly organized, validly existing, and in good standing under the laws of the State of its respective jurisdiction.

8.2 Due Authority. Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

8.3 Ownership of the Voting Stock. As of the date hereof, such Stockholder is the owner of the shares of Voting Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement. Such Stockholder has and will have until the Expiration Time either sole or shared voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all shares of Voting Stock currently or hereinafter owned by such Stockholder. As of the date hereof, such Stockholder does not own any capital stock or other voting securities of Castle, other than the shares of Voting Stock set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of Castle, except as set forth on Schedule A opposite such Stockholder’s name.

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8.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Voting Stock owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

8.5 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

8.6 Absence of Other Voting Agreement. Except for this Agreement and the Merger Agreement, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Voting Stock or other equity securities of Castle owned by such Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Voting Stock owned by such Stockholder (other than as contemplated by this Agreement or with another Stockholder who has executed this Agreement).

9. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

9.1 Organization. The Company is duly organized, validly existing, and in good standing under the laws of its state of incorporation.

9.2 Due Authority. The Company has the full power and authority to make, enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed and delivered by the

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Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

9.3 No Conflict; Consents.

                    (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of the obligations under this Agreement and the compliance by the Company with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to the Company, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of the Company, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which the Company is a party or by which the Company is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for filings with the SEC of such reports under the Securities Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

9.4 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Company, threatened against the Company that would reasonably be expected to materially impair the ability of the Company to perform the obligations of the Company hereunder or to consummate the transactions contemplated hereby.

10. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any of the Stockholders’ designees serving on the board of directors of Castle or the Company from taking any action while acting in such designee’s capacity as a director of Castle or the Company. Each Stockholder is entering into this Agreement solely in its capacity as the owner of such Stockholder’s shares of Voting Stock.

11. Further Assurances. The Stockholders shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request in order to vest, perfect, confirm or record the rights granted to the Company under this Agreement.

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12. Joinder; Certain Events.

12.1 During the Term, in the event any Stockholder Transfers any shares of Voting Stock to a Person as permitted by and in accordance with this Agreement, such transferee shall be required, as a condition to such Transfer, to execute and deliver to the Company a Joinder Agreement.

12.2 Except as provided in Section 12.1, the Stockholders agree that this Agreement and the obligations hereunder shall attach to the shares of Voting Stock referenced in Section 2 and shall be binding on any Person to which legal or beneficial ownership of such shares of Voting Stock shall pass, whether by operation of Law or otherwise. In the event of any stock split, stock dividend, merger, amalgamation, reorganization, recapitalization or other change in the capital structure of Castle, affecting the Voting Stock, the number of shares of Voting Stock shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Voting Stock so issued to or acquired by the Stockholders.

13. Termination. Except as set forth herein with respect to specific provisions hereof, this Agreement shall not terminate and shall remain in full force and effect until the end of the Term; provided that this Agreement shall earlier terminate in the event the Closing does not occur (at such date and time as when the Merger Agreement is terminated in accordance with its terms); provided that nothing herein shall relieve any party from liability for any intentional breach of this Agreement prior to such termination.

14. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ shares of Voting Stock. All rights, ownership and economic benefits of and relating to the Stockholders’ shares of Voting Stock shall remain vested in and belong to the Stockholders, and the Company shall have no authority to direct the Stockholders in the voting or disposition of any of the shares of Voting Stock except as otherwise provided herein.

15. Miscellaneous.

15.1 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

15.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other

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document delivered pursuant to this Agreement shall survive the Closing Date or the termination of this Agreement. This Section 15.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing Date or the termination of this Agreement.

15.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

15.4 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

15.5 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

15.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to any Stockholder, to the address set forth on such Stockholder’s signature page attached hereto:

with a concurrent copy to (which shall not be considered notice):

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

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Telephone: (617) 573-4800

Fax: (617) 573-4822

Attention: Graham Robinson

(ii) if to the Company, to:

Melinta Therapeutics, Inc.

300 Tri State International, Suite 272

Lincolnshire, IL 60069

Telephone: 312-724-9407

Fax: 224-377-8030

Attention: Paul Estrem, CFO

with a concurrent copy to (which shall not be considered notice):

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 728-8000

Fax: (212) 728-9867

Attention: Gordon Caplan, Esq.

Sean M. Ewen, Esq.

15.7 Governing Law; Submission to Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware, (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction

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of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

15.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

15.10 Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes.

15.11 Effect of Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

15.12 No Presumption Against Drafting Party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

15.13 Expenses. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

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15.14 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

MELINTA THERAPEUTICS, INC.

By:
Name: Title:

STOCKHOLDERS:

By:
Name:
Title:

Notice Address:

Schedule A

Voting Stock

Name of Stockholder	Number and Class of Securities Owned

SCHEDULE B-2

COMPANY VOTING AND LOCK-UP AGREEMENT

Schedule B-2

VOTING AND LOCK-UP AGREEMENT

This Voting and Lock-Up Agreement (this “Agreement”) is made and entered into as of August 8, 2017, between Cempra, Inc., a Delaware corporation (“Castle”), and the Persons whose names appear on the signature pages hereto (each such Person, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. On August 8, 2017, Castle, Castle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Castle, (“Merger Sub”) and Melinta Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Castle, all upon the terms and subject to the conditions set forth therein.

B. The Stockholders agree to enter into this Agreement with respect to shares of Voting Stock (as defined below) held by the Stockholders.

C. As of the date hereof, the Stockholders are the owners of, and have either sole or shared voting power over, such number of shares of Voting Stock as are indicated opposite each of their names on Schedule A attached hereto.

E. Each of Castle and the Stockholders have determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, except as set forth in the Preamble hereto, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled”, “controlling”, and “under common control with” have meanings correlative thereto. Notwithstanding the foregoing, no Stockholder shall be deemed an Affiliate of the Company or Castle, and vice versa.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Expiration Time” shall mean the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

“Hedging Activities” means any forward sale, hedging or similar transaction involving any Voting Stock, including any transaction by which any economic risks and/or rewards or ownership of, or voting rights with respect to, any such Voting Stock are Transferred or affected.

“Joinder Agreement” means a joinder to this Agreement reasonably satisfactory to the Board of Directors of Castle evidencing a transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as each Stockholder.

“Lock-Up Period” shall mean the period from the Closing Date to the date that is 180 days after the Closing Date.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Term” means the period from the date hereof until the end of the Lock-Up Period.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

“Voting Stock” shall mean, (i) prior to the Closing Date, any Company Common Stock, Company Preferred Stock or any securities convertible into, exchangeable for or otherwise exercisable to acquire Company Common Stock, Company Preferred Stock, or any other securities having (or being convertible into, exchangeable for or otherwise exercisable to acquire any securities having) the ordinary power to vote in the election of members of the Board of Directors of the Company, or any right to acquire within sixty days any of the foregoing, whether now owned or hereafter acquired, including the Bridge Notes and (ii) after the Closing Date, any Castle Common Stock acquired by the Stockholders pursuant to the Merger Agreement.

2. Subject Shares. Each Stockholder agrees that any Voting Stock that such Stockholder Beneficially Owns or owns of record shall be subject to the terms and conditions of this Agreement so long as such Voting Stock is Beneficially Owned or owned of record by such Stockholder.

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3. Restrictions Prior to Expiration Time.

3.1 No Transfer of Voting Stock. Until the Expiration Time, each Stockholder agrees not to: (x) Transfer any Voting Stock, (y) directly or indirectly engage in any Hedging Activities or (z) deposit any Voting Stock into a voting trust or enter into a voting agreement with respect to Voting Stock or grant any proxy, consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided that any Stockholder may Transfer any such Voting Stock to any other Stockholder or any Affiliate of any such Stockholders if such Affiliate transferee executes a Joinder Agreement (each, a “Permitted Transferee”).

3.2 The limitations set forth in Section 3.1 shall not apply to (x) any Transfer as to which the Board of Directors of Castle gives its prior written consent, (y) any Transfer to another Stockholder or any of their respective Affiliates who has executed a Joinder Agreement or (z) any conversion of Company Preferred Stock or Bridge Notes pursuant to the Merger Agreement.

3.3 Non-permitted Transfers. Any Transfer or attempted Transfer of any Voting Stock in violation of this Section 3 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

4. Agreement to Consent and Approve Prior to Expiration Time.

4.1 Until the Expiration Time, no Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Voting Stock that is inconsistent with this Agreement or otherwise take any other action with respect to the Voting Stock that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby, including the receipt of the Company Stockholder Approval and the consummation of the transactions contemplated by the Merger Agreement.

4.2 Until the Expiration Time, at any meeting of the stockholders of the Company, however called, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Voting Stock to adopt the Merger Agreement or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock currently or hereinafter owned by such Stockholder in favor of the foregoing.

4.3 Until the Expiration Time, at any meeting of the stockholders of the Company, however called, or at any postponement or adjournment thereof or in any other circumstances upon which any Stockholder’s vote, consent or other approval (including by written consent) is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock (to the extent such Voting Stock are then entitled to vote thereon), currently or hereinafter owned by such Stockholder against and withhold consent with respect to (i) any action or agreement that has or would be reasonably likely to result in any conditions to the Company’s obligations under Articles VI and VII of the Merger Agreement not being fulfilled, (ii) any

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amendments to the Company’s certificate of incorporation or bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing or (iii) any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, or postpone the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of stock of the Company. No Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

5. Litigation. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Castle or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement.

6. Post-Closing Lock-Up Restrictions.

(a) During the Lock-Up Period, each Stockholder agrees not to Transfer any Voting Stock or directly or indirectly engage in any Hedging Activities.

(b) The limitations set forth in Section 6 (a) shall not apply to (u) any Transfer as to which the Board of Directors of Castle gives its prior written consent, (v) any Transfer in connection with a net or cashless exercise of an option solely to cover tax withholding obligations in connection with any such option exercise, (w) any Transfer to an Affiliate of such Stockholder or, in the case of a Stockholder that is a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of such Stockholder, in each case who has executed a Joinder Agreement, (x) any Transfer to a charitable organization qualified under Rule 501(c)(3) of the Code, (y) if the Stockholder is a natural person, to any member of Stockholder’s immediate family or to a trust or other estate planning vehicle for the benefit of the Stockholder or any member of the Stockholder’s immediate family, in each case who has executed a Joinder Agreement or (z) any Transfer as a result of the death of a Stockholder. For the avoidance of doubt, the restrictions set forth in this Section 6 shall not apply to any Castle Common Stock acquired in the open market on or after the closing of the Merger.

(c) Non-permitted Transfers. Any Transfer or attempted Transfer in violation of this Section 6 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

7. Legend on Securities; Stop Transfer Order.

(a) Castle and the Company may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Stock in order to implement the restrictions on Transfer set forth in this Agreement.

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(b) In connection with any Transfer of shares of Voting Stock, the transferor shall provide Castle with such certificates, opinions and other documents as Castle may reasonably request to assure that such Transfer complies fully with this Agreement.

(c) In furtherance of this Agreement, from and after the Closing Date, the Stockholders shall and hereby do authorize Castle to notify Castle’s transfer agent that there is a stop transfer order with respect to all Voting Stock subject to this Agreement (and that this Agreement places limits on the transfer of the Voting Stock). The Stockholders further agree to permit Castle, from and after the Closing, not to register the transfer of any certificate representing any of the Voting Stock unless such transfer is made in accordance with the terms of this Agreement.

8. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Castle as follows:

8.1 Organization. If such Stockholder is a corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, such Stockholder is duly organized, validly existing, and in good standing under the laws of the State of its respective jurisdiction.

8.2 Due Authority. Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

8.3 Ownership of the Voting Stock. As of the date hereof, such Stockholder is the owner of the shares of Voting Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement. Such Stockholder has and will have until the Expiration Time either sole or shared voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all shares of Voting Stock currently or hereinafter owned by such Stockholder. As of the date hereof, such Stockholder does not own any capital stock or other voting securities of the Company, other than the shares of Voting Stock set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of the Company, except as set forth on Schedule A opposite such Stockholder’s name.

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8.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Voting Stock owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

8.5 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

8.6 Absence of Other Voting Agreement. Except for this Agreement and the Merger Agreement, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Voting Stock or other equity securities of the Company owned by such Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Voting Stock owned by such Stockholder (other than as contemplated by this Agreement or with another Stockholder who has executed this Agreement).

9. Representations and Warranties of Castle. Castle hereby represents and warrants to the Stockholders as follows:

9.1 Organization. Castle is duly organized, validly existing, and in good standing under the laws of its state of incorporation.

9.2 Due Authority. Castle has the full power and authority to make, enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement by Castle and the consummation by Castle of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Castle. This Agreement has been duly and validly executed and delivered by Castle and constitutes a valid

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and binding agreement of Castle enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

9.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by Castle does not, and the performance by Castle of the obligations under this Agreement and the compliance by Castle with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to Castle, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of Castle, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which Castle is a party or by which Castle is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Castle to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to Castle in connection with the execution and delivery of this Agreement or the consummation by Castle of the transactions contemplated hereby, except for filings with the SEC of such reports under the Securities Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

9.4 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of Castle, threatened against Castle that would reasonably be expected to materially impair the ability of Castle to perform the obligations of Castle hereunder or to consummate the transactions contemplated hereby.

10. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any of the Stockholders’ designees serving on the board of directors of Castle or the Company from taking any action while acting in such designee’s capacity as a director of Castle or the Company. Each Stockholder is entering into this Agreement solely in its capacity as the owner of such Stockholder’s shares of Voting Stock.

11. Further Assurances. The Stockholders shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Castle may reasonably request in order to vest, perfect, confirm or record the rights granted to Castle under this Agreement.

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12. Joinder; Certain Events.

12.1 During the Term, in the event any Stockholder Transfers any shares of Voting Stock to a Person as permitted by and in accordance with this Agreement, such transferee shall be required, as a condition to such Transfer, to execute and deliver to Castle a Joinder Agreement.

12.2 Except as provided in Section 12.1, the Stockholders agree that this Agreement and the obligations hereunder shall attach to the shares of Voting Stock referenced in Section 2 and shall be binding on any Person to which legal or beneficial ownership of such shares of Voting Stock shall pass, whether by operation of Law or otherwise. In the event of any stock split, stock dividend, merger, amalgamation, reorganization, recapitalization or other change in the capital structure of the Company or, after the Closing Date, Castle, affecting the Voting Stock, the number of shares of Voting Stock shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Voting Stock so issued to or acquired by the Stockholders.

13. Termination. Except as set forth herein with respect to specific provisions hereof, this Agreement shall not terminate and shall remain in full force and effect until the end of the Term; provided that this Agreement shall earlier terminate in the event the Closing does not occur (at such date and time as when the Merger Agreement is terminated in accordance with its terms); provided that nothing herein shall relieve any party from liability for any intentional breach of this Agreement prior to such termination.

14. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Castle any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ shares of Voting Stock. All rights, ownership and economic benefits of and relating to the Stockholders’ shares of Voting Stock shall remain vested in and belong to the Stockholders, and Castle shall have no authority to direct the Stockholders in the voting or disposition of any of the shares of Voting Stock except as otherwise provided herein.

15. Miscellaneous.

15.1 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

15.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date or the termination

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of this Agreement. This Section 15.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing Date or the termination of this Agreement.

15.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

15.4 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

15.5 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

15.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to any Stockholder, to the address set forth on such Stockholder’s signature page attached hereto:

with a concurrent copy to (which shall not be considered notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 728-8000

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Fax: (212) 728-9867

Attention: Gordon Caplan, Esq.

Sean M. Ewen, Esq.

(ii) if to Castle, to:

Cempra, Inc.

6320 Quadrangle Drive, Suite 360

Chapel Hill, NC 27517

Telephone: (919) 313-6601

Fax: (984) 209-4577

Attention: David Zaccardelli

with a concurrent copy to (which shall not be considered notice):

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Telephone: (617) 573-4800

Fax: (617) 573-4822

Attention: Graham Robinson

15.7 Governing Law; Submission to Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or

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proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

15.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

15.10 Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes.

15.11 Effect of Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

15.12 No Presumption Against Drafting Party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

15.13 Expenses. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

15.14 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this

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Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

CEMPRA, INC.

By:
Name: Title:

STOCKHOLDERS:

By:
Name:
Title:

Notice Address:

Schedule A

Voting Stock

Name of Stockholder	Number and Class of Securities Owned

SCHEDULE C-1

DIRECTORS OF CASTLE

Four (4) directors designated by the Company (one of which will be the Chairman of the Board, as designated by the Company), two (2) of which will be appointed to the director class up for election at the 2019 annual general meeting and two (2) of which will be appointed to the director class up for election at the 2020 annual general meeting

Four (4) directors designated by Castle, two of which will be appointed to the director class up for election at the 2018 annual general meeting, one of which will be appointed to the director class up for election at the 2019 annual general meeting and one of which will be appointed to the director class up at the 2020 annual general meeting

Successor CEO appointed in accordance with Section 5.16, who will be appointed to the director class up for election at the 2018 annual general meeting

Schedule C-1

SCHEDULE C-2

COMMITTEES OF THE BOARD OF DIRECTORS OF CASTLE

•	Compensation Committee

•	Nominating and Corporate Governance Committee

•	Audit Committee

Each of the committees set forth above will be constituted with four (4) directors, two (2) of which will be Company-designated directors and two (2) of which will be Castle-designated directors.

As soon as practicable after the Effective Time, Castle will also establish a commercial strategy committee composed of an equal number of Castle-designated and Company-designated directors, together with appropriate members of management.

Schedule C-2